As filed with the Securities and Exchange Commission on April 20, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VIRGINIA SAVINGS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Virginia	6035	(Applied for)
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Commerce Avenue

Front Royal, Virginia 22630

(540) 635-4137

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Michael Funk

President and Chief Executive Officer

Virginia Savings Bancorp, Inc.

600 Commerce Avenue

Front Royal, Virginia 22630

(540) 635-4137

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies of all correspondence to:

Scott H. Richter, Esq.

LeClair Ryan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 783-2003

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 par value	1,899,984	$8.04	$15,275,871	$469

(1)	The estimated maximum number of shares to be issued.
(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the book value of the common stock of Virginia Savings Bank, F.S.B. as of March 31, 2007, the latest practicable date prior to the filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Virginia Savings Bank, F.S.B.	Virginia Savings Bancorp, Inc.
(Proxy Statement)	(Prospectus)

REORGANIZATION PROPOSED –– YOUR VOTE IS VERY IMPORTANT

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Virginia Savings Bank, F.S.B. on                     , 2007, at     :         . m., at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia.

At the Annual Meeting, you will be asked to approve a reorganization into a holding company structure and elect two directors for a term of three years. The holding company formation will not change your equity or voting interest in our operations relative to other shareholders. In the proposed reorganization, the Bank will become a wholly-owned subsidiary of Virginia Savings Bancorp, Inc., a Virginia corporation recently formed for the purpose of becoming the holding company for the Bank, and each outstanding share of the Bank’s common stock will be converted into one share of common stock of Virginia Savings Bancorp, subject to dissenters’ rights. We have structured the reorganization to be tax free to shareholders.

Your Board believes the establishment of a holding company will better position the Bank to compete in financial services marketplace. The Board of Directors has unanimously approved the reorganization as being in the best interests of the Bank and its shareholders. Accordingly, the Board recommends that you vote for the reorganization of the Bank.

The accompanying proxy statement/prospectus and related proxy materials set forth detailed information concerning the Bank and the proposed reorganization. Please give them your prompt and careful attention. Please read the risk factors on page      before completing your proxy card.

We hope you can join us for the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important, regardless of the number of shares you own.

We appreciate your continuing loyalty and support.

Sincerely,

W. Michael Funk
Executive Vice President and Chief Executive Officer

Virginia Savings Bancorp’s common stock has not been approved or disapproved by the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision, nor has any of these regulatory agencies passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

Virginia Savings Bancorp’s securities are not savings accounts or deposits and are neither insured nor guaranteed by Virginia Savings Bank, the U.S. Government, the Federal Deposit Insurance Corporation or any other governmental agency. The securities are subject to investment risk and may lose value.

This proxy statement/prospectus is being mailed to shareholders on or about                     , 2007. The date of this proxy statement/prospectus is                     , 2007.

Virginia Savings Bank, F.S.B.

600 Commerce Avenue

Front Royal, Virginia 22630

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May     , 2007

To Our Shareholders:

The Annual Meeting of Shareholders of Virginia Savings Bank, F.S.B. (the “Bank”) will be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia on                     , 2007 at     :         . m. for the following purposes:

1.	To approve the reorganization of the Bank into a holding company form of ownership by approving an Agreement and Plan of Reorganization, dated as of April 19, 2007, pursuant to which the Bank will become a wholly-owned subsidiary of Virginia Savings Bancorp, Inc., a Virginia corporation, and each outstanding share of common stock of the Bank will be converted into one share of common stock of Virginia Savings Bancorp, Inc.;

2.	To elect two (2) directors to serve for a three-year term and until their successors are elected and qualified; and

3.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on                     , 2007 will be entitled to notice of and to vote at the Annual Meeting.

Under the rules and regulations of the Office of Thrift Supervision, any shareholder of a bank involved in a transaction like the reorganization may object to the consideration offered to the shareholders in exchange for the shareholder’s shares. If you dissent or wish to attempt to seek other consideration for your shares, you must strictly follow the procedures outlined in Section 552.14 of the OTS regulations. A copy of that section is attached as Appendix D to the proxy statement/prospectus. If you wish to dissent and do not follow the requirements of that section carefully, your right to seek other consideration may be invalidated.

Please mark, sign, date and return your proxy card promptly, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have already sent in your proxy card.

By Order of the Board of Directors

Noel F. Pilon
Secretary

Front Royal, Virginia

                    , 2007

THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE (1) TO APPROVE THE REORGANIZATION AND

(2) FOR THE DIRECTOR NOMINEES.

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QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY REORGANIZATION

Q:	Why is the Bank proposing to reorganize into a holding company structure?

A:	The Bank’s Board of Directors believes that a holding company structure will have strategic benefits including: (1) having the structural flexibility for alternative business investments; (2) when appropriate, being able to repurchase stock from existing shareholders as part of our capital management strategies; (3) having the ability to access the capital markets with alternative structures such as trust preferred or debt securities to continue the growth of the company without the dilution of the existing shareholders; and (4) being able to better compete against financial institutions who have all of these capabilities available to them. For more information, please see the section of this proxy statement/prospectus captioned “The Proposed Reorganization – Reasons for the Reorganization” on page .

Q:	Where and when is the shareholders’ meeting?

A:	The Annual Meeting will be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia on , May , 2007 at : . m.

Q:	What do I need to do now?

A:	Just indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the reorganization. Not returning your proxy, not voting at the Annual Meeting or abstaining from voting has the effect of voting against the reorganization.

If you hold Bank common stock, you can choose to attend the Annual Meeting and vote your shares in person instead of returning your completed proxy card. If you do return a proxy card, you may change your vote at any time up to the time of the vote by following the directions on page     .

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions to your broker on how you want your shares voted by completing the proxy card you will receive from your broker.

Q:	What will the Bank’s shareholders receive in the reorganization?

A:	In the reorganization, each outstanding share of Bank common stock will be converted into one share of common stock of Virginia Savings Bancorp.

Q:	Do I need to send in my stock certificates?

A:	No. You will not be required to exchange your Bank certificates for holding company certificates after the reorganization takes place, but you do have the option to do so.

Q:	What happens to my future dividends?

A:	Before the reorganization takes place, the Bank expects to continue to pay regular quarterly cash dividends on its common stock, currently $0.09375 per share. After the reorganization, any dividends will be paid when and as declared by the Board of Directors of Virginia Savings Bancorp. Presently, the holding company expects to continue the current dividend policy of the Bank. You should note, however, that the holding company’s ability to pay dividends to you will depend largely on the amount and frequency of dividends paid to it by the Bank. For more information, please see the sections of this proxy statement/prospectus titled “The Proposed Reorganization – Dividend Policy” on page and “Certain Effects of the Reorganization – Comparison of the Rights of Shareholders – Payment of Dividends” on page .

Q:	What are the tax consequences of the proposed reorganization?

A:	In general, we expect that Bank shareholders will not be required to pay federal income taxes as a result of exchanging shares of Bank common stock for shares of holding company stock. For a more complete description of the tax consequences of the reorganization, see “The Proposed Reorganization – Material Federal Income Tax Consequences” on page .

Q:	When does the Bank expect the reorganization to take place?

A:	We expect the reorganization to take place sometime in the third quarter of 2007, as soon as practicable after shareholder approval of the reorganization at the Annual Meeting and our receipt of applicable regulatory approvals.

Q:	Who can answer my questions?

A:	If you have more questions about the proposed reorganization or desire additional copies of this proxy statement/prospectus or additional proxy cards, you should contact:

Noel F. Pilon

Senior Vice President and Chief Financial Officer

Virginia Savings Bank, F.S.B.

600 Commerce Avenue

Front Royal, Virginia 22630

Telephone: (540) 635-4137

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SUMMARY OF PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus to fully understand the reorganization. In particular, you should read the documents attached to this proxy statement/prospectus, including the Agreement and Plan of Reorganization, which is attached as Appendix A. Throughout this proxy statement/prospectus, we refer to the Agreement and Plan of Reorganization as the “reorganization agreement.”

For a guide as to where you can obtain more information on the Bank, see the section titled “Where You Can Find More Information” beginning on page     . In this proxy statement/prospectus, we frequently use the terms “we”, “our” and “us” to refer to Virginia Savings Bank, F.S.B. and subsidiaries that we own.

Parties to and Structure of the Reorganization

At the Annual Meeting, shareholders will be asked to approve the reorganization of Virginia Savings Bank into a holding company structure in accordance with the terms and conditions set forth in the reorganization agreement. Virginia Savings Bank, F.S.B. is a federally chartered stock savings bank. At the direction of the Bank, Virginia Savings Bancorp, Inc. was incorporated on April 17, 2007 under the laws of Virginia to serve as the holding company for the Bank. Solely for purposes of facilitating the reorganization, Virginia Savings Bancorp will cause to be organized, subject to Office of Thrift Supervision approval, VSB Interim Federal Savings Bank, an interim federal stock savings bank.

In the reorganization, the interim bank will merge with and into the Bank and after the merger the Bank will continue its business as a wholly-owned subsidiary of Virginia Savings Bancorp. For more information, please see the section of this proxy statement/prospectus titled “The Proposed Reorganization – Description of the Reorganization” on page     .

The principal offices of the Bank and Virginia Savings Bancorp are at 600 Commerce Avenue, Front Royal, Virginia 22630; telephone: (540) 635-4137.

Effect of Reorganization

Immediately after the reorganization takes place, (1) assuming there are no dissenters, Virginia Savings Bancorp will have outstanding the same number of shares of common stock that the Bank had issued and outstanding immediately prior to the reorganization, and (2) unless you perfect and exercise your dissenters’ rights, you will hold the same number of shares of the holding company’s common stock that you held in the Bank immediately prior to the reorganization.

Recommendation of the Virginia Savings Bank Board

The Board of Directors of the Bank believes that the reorganization is in your best interest and recommends that you vote “FOR” approval of the reorganization. For a discussion on the Board’s reasons for the reorganization, see “The Proposed Reorganization – Reasons for the Reorganization” on page     .

The Reorganization Will Likely Be Tax-Free to You

The exchange of Bank common stock for Virginia Savings Bancorp common stock is intended to be tax-free to you for United States federal income tax purposes. Tax matters are very complicated and the tax consequences of the reorganization will depend on your own personal circumstances. You should consult your tax advisor for a full understanding of all of the federal, state, local and foreign income and other tax consequences of the reorganization to you. For more information, see “The Proposed Reorganization – Material Federal Income Tax Consequences” on page     .

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The Reorganization Will Change Your Rights as a Shareholder

As a shareholder of the Bank, your rights are governed by the rules and regulations of the OTS and the Bank’s Federal Stock Charter and Bylaws. Your rights as a shareholder of Virginia Savings Bancorp will be governed by the Virginia Stock Corporation Act, and the Articles of Incorporation and Bylaws of Virginia Savings Bancorp instead of those of the Bank. Certain differences arise from this change of governing law, as well as from distinctions between the Federal Stock Charter and Bylaws of the Bank and the Articles of Incorporation and Bylaws of Virginia Savings Bancorp. These differences relate to the issuance of capital stock, payment of dividends, annual meetings of shareholders, the rights of shareholders to exercise dissenters’ rights of appraisal, removal of directors, approval of mergers, consolidations, sale of substantially all assets and certain business combinations, elimination of voting rights in certain share acquisitions and amendment of the Federal Stock Charter and Bylaws of the Bank and the Articles of Incorporation and Bylaws of Virginia Savings Bancorp. A vote in favor of the reorganization also includes a vote in favor of Virginia Savings Bancorp’s Articles of Incorporation and Bylaws. See “Certain Effects of the Reorganization – Comparison of the Rights of Shareholders” beginning on page     .

The Annual Meeting

The Annual Meeting will take place on                             , May     , 2007 at     :         . m. at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia. The purposes of the meeting are:

•	to approve the reorganization of the Bank into a holding company form of ownership; and

•	to elect two directors to serve for a three-year term.

We will also vote on any other matters which may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on                             , 2007 as the record date for the determination of the holders of shares of the Bank’s common stock entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 1,899,984 shares of the Bank’s common stock outstanding held by                  shareholders of record.

Shareholder Vote Required for Approval of Actions at the Meeting

Approval of the proposed reorganization requires the affirmative vote of the holders of a majority of the shares of Bank common stock outstanding as of the record date. In the election of directors, those nominees receiving the greatest number of votes will be elected even if they do not receive a majority. A failure to vote, either by not returning the enclosed proxy card or by checking the “Abstain” box on the proxy card, will have the same effect as a vote against approval of the reorganization.

Conditions for Consummation of the Reorganization

The completion of the reorganization depends on the following:

•	approval of the reorganization by the affirmative vote of the holders of a majority of the outstanding shares of Bank common stock;

•	approval of the reorganization by the OTS and any other federal or state agency having jurisdiction necessary for consummation of the reorganization;

•	receipt of either a ruling from the Internal Revenue Service or an opinion of counsel that the reorganization will be treated as a non-taxable transaction for federal income tax purposes; and

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•

registration of the shares of Virginia Savings Bancorp common stock to be issued in the reorganization under the Securities Act of 1933 and the compliance by Virginia Savings Bancorp with all applicable state securities laws relating to the issuance of Virginia Savings Bancorp common stock.

For more information, see “The Proposed Reorganization – Conditions to the Reorganization” beginning on page     .

Anticipated Effective Date of the Reorganization

The application for approval of the reorganization was filed with the OTS on April     , 2007. The reorganization is expected to be consummated during the third quarter of 2007. Approval of the reorganization by the OTS, as well as approval by any other applicable federal or state regulatory agency, does not constitute recommendation or endorsement of the reorganization by the OTS or other regulatory agency.

Your Rights if You Vote Against the Reorganization

The rules and regulations of the OTS will govern the rights of dissenters. If the reorganization takes place, you will be entitled to receive payment of the value of your shares from the Bank if you (1) do not vote in favor of the reorganization, (2) deliver to the Bank a writing identifying yourself and stating your intention to demand appraisal of and payment for your shares and (3) demand payment for your shares. Once the reorganization takes place, you may petition the OTS for a determination of the fair market value of your shares. For more information, please see the section of this proxy statement/prospectus titled “The Proposed Reorganization – Rights of Dissenting Shareholders” on page      and Section 552.14 of the OTS regulations attached as Appendix D to this proxy statement/prospectus.

Market for the Common Stock

There is currently no established public trading market in the Bank’s common stock. The common stock is not listed on any securities exchange or market, nor are there any market makers known to management. We expect that the common stock of Virginia Savings Bancorp will trade similarly. See “The Proposed Reorganization – Market for the Common Stock” on page     .

Composition of the Board of Directors of the Holding Company After the Reorganization

The Board of Directors of Virginia Savings Bancorp presently consists and, upon completion of the reorganization, is expected to continue to consist of all of the present directors and nominees for director of the Bank. The officers of Virginia Savings Bancorp will consist of certain persons now serving as officers of the Bank. See “The Proposed Reorganization – Management and Operations After the Reorganization” on page     .

Government Supervision and Regulation

Following the reorganization, Virginia Savings Bancorp will be subject to regulation by the Office of Thrift Supervision with respect to its operations as a savings and loan holding company. The Bank will continue to be subject to regulation by the OTS and the Federal Deposit Insurance Corporation. See “The Proposed Reorganization – Supervision and Regulation” on page ____ and “Supervision and Regulation” on page     .

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RISK FACTORS

You should carefully consider the following factors, in addition to the other information included elsewhere in this proxy statement/prospectus and the documents that Virginia Savings Bank has filed with the OTS, in considering what action to take in connection with the reorganization.

Applicable laws and regulations restrict both the ability of the Bank to pay dividends to the holding company, and the ability of the holding company to pay dividends to you.

Virginia Savings Bancorp’s principal source of income initially and for the foreseeable future will consist of dividends, if any, from the Bank. In addition, Virginia law permits dividends to be paid by a Virginia corporation only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets are greater than or equal to the sum of its total liabilities plus (unless the corporation’s articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose preferential rights are superior to those receiving the distribution.

Any payment of dividends in the future will be at the sole discretion of Virginia Savings Bancorp’s Board of Directors and will depend on a variety of factors deemed relevant by that Board, including, but not limited to, earnings, capital requirements and financial condition.

Payment of dividends by the Bank to the holding company will be subject to regulatory limitations imposed by the OTS, and the Bank must meet OTS capital requirements before and after the payment of any dividends. In addition, the OTS has discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds.

There exist material differences in shareholder rights for shareholders of the Bank and Virginia Savings Bancorp.

As a shareholder of the Bank, your rights are governed by the Federal Stock Charter and Bylaws of the Bank and federal banking laws and OTS regulations. If you become a shareholder of Virginia Savings Bancorp as a result of the reorganization, your rights as a shareholder will be governed by the Articles of Incorporation and Bylaws of Virginia Savings Bancorp and the Virginia Stock Corporation Act. The rights of shareholders of the Bank are different in certain material respects from the rights of shareholders of Virginia Savings Bancorp. These differences include certain provisions in the Articles of Incorporation and Bylaws of Virginia Savings Bancorp that could delay, discourage or prevent an attempted takeover of Virginia Savings Bancorp. Once the reorganization is effective, Virginia Savings Bancorp will be governed by and subject to these new charter provisions. These provisions could discourage takeover proposals not approved by Virginia Savings Bancorp’s Board of Directors in which shareholders could receive a premium for their shares. For a more full discussion on the differences in the rights of Virginia Savings Bancorp shareholders as compared to Bank shareholders, please see the section titled “Certain Effects of the Reorganization” beginning on page     .

Shares of Virginia Savings Bancorp preferred stock issued in the future could have dilutive and other effects.

Shares of Virginia Savings Bancorp preferred stock eligible for future issuance and sale could have a dilutive effect on the market for the shares of Virginia Savings Bancorp common stock proposed to be exchanged for the issued and outstanding shares of Bank common stock. In addition to 10,000,000 shares of common stock, the Articles of Incorporation of Virginia Savings Bancorp authorize the issuance of 1,000,000 shares of preferred stock. The Bank’s Charter contains a similar provision for the ability to issue preferred stock. Although the Virginia Savings Bancorp Board of Directors has no present intent to authorize the issuance of shares of preferred stock, such shares could be authorized in the future. If such shares of preferred stock are made convertible into shares of Virginia Savings Bancorp common stock, there could be a dilutive effect on the shares of Virginia Savings Bancorp common stock then outstanding. In addition, shares of preferred stock may be provided a preference over holders of common stock upon liquidation of Virginia Savings Bancorp or with respect to the payment of dividends, in respect of voting rights or in the redemption of the capital stock of Virginia Savings Bancorp. The rights, preferences, privileges and restrictions applicable to any series of preferred stock would be determined by resolution of the Board of Directors of Virginia Savings Bancorp approving an amendment to the company’s articles establishing such series.

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The Bank’s directors and executive officers own a large amount of its stock and accordingly have significant control of its management and affairs, which they could exercise against your best interests.

As of                     , 2007, the record date, the directors and executive officers of the Bank beneficially owned approximately     % of the Bank’s outstanding common stock. As a result of this percentage ownership, the Bank’s directors and executive officers as a group can exercise significant control over the management and affairs of the Bank currently and, after the reorganization, of Virginia Savings Bancorp.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this document about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. The following cautionary statements identify important factors that could cause the Bank’s or Virginia Savings Bancorp’s actual results to differ materially from those projected in the forward-looking statements made in this document. Among the key factors that have a direct bearing on the Bank’s or Virginia Savings Bancorp’s results of operations are:

•	competitive pressures among depository and other financial services;

•	movements or volatility in domestic and foreign debt and securities markets or in interest or foreign exchange rates or indices;

•	general economic or business conditions, either internationally, nationally or in Virginia;

•	changes in political, social and economic conditions;

•	acts of terrorism;

•	success of acquisitions and operating initiatives, changes in business strategy or development of plans, and management of growth;

•	dependence on senior management, business abilities and judgment of personnel, availability of qualified personnel, and labor and employee benefit costs;

•	changes in governmental or regulatory policies, including adverse interpretations of regulatory guidelines;

•	inadequate design or circumvention of disclosure controls and procedures or internal controls; and

•	the timing of, and regulatory and other conditions associated with, the completion of the reorganization.

These factors and the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Bank or Virginia Savings Bancorp, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and neither the Bank nor Virginia Savings Bancorp undertakes any

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obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for the Bank or Virginia Savings Bancorp to predict which will arise. In addition, neither the Bank nor Virginia Savings Bancorp can assess the impact of each factor on the Bank’s or Virginia Savings Bancorp’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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SELECTED FINANCIAL INFORMATION

The Bank derived the following information at and for the fiscal years ended December 31, 2002 through December 31, 2006 from its historical audited financial statements for those years. You should read the following selected historical financial information in conjunction with, but which is qualified in its entirety by, the information contained in the Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2006, a copy of which is attached as Appendix E to this proxy statement/prospectus, including the Bank’s financial statements and the related notes thereto included in the 2006 Annual Report to Shareholders, which is an exhibit to the Bank’s Form 10-KSB.

	At or For the Year Ended December 31,
	2006	2005	2004	2003	2002
Income Statement Data:
Interest income	$11,206	$9,239	$7,643	$7,726	$7,914
Interest expense	4,828	3,056	2,025	2,443	3,127
Net interest income	6,378	6,183	5,618	5,283	4,787
Provision for loan losses	13	174	85	66	88
Other income	888	933	963	1,183	1,248
Non-interest expenses	4,922	4,565	4,398	3,935	3,551
Income taxes	912	819	761	892	879

Net income	$1,419	$1,558	$1,337	$1,573	$1,517

Per Share Data(1):
Net income (basic and diluted)	$0.72	$0.82	$0.71	$0.83	$0.80
Cash dividends	0.28	0.38	0.38	0.25	0.18
Book value at end of period	7.25	6.29	5.84	5.51	4.49
Dividend payout ratio	39.1%	45.7%	53.2%	30.1%	21.9%
Balance Sheet Data:
Assets	$177,047	$$179,704	$150,796	$135,572	$124,682
Loans receivable	128,276	130,864	104,775	87,816	87,575
Investment securities	34,010	34,018	34,024	36,519	19,058
Deposits	139,604	136,070	128,165	124,602	114,752
Short-term borrowings	23,000	31,000	11,000	—	—
Shareholders’ equity	13,774	11,946	11,100	10,475	9,377
Performance Ratios:
Return on average assets	0.79%	0 0.94%	0.93%	1.14%	1.27%
Return on average equity	10.72	13.81	12.65	15.97	17.03
Net interest margin	3.49	3.77	4.06	4.18	4.31
Efficiency ratio	67.74	64.14	66.84	60.86	58.84
Asset Quality Ratios:
Allowance for loan losses to period end loans	0.37%	0.45%	0.46%	0.52%	0.46%
Non-performing assets to period end loans	1.17	0.37	0.25	1.87	0.99
Net charge-offs to average loans	0.09	0.06	0.07	0.02	0.06
Capital and Liquidity Ratios:
Tangible capital	7.77%	6.62%	7.33%	7.73%	7.52%
Risk-based:
To adjusted total assets	10.39	9.41	10.36	11.36	10.70
To risk-weighted assets	11.60	9.88	10.81	11.83	11.14
Average loans to average deposits	103.76	98.93	84.09	72.39	81.15

(1)	Based on the number of shares of common stock outstanding at December 31, 2006.

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THE ANNUAL MEETING

This proxy statement/prospectus is being furnished to you as part of the solicitation of proxies by the Bank’s Board of Directors for use at the Annual Meeting to be held on                     , 2007, and at any adjournment or postponement of the meeting. This proxy statement/prospectus, the notice of the Annual Meeting of Shareholders and the enclosed proxy card are being mailed to you on or about                     , 2007.

Time and Place of the Annual Meeting

The Annual Meeting of Shareholders of the Bank will be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia on May         , 2007 at     :         . m.

Purposes of the Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

•	to approve the reorganization of the Bank into a holding company form of ownership (Proposal 1);

•	to elect two (2) directors to the Bank’s Board of Directors to serve for a three-year term (Proposal 2); and

•	any other matters that may be properly brought before the meeting.

The Bank knows of no other matters to be brought before the Annual Meeting. If any matter incident to the conduct of the Annual Meeting should be brought before the meeting, the persons named in the proxy card will vote in their discretion.

Board of Directors Recommendation

The Board of Directors of the Bank has unanimously adopted and approved the reorganization agreement, and recommends that you vote “FOR” approval of the reorganization and reorganization agreement.

The Bank’s Board also recommends that shareholders vote “FOR” the nominees for election as directors.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of Bank common stock at the close of business on                     , 2007, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the record date, there were 1,899,981 shares of Bank common stock outstanding and entitled to vote. These shares were held by approximately                     shareholders of record. The Bank has no other class of stock outstanding and entitled to vote at the Annual Meeting.

Each share of outstanding Bank common stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares of Bank common stock is necessary to constitute a quorum at the Annual Meeting.

Abstentions and shares of Bank common stock held in “street name” which have been designated by brokers on proxy cards as not voted (“broker non-votes”) will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Proxy cards marked as abstentions or as broker non-votes, however, will not be counted as votes cast and will, therefore, have the same effect as a vote against approval of the reorganization. Failure to vote will also have the same effect as voting against the reorganization. Accordingly, we urge you to mark each applicable box on the proxy card to indicate how to vote your shares.

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Vote Required

In order for the reorganization to become effective, the holders of a majority of the outstanding shares of Bank common stock must vote in favor of the reorganization. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

The affirmative vote of the holders of a majority of the issued and outstanding shares of the Bank’s common stock is required to approve the reorganization. Abstentions, failures to vote and broker non-votes will be considered as votes against the reorganization.

Directors and executive officers of the Bank beneficially owned                      shares of Bank common stock as of the record date, which shares represent                     % of the outstanding shares of Bank common stock. The directors and executive officers of the Bank have indicated they will vote their shares of Bank common stock for the reorganization and the election of the two nominees for director set forth on the enclosed proxy card.

Use and Revocation of Proxies

If the enclosed proxy card is properly executed and returned in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If no instructions are given, the proxy will be voted for the reorganization and the election of the two nominees for director, and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. All proxies received voting for the reorganization will have such effect indefinitely, unless material changes are required to be made to the reorganization agreement as a condition to any regulatory approval and resolicitation for the approval of the reorganization by shareholders is necessary.

Execution of a proxy card will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy card and for any reason desires to revoke it may do so at any time before the proxy card is exercised by filing with the Secretary of the Bank an instrument revoking it or a duly exercised proxy bearing a later date, or by attending the Annual Meeting and voting in person after having withdrawn the proxy.

Solicitation of Proxies

Proxies will be solicited through the mail and directly by officers, directors and employees of the Bank not specifically employed for such purpose, without additional compensation. In addition to solicitation by mail, the Bank’s directors, officers and employees may solicit proxies by telephone, fax, telegram, e-mail or in person. The Bank will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the appropriate parties. The Bank will bear the cost of soliciting proxies from its shareholders.

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THE PROPOSED REORGANIZATION

(Proposal 1)

The reorganization will be accomplished pursuant to the reorganization agreement, which is attached to this proxy statement/prospectus as Appendix A and incorporated herein by reference. Although we believe that the description in this section covers the material terms of the reorganization and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents we refer to or incorporate by reference in this proxy statement/prospectus for a more complete understanding of the reorganization.

Summary

The formation of a holding company will be accomplished pursuant to the reorganization agreement, whereby the Bank will become a wholly-owned subsidiary of Virginia Savings Bancorp, Inc., a Virginia corporation formed for the sole purpose of becoming the holding company for the Bank. Under the terms of the reorganization agreement, each outstanding share of Bank common stock will be converted, in a tax-free transaction, into one share of Virginia Savings Bancorp common stock, and the former holders of Bank common stock will become the holders of all of the outstanding shares of Virginia Savings Bancorp common stock, subject to the complete exercise of any dissenters’ rights, if any. Virginia Savings Bancorp, Inc. was incorporated on April 17, 2007, and has no prior operating history. Following the reorganization, it is intended that the Bank will continue its operations at the same locations, with the same management, and subject to all the rights, obligations and liabilities of the Bank existing immediately prior to the reorganization.

Recommendation of the Bank’s Board of Directors

At a meeting held on April 5, 2007, the Bank’s Board of Directors unanimously concluded that the reorganization was in the best interests of the Bank’s shareholders and approved the reorganization agreement.

The Board of Directors of the Bank unanimously recommends that you vote “FOR” approval of the reorganization and the reorganization agreement.

Reasons for the Reorganization

The Bank’s Board of Directors proposed the reorganization to permit greater flexibility and strategic benefits to the Bank and to provide a vehicle for growth and potential geographic diversification. Generally, banks are not permitted to own or operate other banks or to engage in any business other than banking. Some of the strategic benefits of the proposed reorganization considered by the Board of Directors include:

•	structural flexibility for alternative business investments at the holding company level, as discussed below;

•	the ability to repurchase stock from existing shareholders as part of the institution’s capital management strategy, when appropriate;

•	access to capital markets through alternative structures such as trust preferred or debt securities; and

•	ability to better compete with local financial institutions that already have such capabilities.

Thrift holding companies may establish or acquire companies engaged in activities closely related to banking. For examples of the types of activities closely related to banking in which holding companies are permitted to engage, please see the section of this proxy statement/prospectus titled “Supervision and Regulation” below.

The Bank’s Board of Directors also believes that the holding company may provide additional funding sources for the Bank, as well as better access to diverse money and capital markets. For instance, Virginia Savings Bancorp, unlike the Bank, will be permitted to raise capital by borrowing funds and by issuing debt securities. Any

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capital raised by the holding company could then be invested as capital in the Bank. Additionally, the Bank’s Board of Directors believes that a thrift holding company will be in a better position to respond to the competitive environment in which the Bank is operating, characterized in large part by the activities of local and national bank holding companies. In general, the Board of Directors of the Bank believes that operating as a savings and loan holding company will serve the best interests of the shareholders of Virginia Savings Bank.

Description of the Reorganization

On April 17, 2007, the Bank incorporated Virginia Savings Bancorp, Inc. as a wholly-owned subsidiary under the laws of the Commonwealth of Virginia for the purpose of becoming the holding company of the Bank upon consummation of the reorganization. Solely for purposes of facilitating the reorganization, Virginia Savings Bancorp will cause to be organized, subject to OTS approval, VSB Interim Federal Savings Bank, a federal stock savings bank (the “interim bank”).

The reorganization will be accomplished pursuant to the reorganization agreement, which provides that, contingent upon regulatory and shareholders’ approval, the reorganization will be accomplished as follows:

(1)	The interim bank will merge with and into the Bank, with the Bank continuing as the surviving institution. The stock of the interim bank will be converted into stock of the Bank. The Bank, as the surviving institution, will retain all incidents of the corporate existence of the Bank prior to the reorganization, including its federal stock charter, bylaws, deposits, loans and offices. The directors of the Bank shall remain directors of the Bank as the surviving institution.

(2)	The Bank will become a wholly-owned subsidiary of Virginia Savings Bancorp.

(3)	The shareholders of the Bank will become shareholders of Virginia Savings Bancorp and each share of Bank common stock outstanding prior to the merger of the interim bank into the Bank will become one share of Virginia Savings Bancorp common stock (subject to the exercise of dissenters’ rights as explained below).

(4)	The 100 shares of Virginia Savings Bancorp common stock held by the Bank will be canceled.

(5)	The shares of Bank common stock held by Virginia Savings Bancorp at the effective date of the reorganization will remain as the only issued and outstanding shares of Bank common stock after the reorganization.

(6)	The interim bank will cease to exist as a legal entity.

(7)	The shareholders of Virginia Savings Bancorp will be those persons who were shareholders of the Bank immediately prior to the reorganization (subject to dissenters’ rights). The Bank, as a wholly-owned subsidiary of Virginia Savings Bancorp, will continue to carry on its business and activities as conducted immediately prior to the reorganization.

Anticipated Effective Date of the Reorganization

The merger of the interim bank with and into the Bank and the resulting holding company formation will become effective on the date specified in the endorsement of the Articles of Combination relating to the merger by the Corporate Secretary of the OTS pursuant to 12 C.F.R. § 552.13(k). Subject to the receipt of all requisite regulatory approvals and the satisfaction of all other conditions to the reorganization, it is anticipated that the reorganization will become effective during the third quarter of 2007. The requested approval or order of the OTS is not, and should not be considered as, a recommendation or endorsement of the reorganization by the OTS.

Optional Exchange of Stock Certificates

After the reorganization, certificates evidencing shares of Bank common stock will represent, by operation of law, shares of Virginia Savings Bancorp common stock in the ratio of one share of Virginia Savings Bancorp

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common stock for each share of Bank common stock previously owned. Former holders of Bank common stock will not be required to exchange their Bank common stock certificates for Virginia Savings Bancorp common stock certificates, but will have the option to do so, unless such holders exercise dissenters’ rights. If you wish to exchange your certificates after the reorganization, you may do so by contacting Noel F. Pilon, Secretary, Virginia Savings Bancorp, 600 Commerce Avenue, Front Royal, Virginia 22630; Telephone: (540) 635-4137.

Financial Resources of Virginia Savings Bancorp

The Bank does not currently intend to transfer any material amount of funds as a capital contribution to Virginia Savings Bancorp prior to the effective date of the reorganization. Immediately following the reorganization, the assets of Virginia Savings Bancorp, on an unconsolidated basis, will consist of all of the then outstanding shares of Bank common stock. While the Bank may in the future transfer funds to Virginia Savings Bancorp, the amount of funds that may be transferred to Virginia Savings Bancorp by the Bank is subject to a number of factors, including Virginia Savings Bancorp’s and the Bank’s future financial requirements and applicable regulatory restrictions. For further information on the capital resources of the Bank and Virginia Savings Bancorp, see “Certain Effects of the Reorganization – Historical and Pro Forma Capitalization.”

Material Federal Income Tax Consequences

The reorganization is intended to be a “reorganization” as that term is defined under Section 368(a) of the Internal Revenue Code of 1986, and the federal income tax consequences summarized below are based on the assumption that this transaction will qualify as such a reorganization. One condition to consummation of the reorganization is the Bank’s receipt of an opinion of LeClair Ryan, A Professional Corporation, legal counsel to the Bank, to the effect that the reorganization will qualify as a reorganization under Section 368(a) and will result in the nonrecognition of gain or loss.

The Bank’s shareholders will not recognize any gain or loss as a result of the proposed reorganization. A shareholder’s tax basis in the shares of Virginia Savings Bancorp common stock will equal his tax basis in the shares of Bank common stock. The holding period for those shares of Virginia Savings Bancorp common stock will include the shareholder’s holding period for his shares of Bank common stock, if those shares are held as a capital asset at the time of the reorganization.

Upon consummation of the reorganization, no gain or loss will be recognized by Virginia Savings Bancorp or the Bank.

The Bank expects that because the reorganization will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, its tax bad debt reserves maintained immediately prior to the reorganization will not be required to be recaptured into its taxable income as a result of the reorganization.

The opinion of LeClair Ryan is not binding on the Internal Revenue Service and such agency could disagree with the conclusions reached in such opinion. In the event of such disagreements, there can be no assurance that a shareholder or the Bank would prevail in a judicial proceeding.

The above discussion of federal income tax consequences is a summary of general information. We urge you to consult your own tax advisors with regard to federal, state and local tax consequences that may be applicable to you.

Rights of Dissenting Shareholders

Under the rules and regulations of the OTS, the Bank’s shareholders who object to the reorganization may demand payment of the value of their shares of the Bank’s common stock instead of receiving holding company stock. A description of the rights of appraisal that are available to dissenters is attached to this proxy statement/prospectus at Appendix D.

A dissenting shareholder electing to make a demand for an appraisal must:

•	not vote in favor of the reorganization agreement;

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•	record his opposition to the reorganization at the time of the Annual Meeting or within 20 days after the date of the Annual Meeting; and

•	demand payment for his shares.

Voting against the reorganization agreement will not by itself satisfy the requirement that a dissenter record his opposition to the reorganization. Rather, in order to record opposition to the reorganization, a shareholder must provide a separate written notice to the Bank, 600 Commerce Avenue, Front Royal, Virginia 22630, Attn: Noel F. Pilon, Secretary. Failure to vote against the reorganization agreement will not constitute a waiver of a shareholder’s dissenter’s rights. If the reorganization takes place, the shareholder may, within 60 days after the effective date of the reorganization and upon 10 days written notice to the Bank, petition the OTS for the appointment of an appraiser who will estimate and determine the value of the shareholder’s shares. Shareholders who timely record their opposition to the reorganization will not be notified of the effective date of the reorganization. Upon due appointment and the completion of the valuation, the appraiser will deliver to the Bank, and to the shareholder upon demand, a copy of the appraiser’s report. All expenses incurred in determining the value of the shares will be payable by the Bank. The Bank will pay the determined value set forth in the report and the shareholder will cease to be a shareholder of the Bank or to have any interest in the Bank or Virginia Savings Bancorp.

Market for the Common Stock

There is no established public trading market for the Bank’s common stock. No brokerage firm regularly makes a market for the Bank’s common stock, and trades in the Bank’s stock occur infrequently on a local basis and generally involve a relatively small number of shares. Based on information made available to the Bank, it believes that the selling price for the Bank common stock ranged during 2005 from $12.50 to $13.50 in 23 reported transactions, during 2006 from $10.00 to $22.00 in 19 reported transactions, and from January 1, 2007 through the record date from $             to $            . Such transactions may not be representative of all transactions during the indicated periods or of the actual fair market value of the Bank common stock at the time of such transactions due to the infrequency of trades and the limited market for the Bank common stock.

Dividend Policy

From 1990 to 2005, the Bank declared and paid annual cash dividends. Beginning in 2006, the Bank began paying cash dividends on a quarterly basis. The Bank, and Virginia Savings Bancorp following consummation of the reorganization, anticipate continuing paying similar cash dividends in the foreseeable future. Any future determination as to payment of cash dividends, however, will be at the discretion of the Board of Directors of Virginia Savings Bancorp and will depend on the Bank’s and Holding Company’s earnings, financial condition, capital requirements and other factors relevant to Virginia Savings Bancorp’s Board. The Bank’s ability to pay dividends may be restricted by federal banking law and the regulations of the OTS and the FDIC. For more information, please see the sections of this proxy statement/prospectus titled “Certain Effects of the Reorganization – Comparison in the Rights of Shareholders – Payment of Dividends” on page              and “Supervision and Regulation – Limits on Dividends and Other Payments” on page             .

Conditions to the Reorganization

The reorganization agreement sets forth a number of conditions which must be met before the reorganization will be consummated, including, among others:

•	the approval of the reorganization agreement by the holders of a majority of the outstanding shares of Bank common stock;

•

the receipt of either a ruling from the IRS or an opinion of counsel that the reorganization will be treated as a nontaxable transaction under the Code (see “– Material Federal Income Tax Consequences”);

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•	the approval of the reorganization by the OTS and the receipt of all approvals from any other governmental agencies that may be required for the consummation of the reorganization; and

•

registration of the shares of Virginia Savings Bancorp common stock to be issued in the reorganization under the Securities Act and the compliance by Virginia Savings Bancorp with all applicable state securities laws relating to the issuance of Virginia Savings Bancorp common stock.

Consummation of the reorganization is subject to OTS approval of Virginia Savings Bancorp’s application to acquire all the outstanding shares of Bank common stock, and the related application to establish and merge the interim bank with and into the Bank in connection with the reorganization. Such approval has not been obtained as of the date of this proxy statement/prospectus. It is anticipated that any OTS approval will be subject to the satisfaction of certain conditions, including (a) the consummation of the reorganization by a specified date; (b) the absence of any material adverse events or changes in the financial condition or operations of the Bank prior to the reorganization; and (c) the submission to the OTS of an opinion of the Bank’s legal counsel that the reorganization was consummated in accordance with all applicable laws and regulations. Although there can be no assurance, management believes all conditions to OTS approval of the reorganization will be satisfied. Approval of the reorganization by the OTS, as well as approval by any other applicable federal or state regulatory agency, does not constitute recommendation or endorsement of the reorganization by the OTS or other regulatory agency.

Amendment, Termination or Waiver

The Board of Directors of the Bank may cause the reorganization agreement to be amended or terminated if the Board determines for any reason that such amendment or termination would be advisable. Such amendment or termination may occur at any time prior to the filing of Articles of Combination with the OTS, whether before or after shareholder approval of the reorganization agreement, provided that no such amendment may be made to the reorganization agreement after shareholder approval if such amendment is deemed to be materially adverse to the shareholders of the Bank. Additionally, any of the terms or conditions of the reorganization agreement may be waived by the party which is entitled to the benefit thereof.

Management and Operations After the Reorganization

On the effective date of the reorganization, Virginia Savings Bancorp will become the parent holding company for the Bank.

The Board of Directors of Virginia Savings Bancorp will be comprised of the same individuals who serve as directors of the Bank. See “Election of Directors (Proposal 2)” beginning on page _____ for a description of the initial directors’ principal occupations for the last five years, their ages and the years in which they were first elected to the Board of Directors of the Bank.

Approval of the reorganization by the shareholders of the Bank at the Annual Meeting will be deemed to constitute the election of the eight designees as directors of Virginia Savings Bancorp at the effective date of the reorganization. The Virginia Savings Bancorp Board is divided into three classes, and directors are elected to serve staggered three-year terms. The classes into which the directors will be divided are as follows:

Class I	Class II	Class III
Samuel J. Baggarly	Webb R. Davis	J. William Gilliam
Kent E. Coons	W. Michael Funk	David L. Wines
Arnold M. Williams	Francis D. Hall

The directors in Class I will serve until the 2008 Annual Meeting of Shareholders of Virginia Savings Bancorp, and the Class II and Class III directors will serve until the 2009 and 2010 Annual Meetings, respectively.

The Board of Directors, officers and employees of the Bank will not change as a result of the reorganization.

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Following the reorganization, the Bank will keep its existing name and office locations and will continue to carry on its banking businesses in the same manner as before the reorganization.

Mr. Francis D. Hall will serve as Chairman of the Board of Virginia Savings Bancorp. Mr. W. Michael Funk will serve as President and Chief Executive Officer, and Mr. Noel F. Pilon will serve as Senior Vice President, Chief Financial Officer and Secretary, respectively, of Virginia Savings Bancorp. See “Virginia Savings Bank, F.S.B. – Executive Officers” for further information about these individuals and the other officers of the Bank.

Differences in Shareholder Rights as a Result of the Reorganization

If the proposed reorganization is consummated, shareholders of the Bank will become shareholders of Virginia Savings Bancorp and, accordingly, will be governed by the Virginia Stock Corporation Act and Virginia Savings Bancorp’s Articles of Incorporation and Bylaws. A copy of the Articles of Incorporation and Bylaws are attached as Appendices B and C, respectively, to this proxy statement/prospectus. As summary of the material differences in shareholder rights that will arise as a result of the reorganization is set forth in the section entitled “Certain Effects of the Reorganization” on page ____. We urge you to review this section carefully.

Supervision and Regulation

The Bank currently is subject to regulation and examination by the OTS, and it will continue to be subject to such regulation and examination after the reorganization. In addition, Virginia Savings Bancorp will be subject to regulation by the OTS. Virginia Savings Bancorp also will be under the jurisdiction of the SEC and certain state securities commissions with respect to matters relating to the offer and sale of its securities and certain annual and periodic securities reporting requirements. See “Supervision and Regulation” for additional information.

Consequences Under Federal Securities Laws

Virginia Savings Bancorp has filed with the SEC a registration statement under the Securities Act of 1933 for the registration of Virginia Savings Bancorp common stock to be issued and exchanged pursuant to the reorganization agreement. Upon consummation of the reorganization, Virginia Savings Bancorp will register Virginia Savings Bancorp common stock under the Securities Exchange Act of 1934 and will be required to comply with the reporting, proxy and informational requirements of the Exchange Act. As a result, Virginia Savings Bancorp will be required to file periodic and other reports with the SEC instead of filing such reports with the OTS. Virginia Savings Bancorp will also be subject to the general anti-fraud provisions of the federal securities laws after the reorganization.

The registration under the Securities Act of shares of Virginia Savings Bancorp common stock to be issued in connection with the reorganization does not cover the resale of such shares. Virginia Savings Bancorp common stock acquired by persons who are not affiliates of Virginia Savings Bancorp or the Bank may be resold without registration. Shares received by affiliates of Virginia Savings Bancorp and the Bank will be subject to the resale restrictions of Rule 145 under the Securities Act, which are substantially the same as the restrictions of Rule 144 discussed below. The Rule 145 restrictions terminate after one year if Virginia Savings Bancorp continues to comply with the reporting requirements under the Exchange Act, but any affiliate of the Bank who becomes an affiliate of Virginia Savings Bancorp will continue to be subject to the restrictions of Rule 144.

So long as Virginia Savings Bancorp continues to meet the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Bank who complies with the other conditions of Rule 144, including those that require the affiliate sales to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, in any three-month period, a number of shares not to exceed the greater of (a) 1% of the outstanding shares of Virginia Savings Bancorp, or (b) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by Virginia Savings Bancorp to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances. Generally, an affiliate is deemed to be a person that directly or indirectly controls, is controlled by or is under common control with a company. Although control is a question of fact based on the particular facts of each situation, directors, executive officers and 10% shareholders are generally deemed to be affiliates.

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CERTAIN EFFECTS OF THE REORGANIZATION

Anti-Takeover Effects of the Reorganization

Virginia Savings Bancorp’s Articles of Incorporation and the Virginia Stock Corporation Act (the “Virginia SCA”) contain certain provisions designed to enhance the ability of the holding company’s Board of Directors to deal with attempts to acquire control of Virginia Savings Bancorp. These provisions which are discussed in greater detail below, including the ability of the Virginia Savings Bancorp’s Board of Directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the holding company’s Board of Directors (including takeovers which a majority of shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of Virginia Savings Bancorp common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a reorganization, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of Virginia Savings Bancorp common stock.

The provisions included in Virginia Savings Bancorp’s Articles of Incorporation are not adopted in response to or with knowledge of any takeover attempts or “unfriendly” efforts to gain control of the Bank. The Boards of the Bank and Virginia Savings Bancorp propose these provisions in order to provide standard corporate protections common among bank holding companies and in the best interests of current Bank shareholders who will become shareholders of Virginia Savings Bancorp upon consummation of the reorganization. The Boards of the Bank and Virginia Savings Bancorp unanimously adopted these proposed provisions. However, Virginia Savings Bancorp Board members do have an interest in adoption of the provisions pursuant to the reorganization. Provisions providing for staggered board terms serve to stabilize the composition of the Virginia Savings Bancorp Board and are similar to provisions currently governing the Bank.

The protective provisions contained in Virginia Savings Bancorp’s Articles and provided by the Virginia SCA are summarized in further detail in the sections immediately below. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to Virginia Savings Bancorp’s Articles and the statutory provisions contained in the Virginia SCA.

Comparison of the Rights of Shareholders

If the proposed reorganization is consummated, the shareholders of the Bank will become shareholders of Virginia Savings Bancorp. Following the reorganization, the rights of Virginia Savings Bancorp’s shareholders will be governed by the Virginia SCA and Virginia Savings Bancorp’s Articles of Incorporation and Bylaws. A copy of the Articles of Incorporation and Bylaws are attached as Appendices B and C, respectively, to this proxy statement/prospectus.

Except as described below, shareholders of Virginia Savings Bancorp will have rights and privileges similar to those of shareholders of the Bank. This summary is qualified in its entirety by reference to the Federal Stock Charter and Bylaws of the Bank, the Articles of Incorporation and Bylaws of Virginia Savings Bancorp and to the Virginia SCA.

Capital Stock. The Articles of Incorporation of Virginia Savings Bancorp authorize the issuance of 10,000,000 shares of Virginia Savings Bancorp common stock and 1,000,000 shares of Virginia Savings Bancorp preferred stock without further shareholder approval. The Charter of the Bank authorizes the issuance of 5,000,000 shares of common stock and 500,000 shares of preferred stock. Currently, the Bank has common stock outstanding and, accordingly, Virginia Savings Bancorp common stock will be issued in the reorganization. The Bank also has 100,000 shares of Series A Convertible Preferred Stock outstanding that will remain outstanding after the reorganization as preferred stock of the Bank.

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Voting Rights. The Bank’s Charter and Bylaws provide that directors will be elected by a plurality of the votes cast at a shareholders meeting. The Articles of Incorporation of Virginia Savings Bancorp provide the same voting rights in the election of directors.

The shareholders of the Bank have the right to vote on certain business combinations to which the Bank is a party or any proposed sale, lease, exchange or other disposition of all or substantially all of the property of the Bank not in the usual and regular course of business. Holders of Virginia Savings Bancorp common stock will have the same rights with respect to business combinations and any such asset sales to which Virginia Savings Bancorp is a party. After the reorganization, Virginia Savings Bancorp could issue its stock in connection with the merger of another financial institution into the Bank and the shareholders of Virginia Savings Bancorp would have no right to vote on the transaction, subject to the requirement that the merger would have to be approved by shareholders of Virginia Savings Bancorp if the holding company would be issuing stock representing 20% or more of the outstanding shares prior to the merger.

The authority to create and issue separate classes and series of preferred stock allows a corporation greater flexibility in structuring financings and acquisitions. While such issuances could, under certain circumstances, be considered to have the effect of making a change in control more difficult, any issuance of such stock would be subject to applicable law, including, without limitation, the duty of the Board of Directors of Virginia Savings Bancorp to exercise its good faith business judgment in the best interests of Virginia Savings Bancorp and its shareholders. Under the Articles of Incorporation of Virginia Savings Bancorp, the Board of Directors of Virginia Savings Bancorp would be authorized to issue a series of preferred stock with more than one vote, less than one vote, no vote or one vote per share. The Bank’s Charter contains a similar provision with respect to preferred stock.

Payment of Dividends. The ability of the Bank to pay dividends on its capital stock is restricted by OTS regulations and by tax considerations related to savings institutions such as the Bank. Although Virginia Savings Bancorp is not subject to these restrictions as a Virginia corporation, such restrictions will indirectly affect Virginia Savings Bancorp in the same manner because dividends received from the Bank will be Virginia Savings Bancorp’s primary source of funds for the payment of dividends to shareholders of Virginia Savings Bancorp at such time as the Board of Directors of Virginia Savings Bancorp elects to adopt a cash dividend policy. It is anticipated that Virginia Savings Bancorp will continue the Bank’s current policy of paying cash dividends, which it has done since 1990.

Virginia Savings Bancorp’s ability to pay dividends also will be limited by restrictions imposed by the Virginia SCA on Virginia corporations. In general, dividends paid by a Virginia corporation may be paid only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets are greater than or equal to the sum of its total liabilities plus (unless the corporation’s articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose preferential rights are superior to those receiving the distribution. Following the reorganization, Virginia Savings Bancorp’s principal source of income is expected to consist of dividends from the Bank, and the Bank will continue to be subject to tax and regulatory restrictions on its ability to pay dividends.

Board of Directors. The Bank’s Bylaws and the Articles of Incorporation of Virginia Savings Bancorp require the Boards of Directors of the Bank and Virginia Savings Bancorp, respectively, to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

A classified board of directors makes it more difficult for shareholders, including those holding a majority of shares, to force an immediate change in the composition of a majority of the Board of Directors, even when the reason for a proposed removal is poor performance. Since the terms of only approximately one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year.

The Bylaws of Bank provide that the Board of Directors shall consist of eight (8) members. There are currently eight (8) directors of the Bank. The Bylaws of Virginia Savings Bancorp provide that the number of directors shall be not less than five (5) nor more than eleven (11).

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Removal of Directors. OTS regulations and the Bylaws of the Bank provide that directors may be removed from office, for cause, by the affirmative vote of shareholders holding a majority of the shares entitled to vote at an election of directors. OTS regulations also provide, however, that if less than the entire Bank Board of Directors is to be removed, no one director may be removed if the votes cast against the removal would be sufficient to elect a director of the class of directors of which the director is a part. Virginia law provides that any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote generally in the election of directors at a meeting of the shareholders called for that purpose.

Special Meetings of Shareholders. Under the Bylaws of the Bank, a special meeting of shareholders may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called at the request of holders of 10% or more of the Bank’s voting stock. The Bylaws of Virginia Savings Bancorp provide that special meetings of shareholders may be held whenever called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a majority of the Board of Directors, which means that the shareholders of Virginia Savings Bancorp do not have the right to call special meetings. This provision of the Bylaws of Virginia Savings Bancorp can be changed only by the same vote that is required to amend the Articles of Incorporation of Virginia Savings Bancorp. The inability of shareholders to call a special meeting could affect changes in control of Virginia Savings Bancorp by delaying the presentation to shareholders of proposals relating to, or facilitating, such a change in control until the special meeting.

Shareholder Nominations and Proposals. The Bank’s Bylaws and OTS regulations generally provide that a shareholder must submit advance notice of nominations for election as director at an annual meeting of shareholders at least five days before the date of the meeting. A shareholder may bring up new business to be taken up at such a meeting only if he gives notice to the Bank at least five days before the date of any such meeting.

Under Virginia Savings Bancorp’s Bylaws, notice of a proposed nomination or a shareholder proposal meeting certain specified requirements must be received by Virginia Savings Bancorp not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided in each case that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such written notice shall be received not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

The Bylaws of Virginia Savings Bancorp require that the shareholder’s notice set forth as to each nominee all information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominees written consent to being named in a proxy statement as nominee and to serving as a director if elected). The Bylaws of Virginia Savings Bancorp further require that the shareholder’s notice set forth as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and number of shares that such shareholder beneficially owns of Virginia Savings Bancorp capital stock. If the information supplied by shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder’s nomination should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of Virginia Savings Bancorp.

The advance notice procedure of the Bylaws of Virginia Savings Bancorp affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and to inform shareholders about such qualifications. Although such procedure does not give the Board of Directors of Virginia Savings Bancorp any power to approve or disapprove of shareholder nominations for election of directors, it may have the effect of precluding surprise nominations and a contest for the election of directors if such procedure established by it is not followed. Furthermore, such procedure may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors.

The procedures regarding shareholder proposals and nominations will provide the Board of Directors of Virginia Savings Bancorp with the information which will be necessary to evaluate a shareholder proposal or nomination and other relevant information, such as existing shareholder support, as well as the time necessary to consider and evaluate such information in advance of the applicable meeting. The proposed procedures, however, will give incumbent directors advance notice of a business proposal or nomination. This may make it easier for the

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incumbent directors to defeat a shareholder proposal or nomination, even when certain shareholders view such proposal or nomination as in the best interests of Virginia Savings Bancorp or its shareholders. Virginia Savings Bancorp’s Articles of Incorporation and Bylaws do not prevent shareholders from making proposals under the SEC’s rules and regulations.

Shareholder Vote Required for Certain Actions. The Virginia SCA provides that, unless a corporation’s articles of incorporation provide for a higher or lower vote, certain significant corporate actions must be approved by a vote of more than two-thirds of the votes entitled to be cast on the matter. These actions include amendments to its articles of incorporation, plans of reorganization or exchange, sales of substantially all its assets other than in the ordinary course of business or plans of dissolution (“Fundamental Actions”). Virginia law provides that a corporation’s articles of incorporation may either increase the vote required to approve Fundamental Actions or may decrease the required vote to not less than a majority of the votes entitled to be cast.

Virginia Savings Bancorp’s Articles decrease the shareholder vote required to approve Fundamental Actions to a majority of the shares entitled to be cast, provided that two-thirds of the members of the Board of Directors then in office have approved and recommended the Fundamental Action. In the absence of such approval and recommendation by the Board, the vote required for approval of Fundamental Actions is increased to that of two-thirds or more of the shares entitled to vote on the matter. In comparison, the Bank’s Charter contains no specific voting requirements in all matters involving Fundamental Actions.

The effect of this provision is to make shareholder approval of Fundamental Actions less difficult to obtain in the case of Fundamental Actions favored by the Board of Directors. A lower required shareholder vote will benefit Virginia Savings Bancorp in terms of cost savings related to the solicitation efforts necessary to obtain a more than two-thirds vote. If, however, the incumbent Board does not approve a Fundamental Action by at least a two-thirds vote, this provision will make approval of the Fundamental Action subject to the two-thirds or more affirmative vote requirement and therefore more difficult to obtain. For this reason, the provisions in Virginia Savings Bancorp’s Articles have anti-takeover implications in that they make a Fundamental Action not approved by the Board more difficult to adopt, even though the holders of a majority of the outstanding shares may support the Fundamental Action.

Limitations on Liability. The Articles of Incorporation of Virginia Savings Bancorp provide that to the full extent that Virginia law permits the limitation or elimination of the liability of directors and officers, they will not be liable to Virginia Savings Bancorp or its shareholders for any money damages. At this time, Virginia law does not permit any limitation of liability if a director engages in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Current Virginia law does, however, permit limitation of liability if a director engages in conduct determined to be negligent or grossly negligent. In addition, the provisions limiting or eliminating the liability of directors and officers would not eliminate equitable remedies for a breach of duty of care, although in some circumstances equitable remedies may not be available as a practical matter.

These provisions are designed to ensure that Virginia Savings Bancorp will be able to attract and retain qualified directors and that such directors will be able to exercise their best business judgment in managing Virginia Savings Bancorp’s affairs, subject to their continuing fiduciary duties to Virginia Savings Bancorp and its shareholders, in a manner which is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The nature of the tasks and responsibilities undertaken by directors of publicly held corporations, such as Virginia Savings Bancorp, often require such persons to make difficult judgments of great importance which can expose such persons to personal liability, but from which they will acquire no personal benefit. In recent years, litigation against publicly held corporations and their directors and officers, challenging good faith business judgments and involving no allegations of personal wrongdoing, has become common. Such litigation regularly involves damage claims in large amounts which bear no relationship to the amount of compensation received by the directors or officers, particularly in the case of directors who are not employees of the corporation. The expense of such litigation, whether it is well-founded or not, can be enormous. The provisions relating to director liability are intended to reduce, in appropriate cases, the risks incident to serving as a director.

The provisions limiting or eliminating the liability of Virginia Savings Bancorp’s directors and officers will only operate prospectively and are subject to OTS approval of the reorganization. The directors of Virginia Savings Bancorp have a personal interest in these provisions and may personally benefit from them, even at the potential

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expense of the shareholders of Virginia Savings Bancorp. While the Bank has been able to obtain adequate director and officer liability insurance on a basis it believes is acceptable, for reasons expressed above and because the Bank is being reorganized into a holding company form of organization, management believes that it is in the best interest of the Bank and its shareholders to provide liability protection for its officers and directors similar to that afforded to management of most Virginia corporations.

The provisions in Virginia Savings Bancorp’s Articles of Incorporation relating to director liability are also intended to enable Virginia Savings Bancorp to elect and retain the persons most qualified to serve as directors. To date, the Bank has not experienced any difficulty in recruiting or retaining qualified individuals to serve as directors.

Currently, there is no pending or, to the knowledge of the Bank or Virginia Savings Bancorp, threatened litigation against the directors or officers of either the Bank or Virginia Savings Bancorp for which limitation or elimination of liability may be sought.

At the present time, federal law does not permit federally chartered savings banks such as the Bank to limit the personal liability of directors in the manner authorized by Virginia.

Indemnification of Directors, Officers and Employees. Virginia Savings Bancorp’s Articles of Incorporation require it to indemnify any director or officer of Virginia Savings Bancorp who is made a party to any proceeding because he was or is a director or officer of Virginia Savings Bancorp against any liability incurred in the proceeding to the full extent under Virginia law.

Virginia Savings Bancorp may not indemnify any individual against his willful misconduct or a knowing violation of the criminal law or against any liability incurred by him in any proceeding charging improper personal benefit to him, whether or not by or in the right of Virginia Savings Bancorp or involving action in his official capacity, in which he was adjudged liable by a court of competent jurisdiction on the basis that personal benefit was improperly received by him.

Virginia Savings Bancorp’s Articles of Incorporation also provide that Virginia Savings Bancorp may, but is not obligated to, indemnify its other employees or agents. Virginia Savings Bancorp may also indemnify any person who is or was serving at the request of Virginia Savings Bancorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent provided by Virginia law. The indemnification provisions also require Virginia Savings Bancorp to pay reasonable expenses incurred by a director or officer of Virginia Savings Bancorp in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay Virginia Savings Bancorp if it is ultimately determined that such person was not entitled to indemnification. At this time, Virginia law does not permit indemnification against willful misconduct or a knowing violation of the criminal law.

The rights of indemnification provided in Virginia Savings Bancorp’s Articles of Incorporation are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Articles of Incorporation authorize Virginia Savings Bancorp to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Virginia Savings Bancorp, whether or not Virginia Savings Bancorp would have the power to provide indemnification to such person. The rights of indemnification provided to directors of Virginia Savings Bancorp could reduce the likelihood of shareholder derivative actions and may discourage other third party claims against the directors, even if such actions otherwise would be beneficial to shareholders of Virginia Savings Bancorp.

Currently, there is no pending or, to the knowledge of the Bank or Virginia Savings Bancorp, threatened litigation against the directors or officers of either the Bank or Virginia Savings Bancorp for which indemnification may be sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Virginia Savings Bancorp pursuant to the foregoing provisions, Virginia Savings Bancorp has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable.

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OTS regulations govern the power of the Bank to indemnify its directors, officers and employees. As a federal savings bank, the Bank must indemnify any person against whom an action is brought because he or she was or is an officer, director or employee if there is a final judgment on the merits in his or her favor. In other cases, indemnification is permitted only if a majority of the disinterested directors determine that the person acted in good faith within the scope of his or her authority as he or she could reasonably have believed under the circumstances was in the best interests of the Bank. In no case may the Bank indemnify a director, officer or employee unless it gives at least 60 days notice to the OTS and, within such period, the OTS does not object.

Virginia Anti-takeover Statutes. Virginia has two anti-takeover statutes in force, the Affiliated Transaction Statute and the Control Share Acquisitions Statute.

Affiliated Transactions. The Virginia SCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•

subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Control Share Acquisitions Statute. Under the Virginia SCA’s control share acquisitions law, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

•

unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

•

among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

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The provisions of the Affiliated Transactions Statute and the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisition Statute, but Virginia Savings Bancorp has not done so.

Historical and Pro Forma Capitalization

The table below sets forth the capitalization of the Bank as of December 31, 2006 and the pro forma capitalization of the Bank and Virginia Savings Bancorp as adjusted to reflect the consummation of the reorganization.

	Bank	Holding Company
Prior to the Reorganization (1)
Number of Shares of Capital Stock:
Authorized:
Common Stock	5,000,000	10,000,000
Preferred Stock	500,000	1,000,000

Issued and Outstanding:
Common Stock	1,899,984	100
Preferred Stock	100,000	—

Shareholders’ Equity:
Common Stock	$1,899,984	$100
Preferred Stock	1,000,000	—
Paid-in Surplus	1,266,014	—
Retained Earnings	9,608,440	—

Total Equity Capital	$13,774,438	$100

	Pro Forma
	Bank	Holding Company (on a combined basis)
After the Reorganization
Number of Shares of Capital Stock:
Authorized:
Common Stock	5,000,000	10,000,000
Preferred Stock	500,000	1,000,000

Issued and Outstanding:
Common Stock	1,899,984	1,899,984
Preferred Stock	100,000	100,000

Shareholders’ Equity (2):
Common Stock	$1,899,984	$1,899,984
Preferred Stock	1,000,000	1,000,000
Paid-in Surplus	1,266,014	1,266,014
Retained Earnings	9,608,440	9,608,440

Total Equity Capital	$13,774,438	$13,774,438

(1)	In order to capitalize Virginia Savings Bancorp, the Bank will purchase 100 shares of Virginia Savings Bancorp common stock at $1.00 per share. These shares will be canceled upon consummation of the reorganization.
(2)	On the effective date of the reorganization, each of the issued and outstanding shares of Bank common stock will be converted into and become one share of Virginia Savings Bancorp common stock, par value $1.00 per share, and the shareholders of the Bank will thereupon become shareholders of Virginia Savings Bancorp. Virginia Savings Bancorp will then own all of the outstanding shares of Bank common stock. The statements in this footnote 2 are subject to the exercise of dissenters’ rights, if any.

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VIRGINIA SAVINGS BANCORP, INC.

General

Virginia Savings Bancorp, Inc. was incorporated under the laws of Virginia on April 17, 2007 at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the outstanding shares of the Bank common stock. On April ____, 2007, Virginia Savings Bancorp filed an application with the OTS for prior approval to become a savings and loan holding company. Virginia Savings Bancorp has not yet engaged in business activity, and there are no current plans to engage in any activities other than acting as a holding company for the common stock of the Bank.

Virginia Savings Bancorp owns no properties and therefore, as necessary, will use the Bank’s existing premises, facilities and personnel. Virginia Savings Bancorp’s needs in this regard are expected to be minimal, and Virginia Savings Bancorp will reimburse the Bank for such expenses. Virginia Savings Bancorp’s offices will be located in the Bank’s offices at 600 Commerce Avenue, Front Royal, Virginia 22630 and its telephone number will be the same as the Bank’s: (540) 635-4137 . Virginia Savings Bancorp does not, therefore, contemplate any substantial expenditures for equipment, office space, or additional personnel prior to consummation of the reorganization or for the foreseeable future.

Virginia Savings Bancorp is not a party to any pending legal proceedings before any court, administrative agency or other tribunal. Further, Virginia Savings Bancorp is not aware of any material litigation which is threatened against it or the Bank in any court, administrative agency or other tribunal.

Description of Capital Stock

Shareholders of Virginia Savings Bancorp will be entitled to one vote per share on all matters submitted to shareholders. Shareholders will not possess cumulative voting rights with respect to the election of directors nor preemptive rights for the purchase of additional shares. Virginia Savings Bancorp shareholders will be entitled to receive such dividends as may be declared by the Board of Directors and, in the event of liquidation or dissolution, to receive the net assets of Virginia Savings Bancorp in proportion to their respective holdings, subject to the preferences of preferred stock, if applicable.

Virginia Savings Bancorp will be authorized to issue 10,000,000 shares of common stock, par value $1.00 per share. The shares of Holding Company common stock issued upon the consummation of the reorganization will be fully paid and non-assessable when issued.

Additionally, Virginia Savings Bancorp will be authorized to issue 1,000,000 shares of preferred stock, par value $10.00 per share. The Board of Directors is authorized pursuant to the Articles of Incorporation of Virginia Savings Bancorp (see Appendix B attached hereto) to assign preferences, rights and limitations to the shares of preferred stock when they are issued. This authority gives the Board of Directors of Virginia Savings Bancorp flexibility in the structuring and financing of acquisitions and other financial activities. Virginia Savings Bancorp will also be able to use the preferred stock to help deter hostile takeover attempts by assigning certain rights and preferences to the preferred stock that will make it more difficult for a third party to gain control of Virginia Savings Bancorp.

There are currently no plans nor do the Boards of Directors of Virginia Savings Bancorp or Bank anticipate any need in the foreseeable future to issue shares of preferred stock of Virginia Savings Bancorp following the reorganization. As of the date of this proxy statement/prospectus, the Bank had 100,000 shares of Series A Convertible Preferred Stock issued and outstanding that will remain outstanding after the reorganization as preferred stock of the Bank.

See “Certain Effects of the Reorganization – Comparison of the Rights of Shareholders” for a discussion of the similarities and differences between the rights and privileges of the shareholders of Virginia Savings Bancorp and the Bank.

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VIRGINIA SAVINGS BANK, F.S.B.

Business

Virginia Savings Bank, F.S.B. began operations as a state chartered savings and loan association in September 1980 under the name “Front Royal Savings and Loan Association.” In August 1983, the name of the institution was changed to “Virginia Savings Bank.” In August 1993, the OTS approved the Bank’s application to convert from a Virginia chartered stock state savings bank to a federally chartered stock savings bank with a name change to “Virginia Savings Bank, F.S.B.” The markets served by the Bank expanded in 1984 with the addition of branches in Woodstock and Winchester, Virginia. Between 1998 and 2000, the Bank further expanded with the opening of a second branch in Winchester in October 1998 and the opening of a branch in Strasburg in February 2000. At December 31, 2006, the Bank had total assets of $177.1 million, deposits of $139.6 million and shareholders’ equity of $13.8 million.

The Bank offers a wide variety of community oriented banking services, including individual and commercial checking accounts, savings and time deposits, residential mortgages, commercial and consumer loans, and credit card services. The bulk of the Bank’s loan portfolio is real estate related, with approximately 85.2% of total loans at December 31, 2006 consisting of real estate loans. At year end 2006, commercial loans were 4.6% of total loans and consumer loans were 10.2% of total loans. It is anticipated that real estate loans will continue to remain at about the same percentage of total loans in the intermediate term. In recent years, consumer loans have decreased as a percentage of total loans and are expected to decrease further in the near term but at a lesser rate than in previous years. Commercial loans will most likely continue to grow as a percentage of total loans.

The Bank is a member of the Federal Home Loan Bank of Atlanta and its deposits are insured by the Deposit Insurance Fund of the FDIC. The OTS serves as the primary regulator for the Bank.

Market Area

The Bank’s main office and four additional banking offices serve the counties of Warren, Shenandoah and Frederick, and the City of Winchester, Virginia. There are 5,300 employers in the area that offer employment to approximately 84,000 people. The Winchester Medical Center with 2,200 employees and Rubbermaid Commercial Products with 1,200 employees are the area’s two largest employers. Many area residents commute to nearby Loudon and Fairfax counties in search of employment. The unemployment rates in the Bank’s market area over the last five years have been slightly below the statewide averages for Virginia. The market area has seen significant population and economic growth in the past decade as a result of the market being situated on the fringe of the Northern Virginia portion of the Washington, D.C. metropolitan area.

The Bank has acquired property in Stephens City on which it plans to build a new branch and office facility. Current projections are that the new branch will open in late 2007 or early 2008. Management continually evaluates market locations and demographics with an eye towards expanding its network of branches.

Competition

The Bank faces strong competition both in originating loans and in attracting deposits. Competition in originating loans comes primarily from commercial and savings banks, credit unions, mortgage lenders and to a lesser extent consumer finance companies and credit unions. The Bank competes for loans principally on the basis of the interest rates and loan fees it charges, the types of loans it originates and the quality of services it provides to borrowers.

The Bank faces substantial competition in attracting deposits from other banks, money market and mutual funds, credit unions and other financial services companies. The ability of the Bank to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk and other factors. The Bank competes for these deposits by offering a variety of deposit accounts at competitive rates and convenient business hours.

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In the trade area in which the Bank competes, as of June 30, 2006, there were 16 financial institutions serving the market with 81 banking offices, the majority of which consist of commercial bank branches. There are seven savings bank branches, five of which are Virginia Savings Bank facilities. In addition there are two credit union offices.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Bank. The executive officers are elected annually by the Board of Directors. There are no arrangements or understandings between the Bank and such officers pursuant to which such officers were elected executive officers of the Bank. Francis D. Hall and J. William Gilliam serve as officers of the Bank but are not paid employees of the Bank. No executive officer named below is related to any other director or executive officer.

Name	Age (1)	Position(s)
Francis D. Hall	77	Chairman of the Board
J. William Gilliam	70	President
W. Michael Funk	54	Executive Vice President and Chief Executive Officer
Noel F. Pilon	69	Senior Vice President and Chief Financial Officer
Theresa B. Catlett	48	Senior Vice President

(1)	As of , 2007.

Set forth below is information with respect to the principal occupations of the above executive officers during the last five years.

Francis D. Hall. Mr. Hall is the former co-owner of the Royal Palace Cleaners and Bullock Quality Cleaners in Front Royal, Virginia. He is now retired. Mr. Hall is has been Chairman of the Bank since 1987 and has served as a director of the Bank since 1977.

J. William Gilliam. Mr. Gilliam is an attorney in private practice in Front Royal, Virginia and has been President of the Bank since 1984. Mr. Gilliam has also served as a director of the Bank since 1971.

W. Michael Funk. Mr. Funk is Executive Vice President and Chief Executive Officer of the Bank and has held such positions since 1988. Mr. Funk has also served as a director of the Bank since 1994.

Noel F. Pilon. Mr. Pilon is Senior Vice President and Chief Financial Officer of the Bank. Mr. Pilon joined the Bank in 1989 as Vice President and Chief Financial Officer and was promoted to Senior Vice President in 1991.

Theresa B. Catlett. Ms. Catlett has been a Senior Vice President of the Bank since 1995. Ms. Catlett has been employed at the Bank since 1984.

Properties

The main office of the Bank is located at 600 Commerce Avenue, Front Royal, Virginia 22630. The Bank operates four other banking offices located at:

•	1001 Main Street, Woodstock, Virginia 22664;

•	234 Weems Lane, Winchester, Virginia 22601;

•	202 West Boscawen Street, Winchester, Virginia 22601; and

•	33230 Old Valley Pike, Strasburg, Virginia 22657.

The Bank owns all of its bank office buildings free of any encumbrances.

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Employees

At December 31, 2006, the Bank had 55 full-time employees and one part-time employee. The Bank’s employees are not represented by a collective bargaining agreement, and the Bank considers relations with its employees to be good.

Legal Proceedings

In the ordinary course of its operations, the Bank is a party to various legal proceedings. Based upon information currently available, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on the business, financial condition or results of operations of the Bank.

Description of Capital Stock

The capital stock of the Bank consists of (a) common stock, par value $1.00 per share, of which 5,000,000 shares are authorized and 1,899,984 shares were issued and outstanding as of                     , 2007, the record date, and (b) preferred stock, par value $10.00 per share, of which 500,000 shares are authorized and 100,000 shares of Series A Convertible Preferred Stock were issued and outstanding as of                     , 2007. The Series A Convertible Preferred Stock is non-voting, except in certain circumstances, none of which apply to the proposals to be considered and voted on at the Annual Meeting. The Bank does not plan on issuing any more shares of preferred stock.

The holders of Bank common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Bank’s Board of Directors. Holders of Bank common stock are entitled to one vote for each share held.

The outstanding shares of the Bank’s common stock and Series A Convertible Preferred Stock are fully paid and non-assessable.

The Bank acts as its own transfer agent for its common stock.

The Bank furnishes its shareholders with annual reports which contain audited consolidated financial statements for the Bank and summary financial information for the prior five-year period. See “Certain Effects of the Reorganization – Comparison of the Rights of Shareholders” for a discussion of the similarities and differences between the rights and privileges of the shareholders of Virginia Savings Bancorp and shareholders of the Bank.

SUPERVISION AND REGULATION

Set forth below is a brief description of certain laws and regulations which relate to the regulation of Virginia Savings Bancorp and the Bank in a post-reorganization regulatory environment. The discussion addresses certain laws pertaining to savings and loan holding companies and their savings institution subsidiaries. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

Upon consummation of the reorganization, Virginia Savings Bancorp will be a unitary savings and loan holding company subject to the provisions of the Home Owners’ Loan Act and the regulations of the OTS. The Bank will continue to be a federally chartered savings institution subject to the same regulations and OTS oversight and supervision.

General

Virginia Savings Bancorp, as a savings and loan holding company within the meaning of the HOLA, will be subject to OTS regulations, examinations, supervision and reporting requirements. As a subsidiary of a savings and loan holding company, the Bank will be subject to certain restrictions in its dealings with Virginia Savings Bancorp and affiliates thereof.

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After the completion of the reorganization, Virginia Savings Bancorp may engage in any activity that a bank holding company may engage in as being so closely related to banking or to managing or controlling banks as to be a proper incident thereto, (unless the OTS prohibits or limits such activity), and any activity that a financial holding company may engage in as being financial in nature or incidental to such financial activity or as being complementary to a financial activity and not posing undue risk. Virginia Savings Bancorp also may engage in limited additional activities that support the operations of a savings association or bank. In the event that the Bank or another savings association subsidiary of Virginia Savings Bancorp were to fail to retain its status as a qualified thrift lender (as described more fully below), Virginia Savings Bancorp would be required to register with the Board of Governors of the Federal Reserve System as a bank holding company and would be subject to all statutes and regulations, including capital requirements and restrictions on permissible activities, as if it were a bank holding company.

Activities Restrictions

There are generally no restrictions on the activities of a savings and loan holding company which holds only one subsidiary savings association. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings association, the Director may impose such restrictions as deemed necessary to address such risk, including limiting (i) payment of dividends by the savings association; (ii) transactions between the savings association and its affiliates; and (iii) any activities of the savings association that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings association. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings association subsidiary of such a holding company fails to meet a qualified thrift lender (“QTL”) test, then such unitary holding company also shall become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings association requalifies as a QTL within one year thereafter, shall register as, and become subject to the restrictions applicable to, a bank holding company.

If Virginia Savings Bancorp were to acquire control of another savings association, other than through merger or other business combination with the Bank, Virginia Savings Bancorp would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings association meets the QTL test, as set forth below, the activities of Virginia Savings Bancorp and any of its subsidiaries (other than the Bank or other subsidiary savings associations) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings association shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof any business activity, upon prior notice to, and no objection by the OTS, other than: (i) furnishing or performing management services for a subsidiary savings association; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings association; (iv) holding or managing properties used or occupied by a subsidiary savings association; (v) acting as trustee under deeds of trust; (vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the Federal Reserve as permissible for bank holding companies. Those activities described in (vii) above also must be approved by the Director of the OTS prior to being engaged in by a multiple savings and loan holding company.

Limitations on Transactions with Affiliates

Transactions between savings associations and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings association is any company or entity which controls, is controlled by or is under common control with the savings association. In a holding company context, the parent holding company of a savings association (such as Virginia Savings Bancorp) and any companies which are controlled by such parent holding company are affiliates of the savings association. Generally, Sections 23A and 23B (i) limit the

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extent to which the savings association or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such association’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the association or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. In addition to the restrictions imposed by Sections 23A and 23B, no savings association may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings association.

In addition, Sections 22(h) and (g) of the Federal Reserve Act places restrictions on loans to executive officers, directors and principal shareholders. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings association, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the association’s loans to one borrower limit (generally equal to 15% of the institution’s unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal shareholders be made on terms substantially the same as offered in comparable transactions to other persons (with exceptions made for loan discount programs offered to all employees of the institution) and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings association to all insiders cannot exceed the association’s unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers. At December 31, 2006, the Bank was in compliance with the above restrictions.

Restrictions on Acquisitions

Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the OTS, (i) control of any other savings association or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings association or holding company thereof which is not a subsidiary. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company’s stock, may acquire control of any savings association, other than a subsidiary savings association, or of any other savings and loan holding company.

The Director of the OTS may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings associations in more than one state if (i) the multiple savings and loan holding company involved controls a savings association which operated a home or branch office located in the state of the association to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings association pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act; or (iii) the statutes of the state in which the association to be acquired is located specifically permit institutions to be acquired by the state-chartered associations or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings associations).

Capital Requirements

Federally insured savings institutions are required to maintain minimum levels of regulatory capital. The OTS has established capital standards applicable to all savings institutions. The OTS also is authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

Current OTS capital standards require savings institutions to satisfy three different capital requirements. Under these standards, savings institutions must maintain tangible capital of 1.5%, core capital of 4%, and risk-based capital of 8%. Core capital includes generally recognized capital such as common stockholders’ equity and retained earnings plus other items such as qualifying goodwill. Tangible capital is essentially the same but does not include qualifying supervisory goodwill. At December 31, 2006, the Bank had no goodwill or other intangible assets which would be deducted in computing its tangible capital. At December 31, 2006, the Bank exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 7.77%, 7.20% and 11.60%, respectively.

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Limits on Dividends and Other Payments

The principal source of cash flow for Virginia Savings Bancorp, including cash flow to pay dividends on its capital stock, will be dividends from the Bank. There are statutory and regulatory limitations with respect to the payment of dividends by the Bank to Virginia Savings Bancorp that will affect the entities after the reorganization. The payment of dividends by the Bank may be affected by other factors, such as the requirement to maintain capital at or above regulatory guidelines.

Under the Federal Deposit Insurance Act insured depository institutions such as the Bank are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is used in the statute). Based on the Bank’s current financial condition, it is not anticipated that this provision will have any impact on its ability to obtain dividends from the Bank.

Deposit Insurance

As a federally chartered savings institution, the Bank’s deposits are presently insured by the Deposit Insurance Fund of the FDIC. Accordingly, the Bank is subject to insurance assessments imposed by the FDIC. In November 2006, the FDIC issued final regulations, as required by the Federal Deposit Insurance Reform Act of 2005, by which the FDIC established a new base rate schedule for the assessment of deposit insurance premiums and set new assessment rates which became effective in January 2007. Under these regulations, each depository institution is assigned to a risk category based upon capital and supervisory measures. Depending upon the risk category to which it is assigned, the depository institution is then assessed insurance premiums based upon its deposits. Some depository institutions are entitled to apply against these premiums a credit that is designed to give effect to premium payments, if any, that the depository institution may have made in certain prior years. The new assessment schedule will not have a material adverse effect on the earnings or financial condition of the Bank or Virginia Savings Bancorp.

Qualified Thrift Lender Test

The Qualified Thrift Lender Test measures the Bank’s level of qualified thrift investments compared to its total portfolio assets (total assets less intangibles, property used by a savings association in its business and liquidity investments in an amount not to exceed 20% of assets). Generally, qualified thrift investments (“QTIs”) are residential housing related assets. The IRS requires a savings institution to have at least 65% of its assets in QTIs to qualify for tax treatment as a building and loan association. At December 31, 2006, 73.4% of the Bank’s assets were invested in QTIs, well above the 65% required to qualify the Bank under the QTL test. The tax benefits for building and loan associations relative to banks are now minimal and level of QTIs should in no way impair the ability of the Bank or Virginia Savings Bancorp, after the reorganization, to operate effectively.

Community Reinvestment Act

The Bank will continue to be subject to the requirements of the Community Reinvestment Act of 1977. The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. Each financial institution’s efforts in meeting community credit needs currently are evaluated as part of the examination process. The Bank has attained an “Outstanding” rating on its most recent CRA performance evaluation.

USA Patriot Act of 2001

In October, 2001, the USA Patriot Act of 2001 was enacted in response to the terrorist attacks in New York, Pennsylvania and Washington, D.C. which occurred on September 11, 2001. The Patriot Act is intended is to strengthen U.S. law enforcements’ and the intelligence communities’ abilities to work cohesively to combat terrorism on a variety of fronts. The continuing and potential impact of the Patriot Act and related regulations and policies on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws, and imposes various regulations, including standards for verifying client identification at account opening, and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

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Other Safety and Soundness Regulations

The federal banking agencies have broad powers under federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized,” as such terms are defined under uniform regulations defining such capital levels issued by each of the federal banking agencies.

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ELECTION OF DIRECTORS

(Proposal 2)

The Bank’s Board consists of eight directors divided into three classes who serve staggered three-year terms. The two persons named immediately below have been nominated for election to serve as directors for a three-year term expiring in 2010. Mr. J. William Gilliam, an attorney in private practice and President of the Bank, has served as a director of the Bank since 1971. Mr. David L. Wines, owner of Wines Bookkeeping Service, has served as a director of the Bank since 1968. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Bank’s Board of Directors may designate.

If the reorganization is approved by the shareholders, Virginia Savings Bancorp, as the sole stockholder of the Bank following the reorganization, will elect directors of the Bank at the Bank’s annual meeting. However, current shareholders of the Bank, all of whom will become shareholders of Virginia Savings Bancorp if the reorganization is approved and consummated, will be entitled to vote in the election of the directors of Virginia Savings Bancorp.

Set forth below is information with respect to the principal occupations of the directors and nominees for director of the Bank during the last five years.

The Board of Directors recommends that you vote FOR the two nominees set forth below.

Name (Age)	Served as Director Since	Principal Occupation During the Last Five Years
2007 Class (Nominees for Election):

J. William Gilliam (70)	1971	Attorney in private practice, in Virginia; President of the Bank since 1984 (not an employee)

David L. Wines (71)	1968	Owner of Wines Bookkeeping Service, Front Royal Virginia

Other Directors Not Standing for Re-election at this Time: 2008 Class (Directors Serving Until the 2008 Annual Meeting):

Samuel J. Baggarly (64)	1968	Accountant in private practice, Front Royal, Virginia

Kent E. Coons (64)	1977	Self employed real estate appraiser, Front Royal, Virginia

Arnold M. Williams, Sr. (68)	1968	Retired real estate appraiser, Front Royal, Virginia

2009 Class (Directors Serving Until the 2009 Annual Meeting):

Webb R. Davis (75)	1987	President and Owner of Davis Paving Company, Front Royal, Virginia

W. Michael Funk (54)	1994	Executive Vice President and Chief Executive Officer of the Bank

Francis D. Hall (77)	1977	Retired; Former co-owner of the Royal Palace Cleaners and Bullock Quality Cleaners, Front Royal, Virginia

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Board Independence

The Bank’s Board of Directors has determined that except for Messrs. Coons and Funk, each other director is considered to be an “independent director” within the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). There is no family relationship between any directors, executive officers or persons nominated or chosen to become directors or executive officers.

Board Meetings and Committees

Each director is expected to devote sufficient time, energy and attention to ensure performance of the director’s duties, including attendance at Board of Directors and committee meetings. Regular meetings of the Board of Directors of the Bank are held on at least a monthly basis and annual meetings of the Board of Directors are held from time-to-time as needed. There were 13 meetings of the Board of Directors held during the year ended December 31, 2006. No director attended less than 75% of the total number of meetings of the Board of Directors of the Bank and all committees of the Board on which the director served during 2007. Directors are encouraged to attend shareholder meetings, and all directors attended the 2006 Annual Meeting of Shareholders.

The Board of Directors has an Executive Committee, an Audit Committee, a Salary and Personnel Committee, a Loan Committee and a Nominating Committee. All committee appointments were made at the May 18, 2006 meeting of the Board and were for a one year period.

Executive Committee. The Executive Committee of the Board of Directors, on which the entire Board of Directors serves, met on 13 occasions in 2006, and to the extent permitted, has been empowered to exercise all the authority vested in the Board of Directors between meetings of the Board.

Salary and Personnel Committee. The Salary and Personnel Committee consists of Messrs. Hall, Williams and Wines, and is responsible for reviewing and making recommendations with respect to the compensation of the officers of the Bank. Such committee, which does not have a charter, met once during 2006.

Audit Committee. The Audit Committee is composed of Messrs. Baggarly, Davis, Gilliam and Wines. Each of these directors is considered an “independent director” within the Nasdaq director independence standards and meets the definition of “independent” as defined under the Securities and Exchange Commission’s Rule 10A-3. Information regarding the functions performed by the committee, its membership and the number of meetings is set forth in the “Report of The Audit Committee” section below. The Audit Committee does not have a charter. The Board of Directors of the Bank has determined that it has an “audit committee financial expert” as that term is defined by the regulations of the SEC. Director Samuel J. Baggarly, chairman of the Audit Committee, is the Bank’s audit committee financial expert.

Loan Committee. The Loan Committee consists of the entire Board of Directors. It is responsible for approving all loans in dollar amounts which exceed the lending authority delegated to the Bank’s loan officers by the Board of Directors. The Loan Committee met 32 times during 2006.

Nominating Committee and Procedures. The Bank’s Board of Directors does not have a standing nominating committee. The Board believes that it does not need a separate nominating committee because a majority of the directors are independent and that shareholders are best served by having such directors participate in the selection of board nominees.

In its capacity as the nominating committee, the Board of Directors will accept for consideration shareholder nominations for directors if made in writing to the Secretary of the Bank at least five days prior to the date of the Annual Meeting.

Shareholder nominations for new directors must include the name, age, business and personal addresses of the nominee, the nominee’s principal occupation for the last five years, the number of shares of the Bank owned beneficially by the nominee, and any other information related to the nominee that is required to be disclosed in proxies for the election of directors under the regulations of the Securities Exchange Act of 1934. The above procedures are in addition to the procedures regarding inclusion of shareholder proposals in proxy materials set forth in “Shareholder Proposals” in this proxy statement/prospectus.

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The Bank does not have any specific minimum qualifications that must be met by a nominee and does not distinguish between nominees recommended by Board members or by shareholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among the Board. The Board will consider the nominee’s character and integrity and evaluate such factors as his or her education, business experience and knowledge of the banking industry. The Board will also evaluate the nominee’s willingness and ability to devote the necessary time and effort to objectively represent the shareholders’ interests as a director. In connection with the nomination process in 2006, the Board met once.

Director Compensation

No current director receives a retainer from the Bank solely for serving as a director. However, each director who is not a full time employee of the Bank was paid a $550 monthly fee for his services as a director. The Bank also pays group life and health insurance for the directors, the premiums of which are reflected in the director compensation table below as “All Other Compensation.” Directors serving as members of the Executive, Audit, Salary and Personnel, and Loan Committees who are not full time employees of the Bank receive a $200 fee for each Executive Committee meeting attended and a $150 for all other committee meetings attended.

Name	Feels Earned or Paid in Cash	All Other Compensation	Total
Samuel J. Baggarly	$16,850	$12,397	$29,247
Kent E. Coons	14,250	25,307	39,557
Webb R. Davis	14,850	17,995	32,845
J. William Gilliam	12,700	14,455	27,155
Francis D. Hall	14,500	25,014	39,514
Arnold M. Williams, Sr.	13,950	25,307	39,257
David L. Wines	14,500	25,198	39,698

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Pursuant to OTS regulations and Section 16(a) of the Exchange Act, directors and executive officers of the Bank are required to file reports with the OTS indicating their holdings of and transactions in the Bank’s common stock. To the Bank’s knowledge, based solely on a review of the copies of such reports furnished to the Bank and written representations that no other reports were required, all directors and executive officers of the Bank complied with all such filing requirements during 2006.

Transactions with Management

Certain directors and officers of the Bank and their affiliates are customers of the Bank and had transactions with the Bank during 2006. All loans and commitments to loan by the Bank to directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. The Bank expects to have in the future similar banking transactions with directors and officers. The aggregate balance of loans outstanding to directors and officers of the Bank and their affiliates was $85,833 on December 31, 2006.

Director Kent E. Coons provides real estate appraisal and inspection services to the Bank. Mr. Coons received $122,260 in 2006 and $162,950 in 2005 for these services. During 2006 and thus far in 2007, Mr. Coons is the only director providing services to the Bank. Management of the Bank anticipates that Mr. Coons will continue to provide services to the Bank in the future. Management is of the opinion that the fees paid for the above stated services are comparable to amounts which would have otherwise been charged by unrelated parties.

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Corporate Governance

The Bank has a Code of Ethics that applies to the Bank’s principal executive officer and principal accounting officer. A request for a copy of the Bank’s Code of Ethics can be made in writing to Mr. Noel F. Pilon, Chief Financial Officer, Virginia Savings Bank, F.S.B., 600 Commerce Avenue, Front Royal, Virginia 22630.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to or accrued by the Bank for W. Michael Funk, Executive Vice President and Chief Executive Officer, and Noel F. Pilon, Senior Vice President and Chief Financial Officer, during the year ended December 31, 2006. No other executive officers of the Bank had total compensation in 2006 which exceeded $100,000.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation (1)	Total
W. Michael Funk Executive Vice President and Chief Executive Officer	2006	$149,159	$16,000	$15,893	$181,052

Noel F. Pilon Senior Vice President and Chief Financial Officer	2006	$90,888	$10,000	$11,975	$112,863

(1)	Consists of premiums paid for life and health insurance benefits and 401(k) plan contribution matching.

Executive Compensation Discussion

The Bank’s executive compensation program is designed to (i) attract and retain key executives critical to the success of the Bank; (ii) integrate performance and compensation with the short and long-term strategic plans of the Bank; (iii) reward performance with respect to achieving the Bank’s goals; and (iv) align the interests of the executives with the long-term interests of the shareholders. The compensation program of the Bank for its executive officers is generally administered at the direction of the Salary and Personnel Committee and is reviewed annually.

In determining executive compensation, the Salary and Personnel Committee reviews all elements of each executive officer’s total compensation and considers both objective and subjective criteria. With respect to the objective portion of the performance evaluation, the committee specifically considers certain financial performance measures of the Bank, including but not limited to, net income and return on equity. As to the subjective component, the Salary and Personnel Committee considers the executive’s level of responsibility and performance, and the individual’s contribution in achieving the Bank’s long-term mission.

The Salary and Personnel Committee considers input from the Chief Executive Officer with respect to executive officers that report to him and makes appropriate recommendations to the Board of Directors. In determining the Chief Executive Officer’s compensation, the committee uses the same objective and subjective measures previously discussed and their subjective assessment of the Chief Executive Officer’s contributions to the overall success of the Bank.

Employment Agreements and Termination or Change in Control Agreements

Employment Agreement. On January 1, 2005, the Bank entered into an employment agreement with W. Michael Funk, its Executive Vice President and Chief Executive Officer. The employment agreement has an initial three-year term and renews automatically each year to maintain a three-year term unless either party elects not to renew the agreement prior to the renewal date. The agreement provides for an annual base salary of $125,000, which may be adjusted annually by the Board of Directors (but not below the base salary), and an annual cash bonus in such amounts as may be determined by the Board.

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Pursuant to the terms of the agreement, the Bank may terminate Mr. Funk’s employment at any time for “cause” (as defined in the agreement) without incurring any additional obligations. If the Bank terminates his employment for any reason other than for “cause” or if he terminates his employment for “good reason” (as defined in the agreement), the Bank will be obligated to continue to provide the compensation and benefits specified in the agreement until the expiration of its term. The employment agreement will terminate in the event that there is a change in control of the Bank, at which time the change in control agreement described below between the Bank and Mr. Funk will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

Change in Control Agreement. On January 1, 2005, the Bank also entered into an agreement with Mr. Funk that becomes effective upon a change in control of the Bank. Under the terms of this agreement, the Bank or its successor agrees to continue to employ Mr. Funk for a term of three years after the date of a change in control. During the term of the contract, Mr. Funk will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to the immediate prior year and a bonus at least equal to the highest bonus paid to Mr. Funk in any of the two years prior to the change in control. If his employment is terminated during the three years other than for “cause” or “disability” (as defined in the agreement), or if Mr. Funk should terminate employment (i) because a material term of his contract is breached by the Bank or its successor or (ii) through his voluntary termination during the 90-day period following the one-year anniversary of the change in control, he will be entitled to a lump sum payment, in cash, within 30 days after the date of termination, equal to 2.9 times the sum of his base salary, annual bonus and equivalent benefits.

Benefits

401(k) Profit Sharing Plan. The Bank maintains a 401(k) profit sharing plan which is designed to promote the future economic welfare of the employees of the Bank and to encourage employee savings. Employee deferrals of salary and employer contributions made under the 401(k) plan, together with the income thereon, are accumulated in individual accounts maintained in trust on behalf of the employee participants, and is made available to the employee participants upon retirement and under certain other circumstances as provided in the plan. Since employee deferrals of salary and employer contributions made under the 401(k) plan are made on a tax deferred basis, employee participants are able to enjoy significant income tax savings by participating in the 401(k) plan.

An employee of the Bank becomes eligible to participate in the 401(k) plan on the entry date, defined as the first day of a calendar month nearest the date he or she completes three months of service, provided he or she is at least age 21. Participants may elect to defer amounts up to 100% of their annual compensation to the 401(k) plan, subject to the limit imposed by law which was $15,000 for 2006. The Bank makes matching contributions equal to 50% of the first 3% of compensation deferred and may make additional discretionary matching contributions. The Bank may also make discretionary profit sharing contributions, allocated to eligible employees on the basis of relative compensation, or “qualified non-elective contributions” allocated on the basis of relative compensation but only to eligible non-highly compensated employees.

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OWNERSHIP OF BANK COMMON STOCK

The following table sets forth as of                              , 2007, certain information on the shares of Bank common stock beneficially owned by (i) each shareholder that owns more than 5% of the outstanding shares of the common stock, (ii) each director and director nominee of the Bank, (iii) each named executive officer in the Summary Compensation Table on page          and (iv) all directors, nominees and executive officers of the Bank as a group. The mailing address for the directors and executive officers of the Bank is 600 Commerce Avenue, Front Royal, Virginia 22630.

	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Sara S. D’Amato Executrix for the Estate of Ronald S. Gilliam 2309 Upper Greens Place Virginia Beach, Virginia 23456	202,802	(2)	10.7%

Directors and Named Executive Officers:

Samuel J. Baggarly	67,000		3.5%
Kent E. Coons	68,084	(2)	3.6
Webb R. Davis	113,440	(2)	6.0
W. Michael Funk	16,016	(2)	*
J. William Gilliam	165,550	(2)	8.7
Francis D. Hall	149,800	(2)	7.9
Noel F. Pilon	-0-		—
Arnold M. Williams, Sr.	58,608	(2)	3.1
David L. Wines	64,602	(2)	3.4
All directors and executive officers as a group (10 persons)	707,800	(2)	37.3%

*	Represents less than 1% of the Bank’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and minor children, and shares held jointly with spouses or as custodians or trustees with respect to each of the respective individuals listed in this table, as follows: Ms. D’Amato, 198,514 shares; Mr. Koons, 56,788 shares; Mr. Davis, 3,860 shares; Mr. Funk, 14,416 shares; Mr. Gilliam, 165,550 shares; Mr. Hall, 143,368 shares; Mr. Williams, 58,528 shares; and Mr. Wines, 60,090 shares.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Bank’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Beard Miller Company LLP, the Bank’s independent accountants for 2006, that firm’s judgments as to the quality, not just the acceptability, of the Bank’s accounting principles. The committee also reviewed the matters that are required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Bank including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Bank’s independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Bank’s internal controls, and the overall quality of the Bank’s financial reporting. The Audit Committee held three meetings during 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Office of Thrift Supervision. The Audit Committee and the Board have also selected Beard Miller Company LLP as the Bank’s independent auditors for the year ending December 31, 2007.

Members of the Audit Committee of Virginia Savings Bank, F.S.B.

Samuel J. Baggarly, Chairman
Webb R. Davis
J. William Gilliam
David L. Wines

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Bank’s consolidated financial statements for the year ended December 31, 2006 were audited by Beard Miller Company LLP . Fees paid for audit services during the years ended December 31, 2006 and December 31, 2005 are as follows:

	2006	2005
Audit Fees	$55,317	$50,826
Audit Related Fees	—	—
Tax Fees	4,346	2,600
All Other Fees	—	—

Total Fees	$59,663	$53,426

The Audit Committee pre-approves all audit, audit related and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that

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falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement. The Bank’s Audit Committee reviewed the fees paid to Beard Miller Company LLP and considered whether the provision of non-audit services was compatible with maintaining the auditor’s independence. The Audit Committee concluded that the non-audit services provided by the auditors did not give rise to a conflict of interest situation. Beard Miller Company LLP advised the Bank that neither the firm nor any of its partners nor employees have any relationships with the Bank or its subsidiary.

OTHER MATTERS

The Board of Directors of the Bank is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

ADJOURNMENT OF SHAREHOLDER MEETING

If necessary, the holders of the Bank’s common stock may be asked to approve the adjournment of the Annual Meeting to solicit further votes in favor of the reorganization and the other matters to be voted upon at the meeting. If you vote against the reorganization or the other matters to be voted upon at the Annual Meeting, your proxy may not be used by management to vote in favor of an adjournment pursuant to its discretionary authority.

SHAREHOLDER PROPOSALS

The Bylaws of the Bank provide for a shareholder to bring new business before an annual meeting. In order to do so, such shareholder proposal must be stated in writing and filed with the Secretary of the Bank at least five days before the date of the Annual Meeting. The failure to comply with this notice procedure will result in the shareholder proposal being deferred for consideration to a subsequent meeting of the shareholders.

If the reorganization is not completed, any nomination for election of a person to serve as a director or other shareholder proposal that a shareholder wishes to have included in the Bank’s proxy statement and form of proxy relating to the 2008 annual meeting of shareholders must be received by the Bank’s Secretary, at its main office, 600 Commerce Avenue, Front Royal, Virginia 22630, no later than                             , 2007, pursuant to the proxy soliciting regulations of the OTS. Nothing in this paragraph shall be deemed to require the Bank to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the OTS in effect at that time.

If the reorganization is completed, you will no longer be a shareholder of Virginia Savings Bank but you will be a shareholder of Virginia Savings Bancorp. Any proposal that a shareholder of Virginia Savings Bancorp wishes to have presented at the first annual meeting of the holding company, which would be held in May 2008, must be received at the main office of the holding company not later than                             , 2007, for proposals that a shareholder wishes to have included in next year’s proxy statement and set forth in the form of proxy for the holding company. If a proposal that a shareholder wishes to have included in next year’s proxy statement and set forth in the form of proxy is received by                             , 2007, and is in compliance with all the requirements of Rule 14a-8 of the SEC, it will be included in the proxy statement and set forth in the form of proxy issued for the first annual meeting of shareholders of Virginia Savings Bancorp. We urge you to send all proposals of this kind by certified mail, return receipt requested, to the attention of the Corporate Secretary, Virginia Savings Bancorp, 600 Commerce Avenue, Front Royal, Virginia 22630. For more information about the information that must be included in a shareholder proposal, please refer to the Bylaws of Virginia Savings Bancorp which are attached to this proxy statement/prospectus as Appendix C.

The Board does not have a formal policy regarding shareholder communications with the Board of Directors. Any shareholder who wishes to communicate directly with the entire Board or with a director of the Bank may do so by writing to the Board of Directors c/o Noel F. Pilon, Secretary, Virginia Savings Bank, F.S.B., 600 Commerce Avenue, Front Royal, Virginia 22630.

40

ANNUAL REPORT

The Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2006, which includes consolidated financial statements as of and for the two years ended December 31, 2006 and 2005, together with related notes, and the report of Beard Miller Company LLP, independent registered public accountants for such years, is attached to this proxy statement/prospectus as Appendix E.

Upon receipt of a written request, the Bank will furnish to any shareholder, without a charge, a copy of the Bank’s 2006 Annual Report on Form 10-KSB that was filed with the Office of Thrift Supervision pursuant to the provisions of the Securities Exchange Act of 1934. Such written requests should be directed to Mr. Noel F. Pilon, Chief Financial Officer, Virginia Savings Bank, F.S.B., 600 Commerce Avenue, Front Royal, Virginia 22630.

LEGAL MATTERS

The legality of Virginia Savings Bancorp common stock to be issued pursuant to the reorganization will be passed upon for Virginia Savings Bancorp by the law firm of LeClair Ryan, A Professional Corporation, Richmond, Virginia, which has acted as special counsel to the Bank and Virginia Savings Bancorp in connection with the reorganization. In addition, certain United States federal tax matters have been passed upon by LeClair Ryan.

EXPERTS

The audited financial statements of Virginia Savings Bank, F.S.B. as of and for the years ended December 31, 2006 and 2005, incorporated by reference in the Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2006 in Exhibit 13.0 thereto, which Annual Report on Form 10-KSB is attached to this proxy statement/prospectus as Appendix E, are incorporated herein in reliance upon the report of Beard Miller Company LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Bank is subject to the informational reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Office of Thrift Supervision. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities of the OTS, Information Services Division, 1700 G Street, N.W., Washington, D.C. 20552.

The Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2006, which report includes audited financial statements of the Bank, accompanies this proxy statement/prospectus as Appendix E. The Bank’s Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB, as filed with the OTS, are available free of charge to shareholders who request a copy. All requests for copies of information should be directed to Noel F. Pilon, Senior Vice President and Chief Financial Officer, Virginia Savings Bank, F.S.B., 600 Commerce Avenue, Front Royal, Virginia 22630 or at the following telephone number: (540) 435-4137.

Virginia Savings Bancorp has filed a registration statement on Form S-4 relating to the reorganization with the SEC. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Virginia Savings Bancorp, as well as a proxy statement of the Bank for the Bank’s Annual Meeting of Shareholders.

This proxy statement/prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-4, including its exhibits, which

41

may be read and copied at the SEC’s public reference room referenced below. Statements contained in this proxy statement/prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, please see the filed copy of the agreement or document for a complete description of these matters. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front of this proxy statement/prospectus or the date of any agreement or document included as an appendix to this proxy statement/prospectus.

After the reorganization, Virginia Savings Bancorp will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC, including the registration statement, at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Virginia Savings Bancorp’s SEC filings will also be available to the public on the SEC’s website at http:/www.sec.gov.

In connection with the reorganization, Virginia Savings Bancorp has filed an application with the OTS on Form H-(e)1-S under the Home Owners’ Loan Act, which may be inspected at the public reference facility maintained by the OTS indicated above or at the OTS Southeast Regional Office, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

WHAT INFORMATION YOU SHOULD RELY ON

We have not authorized any person to give any information or to make any representation that differs from, or adds to, the information discussed in this proxy statement/prospectus or in the appendices attached hereto. Therefore, if anyone gives you different or additional information, you should not rely on it.

The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This proxy statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, Virginia Savings Bank, F.S.B. or Virginia Savings Bancorp common stock or to ask for proxies, to or from any person to whom it is unlawful to direct these activities.

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APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made and entered into as of April 19, 2007, by and among VIRGINIA SAVINGS BANK, F.S.B., a federally chartered stock savings bank (the “Bank” or the “Surviving Bank”), VIRGINIA SAVINGS BANCORP, INC., a Virginia corporation (the “Holding Company”), and VSB INTERIM FEDERAL SAVINGS BANK, a to be formed interim federal stock savings bank (the “Interim Bank”). The Holding Company, the Bank and the Interim Bank are collectively referred to herein as the “Constituent Corporations.”

WITNESSETH:

The parties hereto desire to enter into an Agreement and Plan of Reorganization whereby the corporate structure of the Bank will be reorganized into the holding company form of ownership. The result of such reorganization will be that, immediately after the Effective Date (as defined in Article IV below), all of the issued and outstanding shares of common stock, $1.00 par value per share, of the Bank (“Bank Common Stock”) will be held by the Holding Company, and the holders of the issued and outstanding shares of Bank Common Stock will become the holders of the issued and outstanding shares of the common stock, $1.00 par value per share, of the Holding Company (“Holding Company Common Stock”).

The reorganization of the Bank will be accomplished by the following steps: (1) the formation by the Bank of a wholly-owned subsidiary, the Holding Company, for the purpose of initially becoming the sole stockholder of a newly formed interim federal stock savings bank, and subsequently becoming the sole stockholder of the Bank; (2) the formation of an interim federal stock savings bank, the Interim Bank, which will be wholly-owned by the Holding Company; and (3) the merger of the Bank into the Interim Bank, with the Bank as the surviving corporation. Pursuant to such merger: (i) all of the issued and outstanding shares of Bank Common Stock will automatically be converted by operation of law on a one-for-one basis into issued and outstanding shares of Holding Company Common Stock; and (ii) all of the issued and outstanding shares of common stock of the Interim Bank will automatically be converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of Bank Common Stock, which will be all of the issued and outstanding capital stock of the Bank.

NOW THEREFORE, in consideration of the mutual agreements set forth herein, the Constituent Corporations agree as follows:

Article I

The Merger and Related Matters

1.1 The Merger. On the Effective Date, the Interim Bank will be merged with and into the Bank (the “Merger”), and the separate existence of the Interim Bank shall cease, and all the property, rights, powers and franchises then owed by the Interim Bank, or which would inure to it, shall immediately and automatically, by operation of law and without any conveyance, transfer or further action, vest in the Bank. The Bank shall be deemed to be a continuation of the Interim Bank, and the Bank shall succeed to the rights and obligations of the Interim Bank.

1.2 Continued Existence of the Bank. Following the Merger, the existence of the Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the

United States with a Federal Stock Charter and the Bylaws in the form approved by the Office of Thrift Supervision (the “OTS”). The Federal Stock Charter and Bylaws of the Bank, as presently in effect, shall continue in full force and effect and shall not be changed in any manner whatsoever by the Merger.

1.3 Continued Business of the Bank; Offices. Following the Effective Date, and subject to the actions of the Board of Directors of the Bank, the business presently conducted by the Bank will continue to be conducted by it, as a wholly-owned subsidiary of the Holding Company, and the present directors and officers of the Bank will continue in their present positions. The locations of the Main Office and branch offices of the Bank immediately prior to the Effective Date shall continue to be the locations of the Main Office and branch offices, respectively, of the Bank from and after the Effective Date.

1.4 Directors. A list of the directors of the Bank, their respective residence addresses, and terms of office is attached hereto as Schedule I and is incorporated herein by reference. The number of directors following the Merger will be eight.

1.5 Savings Accounts. The issuance of savings accounts and other instruments and obligations by the Bank shall not be affected by the Merger.

Article II

Conversion of Stock

2.1 Conversion of Stock. The terms and conditions of the Merger and the manner and basis of converting the respective shares of common stock of the parties to this Agreement shall be as follows:

(a) Holding Company Common Stock. On the Effective Date, any shares of Holding Company Common Stock held by the Bank immediately prior to the Effective Date shall be canceled and shall no longer be deemed outstanding for any purpose.

(b) Bank Common Stock. On the Effective Date, each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date shall automatically by operation of law be converted into and shall become one share of Holding Company Common Stock. Such conversion shall not in any way preclude or prevent any holder of shares of Bank Common Stock from exercising his or her statutory right to dissent from the Merger and to receive from the Bank payment of the value of his or her shares of Bank Common Stock and such other rights and benefits as are provided by law.

(c) Interim Bank Common Stock. Each share of common stock of the Interim Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, automatically by operation of law be converted into and shall become one share of Bank Common Stock and shall not be further converted into shares of Holding Company Common Stock, so that from and after the Effective Date, all of the issued and outstanding shares of Bank Common Stock shall be held by the Holding Company.

(d) Exchange of Bank Common Stock Certificates. From and after the Effective Date, each holder of an outstanding certificate or certificates that, prior thereto, represented shares of Bank Common Stock shall, upon surrender of the such certificate(s) to the designated agent of the Bank, be entitled to receive, in exchange therefor, a certificate or certificates representing the number of whole shares of Holding Company Common Stock into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted, as provided in the foregoing provisions of this Article II. Until so surrendered, each such outstanding certificate that, prior to the Effective Date, represented shares of Bank Common Stock shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of Holding Company Common Stock into which such shares of Bank Common Stock shall have been so converted. Former holders of shares of Bank Common Stock will not be required to exchange their Bank Common Stock certificates for new certificates evidencing the same number of shares of Holding Company Common Stock. If in the future the Holding Company decides to effect an exchange of stock certificates, instructions for such exchange will be sent to all holders of record of Holding Company Common Stock.

(e) Sole Rights, Etc. On the Effective Date, the holders of certificates formerly representing Bank Common Stock outstanding on the Effective Date shall cease to have any rights with respect to the stock of the Bank, and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of Bank Common Stock shall have been converted by the Merger.

Article III

Conditions to the Merger; Termination

3.1 Conditions to the Merger. The obligations of the Bank, the Holding Company and the Interim Bank to effect the Merger shall be subject to satisfaction of the following conditions:

(a) Stockholder Approvals. To the extent required by applicable law, the holders of a majority of the outstanding shares of Bank Common Stock shall have approved the Agreement; the Bank, as the sole stockholder of the Holding Company, shall have approved this Agreement; and the Holding Company, as the sole stockholder of the Interim Bank, shall have approved this Agreement. None of such approvals shall have been revoked on or prior to the Effective Date.

(b) Securities Registration. The shares of Holding Company Common Stock to be issued to the holders of Bank Common Stock pursuant to the Merger shall have been duly registered pursuant to Section 5 of the Securities Act of 1933, as amended, and the Holding Company shall have complied with all applicable state securities or “blue sky” laws relating to the issuance of Holding Company Common Stock.

(c) Approvals, Consents. Any and all approvals from the OTS, the Securities and Exchange Commission and any other governmental agency having jurisdiction necessary for the lawful consummation of the Merger and the issuance and delivery of Holding Company Common Stock as contemplated by this Agreement shall have been obtained.

(d) Tax Status. The Bank shall have received either (i) a ruling from the Internal Revenue Service or (ii) an opinion from its special legal counsel, LeClair Ryan, A Professional Corporation, to the effect that the Merger will be treated as a non-taxable transaction under applicable provisions of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by the holders of Bank Common Stock upon the exchange of Bank Common Stock held by them solely for Holding Company Common Stock.

3.2 Termination. This Agreement may be terminated at any time prior to the Effective Date at the election of any of the parties hereto if any one or more of the conditions to the obligations of any of them hereunder shall not have been satisfied and shall have become incapable of fulfillment and shall not be waived. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective Boards of Directors of the parties.

3.3 No Further Obligation. Upon termination for any reason, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or stockholders.

3.4 Costs and Expenses. The Bank shall pay all costs and expenses incurred by it, the Holding Company and the Interim Bank in connection with this Agreement and the transactions contemplated hereunder.

Article IV

Effective Date of the Merger

Upon satisfaction or waiver (in accordance with the provisions of this Agreement) of each of the conditions set forth in Article III, the parties hereto shall execute and cause to be filed Articles of Combination, and such certificates or further documents as shall be required by the OTS, with the Secretary of the OTS and shall cause to be filed with such other federal or state regulatory agencies all such certificates and other documents as may be required in the opinion of special counsel to the Bank and the Holding Company. Upon approval by the OTS and endorsement of such Articles of Combination by the Secretary of the OTS, the Merger and other transactions contemplated by this Agreement shall become effective. The “Effective Date” for all purposes hereunder shall be the date of such endorsement by the Secretary of the OTS.

Article V

Appraisal Rights

5.1 Dissenters’ Rights. Holders of Bank Common Stock who comply with Section 552.14 of the OTS regulations (12 CFR 552.14) shall be entitled to receive the fair or appraised value of the shares of Bank Common Stock held by such shareholder, provided that:

(a) any shares of Bank Common Stock held by a holder who has properly demanded appraisal of such holder’s shares and, as of the Effective Date, has neither effectively withdrawn nor lost such holder’s right to such appraisal (the “Dissenting Shares”) shall not be converted in the manner set forth in Section 2.1(b) hereof, but the holder thereof shall only be entitled to such rights as are granted by OTS regulations.

(b) Notwithstanding the provisions of subparagraph (a) of this Section 5.1, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s right to appraisal, then, as of the Effective Date or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted as provided in Section 2.1 (b).

Article VI

Miscellaneous

6.1 Waiver. Any of the terms or conditions of this Agreement that may legally be waived may be waived at any time by any party which is entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, executed in the same manner as this Agreement.

6.2 Amendment. Any of the terms or conditions of this Agreement may be amended or modified in whole or in part at any time, to the extent permitted by applicable law, rules and regulations, by an amendment in writing, provided that any such amendment or modification is not materially adverse to the Bank, the Holding Company or their stockholders. In the event that any governmental agency requests or requires that the transactions contemplated herein be modified in any respect as a condition of providing a necessary regulatory approval or favorable ruling, or that in the opinion of special legal counsel to the Bank such modification is necessary to obtain such approval or ruling, this Agreement may be modified, at any time before or after adoption thereof by the stockholders of the Bank by an instrument in writing, provided that the effect of such amendment would not be materially adverse to the Bank, the Holding Company or their stockholders.

6.3 Execution by the Interim Bank. The Bank and the Holding Company acknowledge that, as of the date hereof, the charter of the Interim Bank has not been issued by the OTS. Accordingly, the Interim Bank does not have the legal capacity to execute this Agreement. The Holding Company, as the organizer and sole stockholder of the Interim Bank, agrees to cause the Interim Bank to execute this Agreement promptly following the corporate organization of the Interim Bank. The Bank and the Holding Company agree to be bound by this Agreement prior to and following such execution by the Interim Bank.

6.4 Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, but such counterparts together shall constitute but one and the same instrument.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except insofar as the federal law of the United States is deemed to apply.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first above written.

VIRGINIA SAVINGS BANK, F.S.B.

By:	/s/ W. Michael Funk
W. Michael Funk
Executive Vice President and Chief Executive Officer

VIRGINIA SAVINGS BANCORP, INC.

By:	/s/ W. Michael Funk
W. Michael Funk
President and Chief Executive Officer

VSB INTERIM FEDERAL SAVINGS BANK

By:	/s/ W. Michael Funk
W. Michael Funk
President

SCHEDULE I

DIRECTORS OF VIRGINIA SAVINGS BANK, F.S.B.

Name	Residence Address	Term to Expire
Samuel J. Baggarly	1141 Elm Street Front Royal, Virginia 22630	2008

Kent E. Coons	135 Buckingham Court Front Royal, Virginia 22630	2008

Arnold M. Williams	1103 Happy Ridge Drive Front Royal, Virginia 22630	2008

Webb R. Davis	425 West 15th Street Front Royal, Virginia 22630	2009

W. Michael Funk	443 Shenwood Avenue Woodstock, Virginia 22664	2009

Francis D. Hall	124 Polk Avenue Front Royal, Virginia 22630	2009

J. William Gilliam	6899 Leeds Manor Road Orlean, Virginia 20128	2007

David L. Wines	211 Jamestown Road Front Royal, Virginia 22630	2007

APPENDIX B

ARTICLES OF INCORPORATION

OF

VIRGINIA SAVINGS BANCORP, INC.

ARTICLES OF INCORPORATION

OF

VIRGINIA SAVINGS BANCORP, INC.

I. NAME

The name of the Corporation is Virginia Savings Bancorp, Inc.

II. PURPOSE

The purpose for which the Corporation is formed is to act as a holding company and to transact any or all lawful business not required to be stated in the Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

III. CAPITAL STOCK

1. Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is 11,000,000, of which 10,000,000 shares shall be shares of common stock, par value $1.00 per share (“Common Stock”), and 1,000,000 shares shall be shares of preferred stock, par value $10.00 per share (“Preferred Stock”).

2. Preferred Stock. Shares of Preferred Stock may be issued in one or more series. Subject to applicable laws, and only by adoption of an amendment to these Articles of Incorporation, the Board of Directors of the Corporation may determine the preferences, limitations and relative rights of any series of Preferred Stock before the issuance of any shares of that series. Such determination may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, exchangeability, convertibility, distribution and preference on dissolution or otherwise. Each series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

3. Common Stock.

(a) Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders.

(b) Subject to the rights of holders of Preferred Stock and subject to any other provisions of these Articles of Incorporation or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time.

4. Required Vote. Except as otherwise required in these Articles of Incorporation, as they may hereafter be amended:

(a) Any corporate action, except the election or removal of directors, an amendment or restatement of these Articles of Incorporation, a merger, a statutory share exchange, the sale or other disposition of all or substantially all of the Corporation’s assets otherwise than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action;

(b) Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; and

(c) An amendment or restatement of these Articles of Incorporation that requires a vote of the Corporation’s shareholders, a merger, a statutory share exchange, the sale or other disposition of all or substantially all of the Corporation’s assets otherwise than in the usual and regular course of business, or a dissolution shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, provided that the amendment or transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment or transaction is not so approved and recommended, then the amendment or transaction shall be approved by the vote of more than two-thirds of all votes entitled to be cast on such matter by each voting group entitled to vote on the amendment or transaction.

IV. NO PREEMPTIVE RIGHTS

No holder of any class of capital stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or acquire (a) any shares of any class of capital stock of the Corporation, whether now or hereafter authorized, (b) any options, warrants or rights to subscribe for, purchase or acquire any of such shares or (c) any securities or obligations convertible into, or exchangeable for, any such shares or warrants, rights or options to purchase any such shares.

V. DIRECTORS

1. Initial Directors. The initial directors of the Corporation are:

Samuel J. Baggarly	Kent E. Coons	Webb R. Davis
W. Michael Funk	J. William Gilliam	Francis D. Hall
Arnold M. Williams	David L. Wines

The address for the above named initial directors is 600 Commerce Avenue, Front Royal Virginia 22630.

2. Number of Directors; Vacancies. The Board of Directors shall consist of such number of individuals as may be fixed or provided for by the bylaws of the Corporation. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. Vacancies resulting from an increase in the number of directors shall be filled in the same manner.

3. Classification of Directors. The Board of Directors shall be divided into three classes, Class I, Class II and Class III as nearly equal in number as possible. On the effective date of these Articles of Incorporation of the Corporation, the classification of directors of the Corporation shall be implemented as follows: directors of the first class (Class I) shall be elected to hold office for a term expiring at the 2008 annual meeting of the shareholders; directors of the second class (Class II) shall be elected for a term expiring at the 2009 annual meeting of the shareholders, and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 2010 annual meeting of shareholders. The successors to the class of directors whose terms expires shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly created directorship shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal as possible.

VI. INDEMNIFICATION

1. In this Article:

“applicant” means the person seeking indemnification pursuant to this Article.

“expenses” includes counsel fees.

“liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

“proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

2. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

3. The Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

4. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 or 3 of this Article.

6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 3.

The determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) if a quorum cannot be obtained under subsection (a) of this Section 6, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c) by special legal counsel (which may include outside counsel regularly used by the Corporation so long as such counsel is not involved in the proceeding in question):

(i) selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this Section 6; or

(ii) if a quorum of the Board of Directors cannot be obtained under subsection (a) of this Section 6 and a committee cannot be designated under subsection (b) of this Section 6, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

(d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 6 to select counsel.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 6 of this Article if the applicant furnishes the Corporation: (i) a written statement of his or her good faith belief that he or she has met the standard of conduct described in Section 3 of this Article; and (ii) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

(b) The undertaking required by paragraph (ii) of subsection (a) of this Section 7 shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Authorizations of payments under this Section 7 shall be made by the persons specified in Section 6 of this Article.

8. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section 2 or 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section 8.

9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.

10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

11. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

VII. REGISTERED OFFICE AND AGENT

The initial registered office of the Corporation is LeClair Ryan, A Professional Corporation, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, in the City of Richmond, Virginia, and the initial registered agent is Scott H. Richter, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the Corporation’s initial registered office.

April 17, 2007	/s/ Scott H. Richter
Scott H. Richter
Incorporator

APPENDIX C

BYLAWS

OF

VIRGINIA SAVINGS BANCORP, INC.

BYLAWS

OF

VIRGINIA SAVINGS BANCORP, INC.

ARTICLE I

Meetings of Shareholders

1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

1.2 Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on such date as may be fixed by the Board of Directors.

1.3 Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

1.4 Notice of Meetings.

(a) Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not fewer than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his or her address which appears in the share transfer books of the Corporation. Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange domestication or entity conversion, a proposed sale of all, or substantially all of the Corporation’s assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than twenty-five nor more than sixty days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger, share exchange, domestication or entity conversion or sale agreement. Such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation.

(b) Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (i) waived objection to the lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (ii) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented. Notice of any adjourned meeting need not be given, except as expressly required by law.

(c) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this paragraph shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

1.5 Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of each voting group entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of such voting group for the transaction of business. If less than a quorum of a voting group shall be in attendance at the time for which a meeting of such voting group shall have been called, with respect to that voting group the meeting may be adjourned from time to time by a majority of the shares of such voting group present or represented by proxy or by the chairman of such meeting without notice other than by announcement at the meeting.

1.6 Voting.

(a) At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his or her name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his or her duly authorized attorney-in-fact.

(b) The Chief Executive Officer or Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with the information from which the inspectors of the election can determine that the transmission was authorized by the shareholder or the shareholders’ duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied.

1.7 Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Board of Directors. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

1.8 Advance Notice of Nominations and Shareholder Business.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders only (1) pursuant to the Corporation’s notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any shareholder of the Corporation who was a shareholder of record at the time of delivery of the notice provided for in this Section 1.8, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.8.

(b) For any nomination of a Director or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph (a) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal office of the Corporation not fewer than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, if the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner.

(c) Notwithstanding anything in the second sentence of paragraph (b) of this Section 1.8 to the contrary, in the event that the number of Directors to be elected by the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year’s annual meeting, a shareholders’ notice required by this Section 1.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors and only such business shall be conducted at an annual meeting as is proposed in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall have the power and duty to determine (except as otherwise provided by law) whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded. The chairman of the meeting shall also have the authority to make such rules and regulations, to establish such procedures and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof, and (vi) commencing, conducting and closing voting on any matter.

(e) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release issued by the Corporation or in a mailing to the Corporation’s shareholders.

(f) Notwithstanding the foregoing provisions of this Section 1.8, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8. Nothing in this Section 1.8 shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

Directors

2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

2.2 Number of Directors. The number of Directors constituting the Board of Directors shall be an odd number at least five and no more than eleven.

2.3 Election, Term and Removal of Directors; Quorum.

(a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

(b) Directors shall hold their offices until their terms have expired and until their successors are elected. Any Director may be removed from office as provided under the Virginia Stock Corporation Act.

(c) Any vacancy occurring in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders’ meeting at which directors are elected.

(d) A majority of the number of Directors prescribed in these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

2.4 Meetings of Directors.

(a) An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such time and place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Chief Executive Officer, the President or any two of the Directors. The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by letter, telegraph, facsimile, telephone or in person of all meetings of the Board of

Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

(b) Notice of the date, time, place or purpose of a regular or special meeting of the Board of Directors may be given by a form of electronic transmission consented to by the Director to whom the notice is given. Any such consent of a Director shall be revocable by the Director by written notice to the Secretary of Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the Director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the Director has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the Director of such specific posting when such notice is directed to an address at which the Director has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (d) if by any other form of electronic transmission, when consented to by the Director.

(c) A director may waive notice of any meeting before or after the date and time of such meeting, and such waiver shall be the equivalent to the giving of such notice. The waiver shall be a writing signed by the director and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(d) Any action to be taken at a meeting of the Board of Directors may be taken without a meeting and without prior notice if the action is taken by all Directors. Such action shall be evidenced by one or more written consents (i) stating the action taken, (ii) signed by each Director either before or after the action taken, and (iii) included in the minutes or filed with the Corporation’s records reflecting the action taken.

2.5 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE III

Committees

3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may elect an Executive Committee which shall consist of not fewer than two Directors, including the Chairman. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 13.1-706 of the Virginia Code; (iv) adopt, amend, or repeal the Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

3.2 Audit Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, shall designate an Audit Committee which shall consist of two or more Directors, none of whom shall be an employee of the Corporation or any of its subsidiaries. The Committee shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall (a) select and approve the firm to be employed as the Corporation’s external auditor and determine and effect the discharge of any such firm; (b) approve the external auditor’s compensation, the terms of its engagement and its independence; (c) approve the appointment and replacement of the senior internal-auditing executive, if any; (d) serve as a channel of communication between the external auditor and the Board of Directors and between the senior internal-auditing executive, if any, and the Board; (e) review the results of each external audit of the Corporation, the report of the audit, any related management letter, management’s responses to recommendations made by the external auditor in connection with the audit, reports of the internal auditing department that are material to the Corporation as a whole and management’s responses to such reports; (f) review the Corporation’s annual financial statements, any certification, report, opinion or review rendered by the external auditor in connection with those financial statements, and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements; (g) consider, in consultation with the external auditor and the senior internal-auditing executive, if any, the adequacy of the Corporation’s internal financial controls; and (h) consider major changes and other major questions of choice respecting the appropriate auditing and accounting principles and practices to be used in preparation of the Corporation’s financial statements.

3.3 Loan Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these bylaws, shall designate a Loan Committee that shall include the Chief Executive Officer and President, and such other Directors and officers as determined by the Board. The Loan Committee shall have power to discount and purchase notes and other evidences of debt, to examine and approve loans and discounts; and to exercise authority regarding loans and discounts. The Loan Committee shall keep minutes of its meetings and such minutes shall be available at the next regular meeting of the Board of Directors at which a quorum is present and shall be read if requested by the Board, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board. Until such time as the Board of Directors shall determine, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, the powers and functions of the Loan Committee shall be reserved for the Executive Committee.

3.4 Compensation Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, shall designate a Compensation Committee which shall consist of two or more directors, none of whom are employees of the Corporation or any of its subsidiaries. The Compensation Committee shall meet at least annually or as necessary to perform the duties provided for in this section. The Compensation Committee shall: (a) review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer, the President and other senior executive officers of the Corporation; (b) review any new executive compensation program; review on a periodic basis the operation of the Corporation’s executive compensation programs to determine whether they are properly coordinated; establish and periodically review policies for the administration of executive compensation programs; (c) establish and periodically review policies in the area of management perquisites; (d) evaluate the performance of the Chief Executive Officer and the President and review the evaluations of the Corporation’s senior management conducted by the Chief Executive Officer and the President; (e) oversee the development of plans for the succession of senior management personnel; and (f) administer stock option plans maintained by the Corporation.

3.5 Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not fewer than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

3.6 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

3.7 Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

3.8 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

3.9 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chief Executive Officer or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

3.10 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of Directors fixed by these Bylaws.

ARTICLE IV

Officers

4.1 Election of Officers; Terms. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer. Other officers, including one or more Vice Chairmen, Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The Chairman of the Board shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine.

4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

4.4 Duties of the Chairman of the Board. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the shareholders. In the event of the Chairman of the Board’s temporary absence or disability and the absence or disability of the Chief Executive Officer and the President, the Chairman of the Board shall have the power to designate any Director to preside at any or all meetings of the shareholders and of the Board of Directors. If at any time the offices of both the Chief Executive Officer and President shall not be filled, or in the event of the disability of both the Chief Executive Officer and President, the Chairman of the Board shall have the duties and powers of the Chief Executive Officer and President. The Chairman of the Board shall have such other powers and perform such greater or lesser duties as may be delegated to him or her from time to time by the Board of Directors.

4.5 Duties of the Chief Executive Officer. The Chief Executive Officer of the Corporation shall be primarily responsible for the implementation of policies of the Board of Directors. The Chief Executive Officer shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. The Chief Executive Officer shall be a Director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he or she shall be ex officio a member of all Committees of the Board. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all corporate meetings. The Chief Executive Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

4.6 Duties of the President. The President, together with the Chief Executive Officer of the Corporation (in the event the President and Chief Executive Officer are not the same person), shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. The President shall be a Director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he or she shall be ex officio a member of all Committees of the Board. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all corporate meetings. The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the

Corporation or shall be required by law otherwise to be signed or executed. In addition, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

4.7 Duties of the Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him or her by the Chief Executive Officer or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

4.8 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. The Treasurer shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Audit Committee, or the Chief Executive Officer. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

4.9 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, the Secretary shall also act as secretary of the meetings of the committees of the Board. The Secretary shall keep and preserve the minutes of all such meetings in permanent books. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

4.10 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE V

Capital Stock

5.1 Form of Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Virginia law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates, when issued, representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

5.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of any certificate for any shares, and the Board of Directors may in its discretion cause one or more new certificates to be issued or a written confirmation of the Corporation’s records for the same number of shares in the aggregate to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

5.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney upon surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

5.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE VI

Miscellaneous Provisions

6.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

6.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

6.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

6.4 Amendment of Bylaws. Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

6.5 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chief

Executive Officer or the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the Chief Executive Officer or President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

ARTICLE VII

Emergency Bylaws

The Emergency Bylaws provided in this Article VII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation’s Board of Directors cannot readily be assembled because of a catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.4 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

(b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article II of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

(i) First, any Executive Vice President, secondly the Chief Financial Officer, then any Senior Vice Presidents not already serving as directors;

(ii) Vice Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

(iii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

(iv) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

(c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

No officer, Director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

APPENDIX D

SECTION 552.14 OF THE OTS REGULATIONS

DISSENTER AND APPRAISAL RIGHTS

Appendix D

12 C.F.R. § 552.14 Dissenter and appraisal rights.

(a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with §552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

(b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock’s fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to §552.13(h)(2) of this part. “Qualified consideration” means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

(c) Procedure — (1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management’s proxy solicitation for such meeting.

(2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

(3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

(i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

(ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

(iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

(4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

(5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

(6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

(7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

(8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

(9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

(10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

(11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

APPENDIX E

VIRGINIA SAVINGS BANK’S

ANNUAL REPORT ON FORM 10-KSB

FOR THE YEAR ENDED DECEMBER 31, 2006

OFFICE OF THRIFT SUPERVISION

U.S. DEPARTMENT OF THE TREASURY

Washington, D.C. 20552

FORM 10-KSB

(Mark One)

☒	Annual Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Fiscal Year Ended December 31, 2006

☐	Transition Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period                     to                     .

VIRGINIA SAVINGS BANK, F.S.B.

(Name of Small Business Issuer in its Charter)

UNITED STATES	07774	54-0904309
(State or Other Jurisdiction of Incorporation or Organization)	OTS Docket Number	(I. R. S. Employer Identification No.)

600 Commerce Avenue, Front Royal, Virginia 22630

(Address of Principal Executive Offices) (Zip Code)

Issuer’s Telephone Number: (540) 635-4137

No securities are registered pursuant to Section 12(b) of the Act.

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $1.00 per share

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.

☐  Yes    ☒  No

Check whether the Issuer : (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    ☒  Yes    ☐  No

Check if there is disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.

☐  Yes    ☒  No

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐  Yes    ☒  No

Issuer’s revenues for its most recent fiscal year: $12,096,811.

There are no regularly quoted bid and asked prices for the Registrant’s common stock. Based on recently negotiated trading of the stock through March 30, 2007 Registrant believes the approximate trading price to be $15.83 per share for an approximate aggregate market value of $30,076,800. As of March 30, 2007, the aggregate market value of the 873,158 shares of common stock held by non-affiliates of the Registrant was $13,822,100. As of March 30, 2007 there were issued and outstanding 1,899,984 shares of the Registrant’s common stock.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 are incorporated into Parts II and III. Portions of the registrant’s Proxy Statement for the 2007 Annual Meeting of Shareholders are incorporated by reference into Part III.

PART I

Item 1.	DESCRIPTION OF BUSINESS

A. Business Development

Virginia Savings Bank, F.S.B. (the “Bank”) began operations as a state chartered, federally insured savings and loan association in September, 1980 under the name Front Royal Savings and Loan Association. In August, 1983, the name of the institution was changed to Virginia Savings Bank. In August, 1993, the Office of Thrift Supervision (“OTS”) approved the Bank’s application to convert from a Virginia chartered stock state savings bank to a federally chartered stock savings bank with a name change to Virginia Savings Bank, F.S.B. The markets served by the Bank expanded in 1984 with the addition of branches in Woodstock, Virginia and Winchester, Virginia. Between 1998 and 2000, the Bank further expanded with the opening of a second branch in the City of Winchester in October, 1998 and the opening of a branch in the Town of Strasburg in February, 2000.

B. Business of the Bank

The Bank is a community-oriented savings bank. Its business consists of attracting and servicing deposit accounts from the general public and small businesses in the form of passbook savings, money market accounts, demand accounts, and certificates of deposits, and originating loans to finance the purchase, construction, or improvement of residential and commercial real estate in Virginia. The Bank offers other financial services such as consumer loans to households and commercial loans to small businesses. The Bank is also engaged in certain investment activities authorized by the OTS and may from time-to-time hold various types of liquid assets including U.S. government and agency securities, federal funds, and certain money market instruments. Its income is derived primarily from interest and fees from loans and its principal expenses are interest on deposits and operating expenses. The Bank also has an investment in a subsidiary corporation - See Service Corporation.

Virginia Savings Bank’s primary market area for both deposits and loans encompasses Warren, Shenandoah, and Frederick Counties, and the City of Winchester, Virginia. The Bank faces strong competition for deposits and in its lending activities from other financial institutions primarily from commercial banks, other savings and loan associations, and credit unions, some of which have resources substantially greater than the Bank. The Bank faces additional competition from non-bank lenders, such as mortgage banking companies, and from money market funds, government securities and the issuers of corporate debt instruments.

C. Regulation and Supervision

General

As a federally chartered thrift institution, the Bank is subject to extensive regulation by the OTS. The lending, investment, and deposit activities of the Bank must comply with various regulatory

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requirements. OTS periodically examines the Bank for compliance with these requirements. The Bank files quarterly reports with the OTS detailing its activities and its financial condition. The Bank is also subject to certain reserve requirements established by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). This supervision and regulation is intended primarily for the protection of depositors.

Regulatory Capital Requirements

OTS capital standards require thrift institutions to satisfy three different capital requirements. Under these standards, thrifts must maintain “tangible” capital equal to 1.5% of adjusted total assets, “leverage” capital equal to at least 4% of adjusted total assets, and a combination of leverage and “supplementary” capital, primarily general loss reserves, equal to 8.0% of “risk weighted” assets.

Of these three capital requirements, the risk-based requirement is the most significant for the Bank. The risk-based capital requirement is measured against the amount of risk-weighted assets, which equals the sum of each asset and credit-equivalent off-balance sheet item multiplied by an assigned risk weight.

Under the OTS risk weighting system, cash reserves at the Federal Reserve and U.S. Government securities backed by the full faith and credit of the U.S. Government are given a 0% risk weight. Mortgage backed securities issued by, or fully guaranteed as to principal and interest, by the Federal National Mortgage Association (“FNMA”) or Federal Home Loan Mortgage Corporation (“FHLMC”), deposits at federally insured financial institutions, cash accounts at the Federal Home Loan Bank (“FHLB”), FHLB stock and federal agency securities are assigned a 20% risk weight. Qualifying residential mortgage loans (first mortgage loans not more than 90 days past due with loan-to-value ratios not over 90%) are assigned a risk weight of 50%. All other assets are assigned a 100% risk weight.

While the Bank complies with all of the current capital requirements and expects to continue to do so, any failure to meet the capital requirements in the future would result in severe penalties under these regulations. Institutions not in full compliance with the capital standards then applicable will be subject to a capital directive which may include such restrictions as reducing the bank’s assets, restrictions on the rate of growth of liabilities, and limitations on the payment of dividends as may be deemed appropriate by the Director of the OTS. The Director of the OTS is mandated to treat as an unsafe and unsound practice any material failure by a savings institution to comply with a capital plan or capital directive. The sanctions and penalties that could be imposed range from restrictions on the activities of the institution, termination of insurance of accounts following appropriate proceedings, and to the appointment of a conservator or receiver.

The Federal Deposit Insurance Corporation Act of 1991 (“FDICIA”) established a framework of supervisory actions for insured institutions that are not adequately capitalized. The FDICIA defines the capital measures and levels that are used to determine supervisory actions. There are five capital categories defined in the OTS regulations which implement FDICIA. These range

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from well capitalized to critically under capitalized. The capital measures include a total risk-based capital ratio, a Tier 1 risk-based capital ratio and a leverage ratio. A thrift institution is considered to be well capitalized if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater and is not subject to a capital directive issued by the OTS. A thrift institution is considered to be adequately capitalized if it has a total risk-based capital ratio between 8.00% and 9.99%, a Tier 1 risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater and is not subject to a capital directive issued by the OTS.

Capital Distribution Regulations

OTS regulations govern the payment of dividends by savings institutions. The rules set forth by the OTS, apply equally to all distributions of capital including cash dividends, stock repurchases and cash-out mergers. These rules utilize a tiered approach which permits various levels of capital distributions based primarily upon a savings institution’s capital level. In addition to these capital requirements, a financial institution that has an examination rating of a “1” or a “2” under the joint examination standards for the financial institution regulatory bodies has fewer restrictions on the payment of dividends.

A well capitalized institution with a “1” or a “2” examination rating is not required to make application for permission to pay a dividend or file notice of its intent to make a capital distribution.

An adequately capitalized institution is not required to make application for permission to pay a dividend but must file notice of its intent to make a capital distribution. The thrift institution must receive OTS’s approval before declaring or paying a cash dividend.

If a proposed capital distribution would result in the institution’s capital falling below the adequately capitalized level, it must make application for OTS approval to pay the dividend prior to taking any action.

Loans-To-One Borrower Limitations

Current regulations provide that the loans-to-one borrower limits applicable to national banks will apply to thrift institutions in the same manner and to the same extent. Under these limits, unsecured loans and extensions of credit outstanding at one time to a borrower may not exceed 15% of the unimpaired capital and surplus of the institution. Loans and extensions of credit fully secured by certain readily marketable collateral may represent an additional 10% of unimpaired capital and surplus. At December 31, 2006, the largest amount the Bank could lend to one borrower on either a secured or unsecured basis was $2,147,000. At such date, the Bank’s largest amount loaned to one borrower was approximately $1,938,000.

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Liquidity Requirements

In July, 2001, the OTS revised its liquidity regulations that affect savings banks by eliminating all specific liquidity requirements. The revised regulations retain a general safety and soundness requirement which require savings banks to hold liquid assets appropriate to the size and nature of their operations. The OTS may determine the adequacy of an institution’s liquidity based on safety and soundness considerations.

The average daily liquidity ratio of the Bank for the month of December, 2006 was 24.9% and the average ratio for the year ended December 31, 2006 was 24.5%.

Federal Home Loan Bank System

The Bank is a member of the FHLB system, which consists of twelve regional banks that are subject to the supervision and regulation of the Federal Housing Finance Board (“FHFB”). The Federal Home Loan Banks provide a central credit facility primarily for their member savings and loan associations. The Bank, as a member of the FHLB of Atlanta, is required to acquire and hold shares of capital stock in the FHLB. Member institutions are required to maintain both B1 and B2 capital stock. The B1 stock requirement is equal to 0.20% of the member’s total assets as of the preceding year end. The B2 stock requirement is equal to 4.50% of the member’s outstanding borrowings. The Bank was in compliance with the required investment in FHLB of Atlanta stock as of December 31, 2006.

The FHLB of Atlanta serves as a central bank for its member institutions. It is funded primarily from proceeds from the sale of the consolidated obligations of the FHLB system. The FHLB makes advances to its members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB of Atlanta. Advances to Qualified Thrift Lenders, such as the Bank, may be obtained for most business purposes, but the total amount of advances outstanding may not exceed the amount of the Bank’s residential housing finance assets. The Bank made frequent use of FHLB advances during 2006 and had $23,000,000 of advances outstanding at December 31, 2006.

Qualified Thrift Lender Test

The Bank must maintain an appropriate level of qualified thrift investments and otherwise meet the standards for a qualified thrift lender in order to have full borrowing privileges from the FHLB of Atlanta.

In order to meet these standards, the Bank must maintain at least 65% of its “portfolio assets” (defined as total assets minus intangible assets, property used in the conduct of the Bank’s business, and the first twenty percent of the Bank’s liquid assets) in qualified thrift investments, which consist primarily of residential mortgages and related investments. Failure to maintain qualified thrift lender status would require the Bank to either convert to a

5

commercial bank charter or comply with the restrictions imposed for non-compliance. If the Bank does not convert to a commercial bank charter, it must comply with the following additional restrictions on the operations of the institution: (I) it may not engage in any new activity or make any new investment, directly or indirectly, unless such activity is permissible for a national bank; (ii) its branching powers will be restricted to those of a national bank; (iii) it will not be eligible to obtain advances from the FHLB; and (iv) its ability to pay dividends will be subject to the rules regarding the payment of dividends by a national bank.

At December 31, 2006, Virginia Savings Bank met the Qualified Thrift Investment requirements as currently defined. Its qualified thrift investments were approximately 73.4% of portfolio assets. The Bank expects to continue to qualify as a Qualified Thrift Lender, although there can be no assurance that it will do so.

Insurance of Deposits

In November, 2006, the Federal Deposit Insurance Corporation (“FDIC”) issued final regulations, as required by the Federal Deposit Insurance Reform Act of 2005, by which the FDIC established a new base rate schedule for the assessment of deposit insurance premiums and set new assessment rates which became effective in January 2007. Under these regulations, each depository institution is assigned to a risk category based upon capital and supervisory measures. Depending upon the risk category which is assigned, the depository institution is then assessed insurance premiums based upon its deposits. Some depository institutions are entitled to apply against these premiums a credit that is designed to give effect to premium payments, if any, that the depository institution may have made in certain prior years. The new assessment schedule will noy have a material effect upon the earnings or financial condition of the Bank.

USA Patriot Act of 2001

In October, 2001, the USA Patriot Act of 2001 was enacted in response to the terrorist attacks in New York, Pennsylvania and Northern Virginia which occurred on September 11, 2001. The Patriot Act is intended is to strengthen U.S. law enforcements’ and the intelligence communities’ abilities to work cohesively to combat terrorism on a variety of fronts. The continuing and potential impact of the Patriot Act and related regulations and policies on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws, and imposes various regulations, including standards for verifying client identification at account opening, and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

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Federal Reserve System

Pursuant to regulations of the Federal Reserve, savings and loan associations are required to maintain average daily reserves at mandated ratios against their transaction accounts. In addition, reserves must be maintained on certain non-personal time deposits. Because reserves must be maintained in the form of vault cash or in a non-interest bearing account at the Federal Reserve Bank of Richmond, the effect of the reserve requirement is to reduce the amount of the Bank’s interest earning assets. As of December 31, 2006, the Bank met its reserve requirements.

Other Laws

The Bank’s relationship with its depositors and borrowers is also regulated to a great extent by both federal and Commonwealth of Virginia laws especially in such matters as the ownership of deposit accounts, interest rates on mortgages and the form and content of contractual documents affecting these relationships.

D. Lending Activities

General

The Bank’s lending activities have changed significantly in recent years as it has increasingly shifted away from residential real estate lending in favor of consumer and commercial lending. The primary factors influencing this change are the intense competition from mortgage banking companies for fixed rate conventional loans, opportunities for commercial lending created by the acquisition of regional banks and a favorable economic climate for consumer lending.

The primary real estate lending activity of the Bank has been the granting of conventional first trust loans to enable borrowers to purchase or construct single family homes. The Bank offers both fixed and adjustable rate mortgages (“ARM’s”) on residential properties. The interest rates on ARM’s are subject to periodic adjustment and are indexed to the one year, three year or five year Treasury rate published by the Federal Reserve.

The following table sets forth the Bank’s loans, net of loan fees and costs, undisbursed loan funds, and the allowances for losses.

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	At December 31,
	2006		2005
Dollars in Thousands	Amount	% of Total	Amount	% of Total
Residential Real Estate
Adjustable Rate	$10,840	8.4%	$10,546	8.0%
Fixed Rate	3,513	2.7%	2,948	2.3%
Home Equity Lines of Cr. (1)	13,175	10.2%	14,762	11.2%
Balloon Loans	28,765	22.4%	25,124	19.1%
Residential Construction (2)	23,316	18.1%	24,086	18.4%
Apartment	3,185	2.5%	3,427	2.6%

Total Residential Loans	82,794	64.3%	80,893	61.6%
Other Real Estate
Non-residential Mortgages	18,072	14.0%	19,218	14.6%
Construction Loans (2)	1,030	0.8%	367	0.3%
Lines of Credit (3)	2,441	1.9%	689	0.5%
Land Loans	5,207	4.1%	4,429	3.4%

Total Other Real Estate	26,750	20.8%	24,703	18.8%

Total Real Estate Loans	109,544	85.1%	105,596	80.4%
Commercial Loans
Secured	3,662	2.8%	8,213	6.2%
Unsecured	2,260	1.8%	2,769	2.1%

Total Commercial Loans	5,922	4.6%	10,982	8.3%
Consumer Loans
Secured	12,089	9.4%	13,453	10.3%
Unsecured	923	0.7%	1,080	0.8%
Credit Cards	252	0.2%	304	0.2%

Total Consumer Loans	13,264	10.3%	14,837	11.3%

Gross Loans	128,730	100.0%	131,415	100.0%
Less:
Deferred Fees	23		36
Allowance for loan losses	(477)		(587)

Net Loans	$128,276		$130,864

(1)	Lines of credit are secured primarily by second deeds of trust and are shown net of undisbursed loan funds.

(2)	Construction loans are shown net of undisbursed loan funds.

(3)	Non-residential lines of credit are secured by non-residential real estate and are shown net of undisbursed loan funds.

8

Loan Maturity Schedule:

The following table sets forth certain information at December 31, 2006 regarding the dollar amount of loans maturing in the Bank’s portfolio based on their contractual terms to maturity. Deferred fees and costs have not been deducted from or added to the amounts of maturing loans:

	Loan Maturity Schedule
Dollars in Thousands	Residential	Non-Residential Real Estate	Commercial	Consumer Loans	Total
1 Year or less	$30,863	$8,459	$3,217	$3,971	$46,510
After 1 Year:
Year 2	6,428	3,562	1,109	2,985	14,084
Year 3 - 5	31,116	11,943	1,596	4,680	49,335
Years 6 to 10	4,679	1,146	—	1,628	7,453
Years 11 to 15	2,738	1,126	—		3,864
Years 16 & over	6,970	514	—	—	7,484

Total amounts due	$82,794	$26,750	$5,922	$13,264	128,730
Less:
Deferred loan fees					23
Allowance for loan losses					(477)

Total Net Loans					$128,276

The following table sets forth the dollar amount of loans with maturity dates after December 31, 2007 which have predetermined interest rates and which have floating or adjustable interest rates:

Dollars in Thousands	Predetermined Rates	Floating or Adjustable Rates	Totals
Residential Real Estate	$14,846	$37,085	$51,931
Non-residential Real Estate	13,988	4,303	18,291
Commercial	2,103	602	2,705
Consumer	9,093	200	9,293

Totals	$40,030	$42,190	$82,220

At December 31, 2006, 64.3% of the Bank’s loan portfolio consisted of loans secured by first mortgages on residential real estate properties. A conventional mortgage loan is one that is neither insured by the Federal Housing Authority nor guaranteed by the Veterans Administration or any other governmental agency. The vast majority of the Bank’s first mortgage loans are secured by properties located in Virginia.

The original contractual loan payment period for single family residential mortgage loans originated by the Bank normally ranges from 15 to 30 years. Historically, however, industry experience and the Bank’s own experience have indicated that the average life of such loans is significantly less than the contractual period, generally five to eight years.

9

Substantially all of the Bank’s residential mortgages have due-on-sale clauses, that are provisions giving the Bank the right to declare a loan immediately due and payable in the event that the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. The Bank exercises the due on sale clause as a means of obtaining repayment on low rate mortgages and thereby generates higher yields on its funds. Alternatively, the Bank may increase the rate of interest to the market rate upon assumption of a loan by a new purchaser.

The Bank’s underwriting standards limit loans to creditworthy borrowers, and all of the Bank’s residential mortgage lending is subject to written, non-discriminatory underwriting guidelines approved by the Bank’s Board of Directors. Detailed loan applications are designed to determine the borrower’s ability to repay and certain items on these applications are verified through the use of credit reports, financial statements and other procedures.

Appraised values are determined by on-site inspections performed by qualified appraisers approved by the Board of Directors. All appraisals on single family residences securing long-term mortgage loans meet FHLMC or FNMA guidelines and OTS regulations. Single family mortgage and constructions loans up to $500,000 may be approved by senior management. Loans above this amount require the approval of the Loan Committee or the Board of Directors, depending on the amount involved.

It is the Bank’s policy to obtain title insurance policies certifying that the Bank has a valid first lien on the mortgaged real estate. Borrowers also must obtain hazard insurance prior to closing and, when considered necessary, flood insurance policies. Borrowers are generally required to advance funds on a monthly basis together with each payment of principal and interest to a mortgage escrow account from which the Bank makes disbursements for items such as real estate taxes, hazard insurance premiums and private mortgage insurance premiums as they become due.

The types, amounts, terms of, and security for loans originated by the Bank are governed by regulation. Under OTS regulations, a real estate loan may not exceed the appraised value of the security property at the time of origination.

The Bank sells substantially all of the fixed rate residential loans it originates. These sales, that are without recourse to the Bank, are made to the FHLMC and other companies. Residential loans originated for sale in the secondary market are conformed to FHLMC/FNMA underwriting standards. Under these standards, if the amount of the loan exceeds 80% of the appraised value of the security property, the portion of the unpaid balance which exceeds 80% of the property’s value must be insured or guaranteed by a private mortgage insurance company. See Part I, Mortgage Banking Activities.

The Bank has more latitude with respect to home loans originated for inclusion in its loan portfolio. The Bank’s lending policy for home loans generally allows for principal amounts up to 90% of the appraised value of the security property without a requirement for private mortgage insurance for qualified borrowers.

10

The Bank’s policy is to make short term construction loans secured by a first lien up to a maximum of 85% of the appraised value of real estate as improved. Residential construction loans to individual home owners are generally for a term of nine months with a fixed interest rate plus additional fees. The vast majority of these construction loans are rolled-over into permanent mortgage loans. This allows the Bank to provide a complete financing package. The Bank also makes construction loans to builders at prime based rates for terms up to nine months.

Non-Residential Real Estate Loans

Non-residential real estate loans are secured by properties such as land and small office buildings in amounts between 65% and 85% of the appraised value for a maximum term of 30 years. Non-residential real estate lending poses additional risks as compared to residential real estate loans. Typically, these loans involve larger loans to single borrowers or groups of borrowers. The repayment of such loans may be dependent on the successful operation of the business and property values are subject to change depending on the market for commercial real estate buildings.

Consumer Loans

The Bank makes a large variety of secured and unsecured consumer loans for terms up to ten years. These loans are for such purposes as home equity loans, automobile purchases, short term interest only notes, and executive lines of credit secured by various forms of collateral. Increasingly in recent years many of these loans have been secured by second trust positions on the borrowers’ residence. The Bank also has a credit card program. Consumer loans were 10.3% of total loans at December 31, 2006.

Commercial Loans

Since it started a commercial lending program in 1997, the Bank has focused increased attention on the financial service needs of small businesses in its market area. It believes that community banks, such as Virginia Savings Bank, can compete effectively against large regional or national banks in this area by providing prompt and personal attention to credit requests from small businesses. Commercial loans offered by the Bank include both secured and unsecured loans. Such loans may be either open ended lines of credit or closed end amortizing loans. Although commercial loans are granted for multi-year terms, most borrowers are subject to annual credit reviews. Loans may be called in full if the credit worthiness of borrowers no longer meet the standards reflected in the Bank’s policy guidelines. Commercial loans were 4.6% of the Bank’s loan portfolio at December 31, 2006.

Non-Performing Loans and Classified Assets

The Bank’s collection policy emphasizes early and frequent personal contact with delinquent borrowers. Every effort is made to resolve delinquencies within sixty days of the due date of the first delinquent payment. Should these efforts fail, foreclosure proceedings or other action

11

to regain possession of the collateral will be initiated by the 90th day of delinquency. In limited instances, the Bank will recast the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his financial affairs. Any real estate property acquired as a result of foreclosure, or by deed in lieu of foreclosure, is classified as “real estate owned” until such time as it is sold or otherwise disposed of by the Bank to recover its investments.

No interest is accrued on loans delinquent 90 or more days. The accrual status of delinquent loans at December 31, 2006 and 2005 is reflected in the following table:

	2006	2005
Non-accrual loans	$63,903	$11,382
Accrual loans past due 90 or more days	—	—

Total Non-Performing Loans	$63,903	$11,382

Gross interest not recorded on non-accrual loans	$1,599	$868

At December 31, 2006, the Bank had an allowance for loan losses of $477,000 in recognition of the risks involved in its lending program. Management and the Board of Directors make a quarterly review of the adequacy of the loan loss reserve based on such factors as the composition of the loan portfolio and the amount and number of problem loans and other classified assets, if any. Additions to the allowance for possible losses are made by charges against income. The following table sets forth information regarding the Bank’s allowances for losses at the dates indicated, and related charge-off and recovery activities:

	2006	2005
Balance of loan loss allowance,
January 1	$587,000	$479,100
Real estate loan write down	(46,500)	—
Consumer loans charged off	(81,946)	(96,540)
Consumer loan recoveries	5,732	30,395

Net Charge-offs	(122,714)	(66,145)
Additions charged to operations	12,714	174,045

Balance of loan loss allowance, December 31	$477,000	$587,000

Ratio of net charges-offs to average outstanding loans	0.368%	0.056%

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The following table sets forth the approximate allocation of loan loss allowances to the various loan categories. While management of the Bank considers the various types of loans in the portfolio with regard to the degree of risk they present to the Bank, and uses other judgmental factors, the general loss reserves below may be used to absorb any loan losses which may occur and the allocations are not restrictive.

Allocation of the allowance for possible loan allowances:

	December 31, 2006		December 31, 2005
	Amount	% of Loans Each Category to Total Loans	Amount	% of Loans Each Category to Total Loans
Residential real estate	$106,900	64.3%	$194,400	57.9%
Non-residential real estate	239,100	20.8%	75,100	5.8%
Commercial	50,000	4.6%	251,000	25.0%
Consumer	81,000	10.3%	66,500	11.3%

Total	$477,000	100.0%	$587,000	100.0%

Federal regulations provide for three adverse asset classification categories: (i) substandard, (ii) doubtful, and (iii) loss. The regulations also include a special mention category reserved for assets which do not currently expose the Bank to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weakness deserving management’s close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset, or portion thereof, is classified loss, the institution must either establish specific allowances for loan losses in the amount equal to 100% of the portion of the asset classified loss, or charge off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution’s regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital. OTS examiners may disagree with the Bank’s classifications and amount reserved.

The Bank’s classification of assets policy provides for monthly review of all assets by senior management with a report and recommendations to the full Board of Directors. Factors included in the classification policy review are the economic environment, industry characteristics, historical trends, market position, cost controls, asset values, financial position, and cash flows. The components of risk considered within the scope of the review are the value of the collateral, timely liquidation, and internal controls.

At December 31, 2006, the Bank had $2,053,300 of classified assets as compared to $490,400 at December 31, 2005. The ratio of classified assets to total assets increased from 27 basis points at December 31, 2005 to 116 basis points at December 31, 2006.

13

The following table sets forth certain information concerning the classified assets of the Bank and the ratios of the classified assets to total assets.

	2006	2005
Classified Assets:
Loss	$—	$—
Doubtful loans	—	—
Sub-standard loans	1,114,511	490,417
Special mention loans	557,782	—

Total Classified Loans	1,672,293	490,417
Other Repossessed Assets	380,958	—

Totals	$2,053,251	$490,417

Percentage of Total Assets	1.16%	0.27%

E. Mortgage Banking Activities

The Bank’s policies for interest rate risk and asset/liability management limit the amount of long-term fixed rate loans that it may hold for loan portfolio purposes. These limitations were established in recognition of the significant risks inherent in holding a substantial portion of the Bank’s loan portfolio in the form of fixed rate loans. Among the risks involved is that of a diminished net interest margin during periods of rising interest rates and the loss of market value. During such periods, the Bank’s cost of funds may increase rapidly without a matching increase in loan portfolio yields. Net interest income has an immediate and significant influence on the overall profitability of the Bank and on shareholders’ equity.

The Bank offers various types of fixed rate mortgages to assist its customers in the acquisition of residences. Substantially all of these mortgages are sold in the secondary market. The Bank retains servicing on all of the conventional mortgages its sells. These activities have been a relatively consistent source of non-interest income to the Bank. The following table summarizes the Bank’s secondary market activities for the years ended December 31, 2006 and 2005 and the related income:

Mortgage Banking Activity

Dollars in Thousands	2006	2005
Principal balance of loans sold	$4,194	$4,122

Loans serviced for others - ending balance	37,794	40,705

Gains on the sales of mortgages	59	77
Loan service fees	100	109
Amortization of mortgage servicing rights	(62)	(71)
Reduction in valuation allowance on mortgage servicing rights	6	50

Total	$103	$165

Percentage of total non-interest income	11.6%	17.7%

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The growth of the Bank depends upon factors related to its loan origination and mortgage banking activities. Economic conditions, particularly the level and direction of interest rate movements, affect the ability of the Bank to originate the type and amount of loans meeting its criteria for retention in its loan portfolio. Further, given the Bank’s size, it has limited resources in terms of office locations and loan origination personnel which must be allocated between portfolio loan origination and mortgage banking activities. If the Bank emphasizes portfolio growth in the allocation of resources, it may affect short term profitability by reducing the amount of gains booked on the sale of mortgage loans.

F. Investment Activities

Virginia Savings Bank invests in marketable securities for the purpose of maintaining a prudent level of liquidity and to derive interest income. Investment decisions are made by authorized officers of the Bank under the guidelines provided by the Board of Directors. The following table sets forth the carrying value of the Bank’s investment securities and mortgage backed securities at the dates indicated:

Investment Portfolio

	December 31,
Dollars in Thousands	2006	2005
Investment Securities
Federal Agency Bonds	$33,997	$33,996
Mortgage backed securities	13	22

Total	$34,010	$34,018

15

The following table indicates the scheduled maturities, carrying values and weighted average yields for the Bank’s various investments as of December 31, 2006:

	Maturing
Maturities as of December 31, 2006	After One but Within Five Years		After Five Years
Dollars in Thousands	Amount	Yield	Amount	Yield
Investment Securities
Federal Agency Bonds*	$33,997	3.50%	$—	—
Mortgage backed securities	—	—	13	5.00%

Totals	$33,997	3.50%	$13	5.00%

*	All of the agency bonds are structured securities that are callable at the option of the issuer. The probability of the bonds being called is related to the bond's interest rate relative to the market rate for comparable new issues. The call intervals of these bonds is indicated below:

Balance
Agency Bond Call Intervals
One Month	$1,000
Three Months	24,000
Six Months	7,998
Twelve Months	999

$33,997

G. Sources of Funds

General

Deposit accounts are among the major sources of the Bank’s funds for lending and investment purposes. In addition to deposits, Virginia Savings Bank derives funds from loan repayments, proceeds from sales of loans, and advances from the FHLB of Atlanta. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings are used to compensate for reductions in the availability of other sources of funds. At December 31, 2006, the Bank had a pre-approved credit limit from the FHLB of Atlanta which is 22% of its total assets as reported on its OTS Thrift Regulatory Report as of each quarter end. As of December 31, 2006, the Bank’s credit limit from the FHLB of Atlanta was approximately $39.7 million. The Bank also has a $4.6 million credit facility from the Community Bankers’ Bank of Richmond, Virginia for the purchase of federal funds which may be outstanding for a maximum period of thirty days.

Deposits

Deposits in the Bank as of December 31, 2006, are represented by various types of household and commercial programs. The Bank offers a number of deposit accounts including passbook, money market, interest-bearing checking accounts, and certificates of deposit with terms from three months to five years. Deposit accounts vary as to terms, with the principal terms being the minimum balance required, the period the funds must remain on

16

deposit and the interest rate offered. The following table sets forth the composition of the Bank’s deposit accounts by dollar amount and average rate paid at the end of the past two years:

	At December 31,
	2006		2005
Dollars in Thousands	Amount	Average Rate	Amount	Average Rate
Type of Account
Interest Bearing Demand	$22,794	0.16%	$24,817	0.17%
Non-interest Bearing Demand	10,079	0.00%	9,703	0.00%
Money Market	3,034	0.74%	3,514	0.74%
Savings	19,033	1.09%	25,072	0.85%
Certificates of Deposit:	84,660	4.43%	72,963	3.51%

Total Deposits	$139,600	2.88%	$136,069	2.09%

At December 31, 2006, the Bank had certificates of deposit with balances of $100,000 or more with remaining terms to maturity as follows:

Certificates of Deposit of $100,000 or More

Dollars in Thousands	Balance	Rate
Three months or less	$3,770	4.71%
Over 3 through 6 months	4,802	4.94%
Over 6 through 9 months	3,968	4.96%
Over 9 through 12 months	4,055	4.62%
Year ended 12/31/2008	1,634	4.40%
Year ended 12/31/2009	407	4.00%
Year ended 12/31/2010	569	4.45%

Total	$19,205	4.75%

Borrowings

The Bank obtains advances from the FHLB of Atlanta upon the security of the FHLB capital stock it owns and other collateral. Such advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities, and the FHLB of Atlanta prescribes acceptable uses to which the advances may be put as well as limitations on the size of such advances. FHLB advances have from time to time been available to meet seasonal and other withdrawals of savings accounts and to expand lending.

17

The following table presents the Bank’s borrowing activities for the past two years:

Short-Term Borrowings

(Advances from Federal Home Loan Bank of Altanta)

Dollars in Thousands	2006	2005
Balance at December 31	$23,000	$31,000
Weighted average interest rate at year end	5.44%	4.40%
Maximum amount outstanding at any month end	32,000	31,000
Average outstanding for the year	25,858	19,068
Weighted average rate during the year	5.26%	3.71%

H. Service Corporation

The Bank is permitted by current Federal regulations to invest an amount up to 2% of its assets in stock, paid-in surplus and unsecured loans in service corporations. At December 31, 2006, the Bank owned 100% of the 25 shares outstanding of Virginia Savings Service Corporation. The Virginia Savings Service Corporation, with 1,000 shares authorized and 25 shares issued and outstanding at $10,000 per share, has been inactive since 1997.

I. Employees

The Bank had fifty-five full-time employees, including its executive officers, and one part-time employee at December 31, 2006. The employees are not represented by a collective bargaining agreement, and the Bank has always enjoyed harmonious relations with its personnel.

Item 2.	DESCRIPTION OF PROPERTY

The Bank’s business is conducted in five offices in Virginia. As of December 31, 2006, the approximate total net book value of the premises and furniture and fixtures owned by the Bank was $3,500,000. In addition to its main office at 600 Commerce Avenue, Front Royal, Virginia, the Bank owns full service branch facilities located at 1001 Main Street, Woodstock, Virginia, 234 Weems Lane, Winchester, Virginia, 202 West Boscawen Street, Winchester, Virginia, and 33230 Old Valley Pike, Strasburg, Virginia.

Item 3.	LEGAL PROCEEDINGS

The Bank is not a party to nor is its property the subject of any material legal proceedings other than routine proceedings incidental to its business. There is no litigation threatened against the Bank at this time to the knowledge of management.

18

Item 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of the year ended December 31, 2006.

PART II

Item 5.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established market in the Bank’s common stock. The common stock is not listed on any organized exchange nor are there any market makers to promote the sale of the shares. There are no regularly quotes bid and asked prices for the common stock. Trading in the common stock has been very thin and occurs privately and in transactions generally involving a small number of shares. The following table presents information concerning sales of the Bank’s common stock known to management of the Bank. The information set forth below may not be representative of all transactions during the indicated periods or the actual fair market value of the common stock at the time of such transactions due to the infrequency of trades and the limited market for the shares.

	Common Stock Sales
	2006	2005
Number of Sales	19	23
Shares Traded	122,070	13,613
Price Range:
High	$22.00	$13.50
Low	$10.00	$12.50
Average Price	$11.27	$12.96

At December 31, 2006, there were approximately 550 holders of the Bank’s common stock.

The Bank has paid annual cash dividends from 1990 through 2005. In 2005, the dividend rate was 37.5¢ per share after adjustment for a two for one stock split declared in May, 2006. Beginning in 2006, the Bank began making quarterly dividend payments to the holders of common stock. The quarterly dividend rate for payments made in May, August and November of 2006 was 9.375¢ per share. The Bank expects to continue to pay regular cash dividends in the future but there is no assurance as to future dividends because they depend on future earnings, capital requirements, and financial condition. In addition, the payment of dividends is subject to the restrictions noted in Part I, Regulations and Supervision, Capital Distribution Regulations.

19

Item 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The information required by this item is contained in the Bank’s 2006 Annual Report to Shareholders which is being filed as Exhibit 13 to this Report on Form 10-KSB and is incorporated herein by reference.

Item 7.	FINANCIAL STATEMENTS

The information required by this item is contained in the Bank’s 2006 Annual Report to Shareholders which is being filed as Exhibit 13 to this Report on Form 10-KSB and is incorporated herein by reference.

Item 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

Item 8A	CONTROLS AND PROCEDURES

The information required by this item is contained in the Bank’s 2006 Annual Report to Shareholders which is being filed as Exhibit 13 to this Report on Form 10-KSB and is incorporated herein by reference.

Item 8B	OTHER INFORMATION

RECENT SALES OF UNREGISTERED SECURITIES

None

Part III

Item 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND; CORPORATE GOVERNANCE; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The Bank has adopted a code of ethics that applies to its chief executive officer and to its chief financial officer. The Bank’s written code of ethics is attached to this report as Exhibit 14. The Bank will provide without charge a copy of its code of ethics to any person. Copies of the written code of ethics are available by written or telephonic communication to the Bank’s chief financial officer.

20

For other information with respect to the directors and executive officers of the Bank and certain committees of the Bank, see the information set forth in the Bank’s Proxy Statement for the 2007 Annual Meeting of Shareholders, which is incorporated herein by reference.

Item 10.	EXECUTIVE COMPENSATION

The information required by this item is contained in the Bank’s Proxy Statement issued in connection with the Bank’s 2007 Annual Meeting of Shareholders, and is incorporated herein by reference.

Item 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this item is contained in the Bank’s Proxy Statement issued in connection with the Bank’s 2007 Annual Meeting of Shareholders, and is incorporated herein by reference.

Item 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by this item is contained in the Bank’s Proxy Statement issued in connection with the Bank’s 2007 Annual Meeting of Shareholders, and is incorporated herein by reference.

Item 13.	EXHIBITS

The following exhibits are filed as part of this Form 10-KSB and this list includes the Exhibit Index:

Exhibit Number	Description

13	2006 Annual Report to Shareholders

14	Code of Ethics

21	List of Subsidiaries*

31-1	Rule13a-14(a)/15d-14(a) CEO Certification

31-2	Rule 13a-14(a)/15d-14(a) CFO Certification

32	Section 1350 Certification

*	Reference is made to Item 1, Section 1-H, Service Corporation which contains information concerning the Bank’s only subsidiary.

21

Item 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by this item is contained in the Bank’s Proxy Statement issued in connection with the Bank’s 2007 Annual Meeting of Shareholders, and is incorporated herein by reference.

22

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VIRGINIA SAVINGS BANK, F.S.B.

By:	/s/ W. Michael Funk
W. Michael Funk
Executive Vice President Chief Executive Officer

Date:	March 30, 2007

In accordance with the Exchange Act, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francis D. Hall Francis D. Hall,	Chairman of the Board Director	March 30, 2007

/s/ J. William Gilliam J. William Gilliam	President Director	March 30, 2007

/s/ W. Michael Funk W. Michael Funk	Executive Vice President Chief Executive Officer Director	March 30, 2007

/s/ Samuel J. Baggarly Samuael J. Baggarly	Secretary Director	March 30, 2007

/s/ David L. Wines David L. Wines	Treasurer Director	March 30, 2007

/s/ Kent E. Coons Kent E. Coons	Director	March 30, 2007

/s/ Webb R. Davis Webb R. Davis	Director	March 30, 2007

Arnold . Williams, Sr. Arnold M. Williams, Sr.	Director	March 30, 2007

/s/ Noel F. Pilon Noel F. Pilon	Senior Vice President Chief Financial Officer	March 30, 2007

23

Exhibit 13

ANNUAL REPORT

YEAR ENDED

DECEMBER 31, 2006

FIVE YEARS AT A GLANCE

($ in Millions)

LETTER TO SHAREHOLDERS

March 31, 2007

Dear Shareholder,

After the aggressive growth we achieved in the two prior years (Assets increased 33% over those two years.) we reached a point where we needed to catch our breath and focus on other critical issues important to our continued growth. In particular, we began a search for a new branch site at the northern end of our tri-county market area. Our expansion plans called for additional capital because our 2004 – 2005 growth spurt left us adequately capitalized but with insufficient capital surplus to grow much further. In the first quarter of 2006, we completed a private placement of preferred stock to a qualified investor that bolstered our capital by $1,000,000.

Our capital planning continued when we sought and received your approval to authorize an additional 4,000,000 shares of common stock. We used approximately 950,000 of those newly authorized shares when the Board of Directors declared a two for one split that was effective on May16 of last year. The other capital management direction we took was to move from an annual dividend payment to a quarterly dividend payment schedule. This was a long overdue change to our dividend policy that gives the board and management a better tool to budget and manage the Bank’s capital resources.

Last year was not a year that was favorable to banking. The Federal Open Market Committee (“FOMC”) raised interest rates seventeen times over a period of several years through its June 29, 2006 meeting. In contrast to previous interest rate cycles, long term interest rates did not move upward with short term rates and the yield curve became inverted with short term rates higher than long term rates. An inverted yield curve is the worst of all worlds for banks. Short term rate increases drive the cost of deposits and borrowings up while loan rates remain relatively static leading to compressed net interest margins. We did not escape the pincer movement. Our 2006 net income decreased $139,000, about 9%, from 2005’s earnings. More than anything else, it was compression of our net interest margin that caused our earnings to decrease (See Table #3.). Our net interest margin increased by only $195,000 in 2006 over 2005. That compares to a $565,000 increase to our net interest margin in 2005 over 2004.

Despite the slowdown in earnings that most likely will continue into 2007, we remain upbeat and positive about the Bank’s future. We completed our search for a branch site in the Winchester market area and are very close to finalizing the purchase. We expect to have the building plans and the bidding process completed in time to get construction underway by mid-year. The new branch should be completed, furnished and staffed in time for an early 2008 grand opening.

We have also taken a new strategic direction in our mortgage banking operations. Historically, we have originated and sold conventional fixed rate home mortgages to a major institutional investor, the Federal Home Loan Mortgage Corporation. In the latter half of 2006, we began to explore other outlets for mortgage loan sales. Our Mortgage Lending Department has established correspondent relationships with other investors that will enable us to expand the breadth of our home mortgage product offerings to borrowers in our market area. The first loan closings in this product line occurred in January 2007 and we expect our volume to expand as the current year progresses.

In closing, thank you for your generous support in the past, and we again ask for your continued support as customers and goodwill ambassadors for the Bank.

Respectfully yours,

/s/ W. Michael Funk
W. Michael Funk
Executive Vice President
Chief Executive Officer

SELECTED FINANCIAL DATA	Table 1

Dollars in thousands except per share data

Years Ended December 31	2006	2005	2004	2003	2002
Results of Operations*:
Total Interest Income	$11,206	$9,239	$7,643	$7,726	$7,914
Total Interest Expense	4,828	3,056	2,025	2,443	3,127
Net Interest Income	6,378	6,183	5,618	5,283	4,787
Provision for Loan Losses	13	174	85	66	88
Other Income	888	933	963	1,183	1,248
Operating Expenses	4,922	4,564	4,399	3,935	3,551
Income Taxes	912	819	761	892	879
Net Income	$1,419	$1,558	$1,337	$1,573	$1,517
Per Share Data:
Net Income, Basic and Diluted	$0.72	$0.82	$0.71	$0.83	$0.80
Book Value	7.25	6.29	5.84	5.52	4.94
Common Stock Dividends Declared	0.28	0.38	0.38	0.25	0.18
Dividend payout ratio	39.1%	45.7%	53.2%	30.1%	21.9%
Financial Condition
Year End Balances:
Total Assets	$177,047	$179,704	$150,796	$135,572	$124,682
Loans Receivable	128,276	130,864	104,755	87,816	87,575
Investments	34,010	34,018	34,024	36,519	19,058
Deposits	139,604	136,070	128,165	124,602	114,752
Borrowed Funds	23,000	31,000	11,000	—	—
Stockholders' Equity	13,774	11,946	11,100	10,475	9,377
Ratios:
Return on Average Assets	0.79%	0.94%	0.93%	1.14%	1.27%
Return on Average Equity	10.72%	13.81%	12.65%	15.97%	17.03%
Average Equity to Average Assets	7.38%	6.83%	7.37%	7.11%	7.45%

*	Numbers may not add down due to rounding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview of Performance

The total assets of Virginia Savings Bank, F.S.B., (the “Bank”) decreased by $2.7 million, a 1.5% decrease from December 31, 2005 total assets. Earning assets, which are detailed below, decreased by $3.5 million.

Earning Assets	Table 2
$1,000’s

	2006	2005	Difference	% Diff.
Interest earning deposits	$1,132	$1,437	$(305)	-21.2%
Federal funds sold	220	178	42	23.6%
Investment securities	33,997	33,996	1	0.0%
Mortgage backed securities	13	22	(9)	-40.9%
Loans held for sale	738	1,104	(366)	-33.2%
Loans receivable	128,276	130,864	(2,588)	- 2.0%
FHLB of Atlanta stock	1,395	1,697	(302)	-17.8%

	$165,771	$169,298	$(3,527)	- 2.1%

As Table 2 above indicates, a significant portion of the decrease in earning assets resulted from a decrease in loans receivable. Cash loan disbursements, including draws on new and previously existing lines of credit, totaled $73.4 million in 2006 as compared to $105.9 million in 2005. Loan principal and lines of credit repayments were $76.1 million in 2006, a $1.5 million decrease from 2005. Balances in interest earning assets and loans held for sale fluctuate from day to day therefore differences in these balances on the last day of the years are not significant.

The Bank’s holdings of Federal Home Loan Bank of Atlanta (“FHLB”) stock decreased by $302,000 because of the Bank’s decreased use of borrowings from the FHLB in 2006. We are required to hold FHLB stock equal to 4.5% of our outstanding borrowings from the FHLB. See Notes 5 and 9 to the accompanying Consolidated Financial Statements.

During 2006, the Bank had modest growth in deposits. Deposits increased by $3.5 million, a 2.6% increase from the prior year. Certificate of deposit accounts increased by $11.7 million, a 16.0% increase over 2005. All other deposit accounts decreased by a total of $8.2 million. Checking accounts and money market accounts are decreased by a total of $2.1 million. Savings accounts are decreased approximately $6.1 million. Anecdotal evidence suggests that part of the decrease in savings accounts resulted from in-house transfers into certificate of deposit accounts as interest rates increased during 2006.

Net income for 2006 was $1,419,000, a decrease of 8.9% from 2005’s earnings of $1,558,000. Through June 30, the Bank reported net income on a quarterly basis that increased by 10% or more over the same quarter in 2005. In the second half of 2006, net income decreased not only in comparison to prior year but also in comparison to the first half of the year. As Table 3 below indicates, the Bank’s net interest margin came under increasing pressure as the year progressed.

Net Interest Margin (“NIM”) by Quarters	Table 3
$1,000’s

	2006			2005
	Interest Income	Interest Expense	NIM	Interest Income	Interest Expense	NIM
Qtr. 1	$2,688	$1,063	$1,625	$2,013	$586	$1,427
Qtr. 2	2,803	1,187	1,616	2,190	690	1,500
Qtr. 3	2,860	1,241	1,619	2,414	807	1,607
Qtr. 4	2,855	1,337	1,518	2,622	973	1,649

Year	$11,206	$4,828	$6,378	$9,239	$3,056	$6,183

Differences - 2006 less 2005

	Interest Income	Interest Expense	NIM
Qtr. 1	$675	$477	$198
Qtr. 2	613	497	116
Qtr. 3	446	434	12
Qtr. 4	233	364	(131)

Year	$1,967	$1,772	$195

Three primary factors affected the 2006 profitability trend. After increasing $2.7 million in the first half of the year, loans receivable decreased $5.3 million in the second half of the year which slowed down growth in interest income. Secondly, the FOMC last raised the federal funds rate on June 29, 2006 after seventeen consecutive increases. As a consequence, the bank prime rate, that moves in lock step with the federal funds rate, did not change in the second half of the year. Further exacerbating the pressure on our net interest margin was competition for deposit accounts in the Bank’s market area that has been fierce and was centered on high rate certificates of deposit. While the prime rate on loans was static for the second half of the year, our average cost of funds increased by forty four basis points. Management does not anticipate any significant changes in these factors during the first half of 2007. FOMC watchers do not expect the Committee to lower the federal funds rate until the second half of 2007.

The Bank’s capital to assets ratio improved from 6.65% at December 31, 2005 to 7.78% at December 31, 2006. The increase in the capital ratio was due in part to the Bank’s issuance of $1.0 million of preferred stock, and in part due to growth in retained earnings from earnings net of dividend payments. At December 31, 2005 the Bank was adequately capitalized under regulatory guidelines but regained a well capitalized status at March 31, 2006.

Critical Accounting Policies

Almost all of the Bank’s significant accounting policies and procedures rely upon the availability of well defined accounting data which are processed and recorded according to non-controversial accounting principles generally accepted in the United States. These accounting practices include routine accruals of income and expense items, the amortization of deferred expense items, the accretion of deferred income items and the depreciation of premises and equipment.

There are, however, three areas of accounting policy and practice that depend upon the development of accounting estimates that are less data driven and much more dependent upon management’s judgment. These are the allowance for loan losses, valuation of mortgage servicing rights, and the evaluation of investment securities for other than temporary impairment.

The Financial Accounting Standards Board (“FASB”) Statement Number 114, “Accounting by Creditors for Impairment of a Loan”, provides guidelines for the valuation of impaired loans. More extensive guidelines have been published by bank regulatory bodies. The latter provides for the classification of problem loans as sub-standard, doubtful and loss. There is also a regulatory special mention category for performing loans that are the subject of heightened management concern as potential problem loans. At December 31, 2006, the Bank had no impaired loans as that term is defined in FASB 114.

Under FASB Statement Number 5, “Accounting for Contingencies”, loan loss allowances on large groups of homogeneous loans are provided based upon the Bank’s historical loss experience for similar types of loans and other factors. The Bank maintains its reserve for loan losses in accordance with a Board of Director approved policy that establishes a range of reserve levels for the various types of loans in its portfolio.

While management segments the loan portfolio into several categories for purposes of evaluating the adequacy of loan loss allowances and makes tentative allocations of reserves to specific loan products, all general loss reserves are available to absorb losses from any sector of the loan portfolio.

FASB Statement Number 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, requires that mortgage servicing rights be evaluated for impairment on a periodic basis. It has been the Bank’s policy to make such evaluations on a quarterly basis preparatory to the publication of public and regulatory financial reports. Impairment evaluation of mortgage servicing rights is a complex process involving several key assumptions. Among the factors considered are: the original contract term of the underlying mortgages, the contractual interest rates, the remaining term of the mortgages, current interest rates and management’s original and current assumptions as to the anticipated life of the mortgages.

The anticipated life of the mortgages, generally referred to as the pre-payment speed, is the most critical assumption made by management both in the original recording of the mortgage servicing rights and in subsequent impairment evaluations. The longer the mortgage life, the higher the value of the mortgage servicing rights because the servicing rights will continue to generate income into the future in the form of loan servicing fees. The Bank obtains published pre-payment speeds for similar conventional mortgage loans that match the Bank’s contract interest rates, year originated, and the original terms of the loans serviced. Such data was used by management in its December 31, 2006 measurement of impairment of its mortgage servicing rights. At that date, the Bank’s mortgage servicing rights were not impaired and no valuation allowance was recorded on the Bank’s books.

The Bank reviews its investment securities portfolio on a quarterly basis to identify and evaluate investments that have indications of possible impairment. Such securities are written down to their net realizable value when there is impairment in value that is other than temporary. The determination of whether or not other than temporary impairment exists is a matter of judgment. The Bank has determined that the gross unrealized losses on investment securities as of December 31, 2006 are temporary in nature and are related to increases in market interest rates since the securities were purchased. Factors considered in determining whether a loss is temporary include the length of time and the extent to which fair value has been less than the cost basis, the financial condition and credit quality of the security issuer, and the Bank’s ability to hold the investment securities for a period of time sufficient to allow for any anticipated recovery in market value.

Financial Condition

Assets

The total average earning assets of the Bank were $168.8 million for 2006 as compared to average earning assets of $154.8 million for the year ended December 31, 2005. Substantially all of the $14.0 million of growth in average assets during 2006 occurred in loans receivable. The average balance of loans receivable increased by $13.3 million, an 11.2% increase over 2005. The following table indicates the changes in loans receivable by type of loan:

Average Balances	Table 4
$1,000’s

	2006	2005*	Difference	% Diff.
Loans Receivable
Residential real estate	$81,785	$72,580	$9,205	12.7%
Other real estate	25,680	24,196	1,484	6.1%
Consumer	14,325	14,252	73	0.5%
Commercial—secured	8,065	5,836	2,229	38.2%
Commercial—unsecured	2,839	2,463	376	15.3%

Gross Loans Receivable	132,694	119,327	13,367	11.2%
Loan loss allowances & other	(520)	(501)	(19)	3.8%

Loans Receivable, net	$132,174	$118,826	$13,348	11.2%

*	Adjusted to reflect certain reclassifications made early in 2006 not affecting total loans receivable.

See Note 3, Loans Receivable, to the accompanying Consolidated Financial Statements for the year end balances in loans receivable.

The remaining earning assets of the Bank consist of interest earning deposits, investment securities, mortgage backed securities and Federal Home Loan Bank stock. The average balances of these earning assets increased by an aggregate amount of $639,000.

Liabilities

The average balance of interest bearing liabilities was $153.2 million for 2006 compared to $139.2 million for 2005. The difference, $14.0 million, represents a 10.1% increase.

Average balances in checking, money market and savings accounts decreased by an aggregate amount of $7.5 million. Management estimates that approximately 20% of these balances transferred into certificate of deposit accounts. The resurgence of the stock market and aggressive pricing by competing financial institutions lured funds away from the Bank and account for the decrease in these transaction accounts.

As the FOMC continued to increase interest rates during the first half of 2006, interest rates on certificates of deposit increased in the Bank’s market area. The FOMC’s rate increases also drove up the cost of wholesale funding to the point where it was no longer a viable alternative to the Bank taking on new certificates of deposit. Certificate of deposit average balances increased by $14.8 million during the year just ended. See Note 8 to the Consolidated Financial Statements.

During 2006, the average balance of FHLB borrowings increased by $6.8 million. Despite this overall increase in FHLB advances in 2006, the Bank reduced its use of borrowings in the second half of the year. During the first half of 2006, the Bank’s average balance of advances was increased by $13.5 million over prior year.

Asset Quality

Asset quality refers to the underlying credit characteristics of borrowers and the likelihood that defaults on contractual loan payments will result in charge-offs of loan balances. Asset quality is generally a function of economic conditions, but can be managed through conservative underwriting and sound collection policies and procedures. At December 31, 2006, the Bank had problem assets of approximately $2.1 million, or 1.16% of total assets. During 2006, the most significant increase in problem assets occurred in real estate loans, none of which have loan-to-value ratios in excess of 80%. Management believes that these loans are adequately collateralized and lack other risk characteristics that would warrant an addition to the loan loss allowance. At year end 2005, problem assets were $490,000 and equaled 0.27% of assets. Non-accrual loans, for which only cash income is recognized, were $64,000 at December 31, 2006 as compared to $11,000 of non-accrual loans at the end of 2005. In addition to the guidelines under generally accepted accounting principles for loan loss allowances, in December 2006, federal bank regulators issued updated guidelines for the determination of loan loss allowances. Management believes that its loan loss allowance determination methodology complies with both sets of guidelines and that the allowances so determined are adequate and appropriate to the risk factor inherent in the Bank’s loan portfolio. See Footnote 1-P which discusses the concentrations of credit risk concerns of Bank Management.

While overall asset quality has remained strong, deterioration in the quality of higher risk loans could have a detrimental impact and result in losses that may not be foreseeable based on current information. In addition, rising interest rates could increase the total payments of borrowers who have adjustable rate loans and could have a negative impact on their ability to pay according to the terms of their loans.

Capital Resources

The Bank is subject to the regulatory capital requirements administered by the Office of Thrift Supervision (“OTS”). Failure to meet minimum capital requirements can initiate certain actions by regulators that could have a material adverse effect on the Bank’s financial statements. The regulations require that banks maintain minimum ratios of tangible, Core and Tier 1 capital to total assets and to risk weighted assets as such assets are defined by the OTS. At December 31, 2006, the Bank met all of the capital requirements for well capitalized financial institutions.

At March 31, 2006, the Bank completed the sale of $1.0 million of preferred stock in a private placement. This helped the Bank to return to a well capitalized status after it fell to an adequately capitalized status at the end of the previous year. On March 31, 2006, the Bank had an excess of regulatory capital of approximately $950,000. By the end of the year, the Bank’s excess regulatory capital had increased to approximately $2.0 million.

Liquidity and Off Balance Sheet Arrangements

Liquidity in a financial institution refers to its ability to meet customer demands for loans and deposit withdrawals. Liquid assets include cash, interest bearing deposits at other banks, and readily marketable securities. At December 31, 2006, the Bank had cash and investment securities totaling $41.1 million that were equal to 23.2% of assets. There are $34 million of agency securities included in that amount that are classified as held to maturity. Current accounting regulations prohibit the sale of these bonds for liquidity purposes except in an extreme emergency. These bonds are, however, indirectly providing liquidity by serving as collateral for the Bank’s borrowings from the FHLB. At December 31, 2006, the Bank had $33.0 million of these bonds pledged as collateral. At the end of 2006, there were contractual maturities on loans of approximately $47 million that are receivable in one year or less. Other sources of liquidity are new deposits, and funds from operations. Funds can also be obtained through short and long term borrowings. The Bank also has approximately $39 million of pre-approved credit from the FHLB that was available on a same day basis at December 31, 2006. Outstanding borrowings from the FHLB have maturity dates between February 12, 2007 and November 13, 2007 and are readily renewable at maturity.

At December 31, 2006, the Bank had outstanding commitments to originate new loans that totaled $3.2 million. In addition, the Bank has approximately $7.9 million of construction loans in process that it expects to disburse over the next nine months. The Bank also has commitments under open-ended lines of credit of approximately $17.9 million. Under normal circumstances, a significant portion of these lines of credit will expire without being fully drawn down. The total commitment amount does not necessarily represent future cash requirements. Management does not anticipate any difficulties in funding these commitments.

The Bank has approximately $65.3 million of certificates of deposit that will mature during 2007. In recent years, the Bank has realized a high retention rate on maturing certificates of deposit. Management monitors competitive interest rates offered on certificates of deposits in its market area and generally offers attractive rates to attract new deposits and to retain existing certificate account customers. Bank management expects that it will continue to experience high retention rates on certificates of deposit in the future.

Interest Sensitivity

An important market element that may affect the core earnings of a financial institution is the sensitivity of its interest earning assets and interest bearing liabilities to interest rate changes. Interest rate sensitivity is the relationship between market interest rates and changes in net interest income due to the repricing characteristics of assets and liabilities. Net interest income can be optimized by management of the amounts of assets and liabilities repricing within a given time period. Matching the amount of assets and liabilities repricing in the same time period minimizes the effect on net interest income of rising or falling market interest rates. The Bank’s year end sensitivity position is indicated in Table 5. This report is a static gap report which provides a measurement of repricing risk in the Bank’s balance sheet as of a point in time. Repricing data for loans receivable reflect estimated loan principal repayments for fixed rate loans and balances subject to interest rate increases or decreases by maturity period for adjustable rate loans. Core deposits not having a contractual maturity are placed into repricing periods based upon management’s estimate of accounts that may be withdrawn during the various time periods. At December 31, 2006, the Bank had a negative cumulative one-year gap of $37.1 million (more liabilities repricing than assets) and could experience reduced net interest income if interest rates rise in the year 2007 and if the gap remains negative throughout the year. The current outlook is for interest rates to decrease slightly in the second half of 2007.

Interest Sensitivity	As of December 31, 2006	Table 5
Dollars in thousands

	3 Months or less	4 - 6 Months	7 - 12 Months	Over 1 Year & Not Classified	Total
Assets
Rate Sensitive Assets:
Residential Real Estate Loans	$36,438	$2,701	$3,747	$39,908	$82,794
Loans Held For Sale	738				738
Non-Residential Real Estate Loans	6,945	1,156	2,510	16,139	26,750
Commercial Loans	2,680	444	696	2,103	5,923
Consumer Loans	1,829	831	1,511	9,092	13,263
Investment Securities	13			33,997	34,010
Federal Home Loan Bank Stock	1,395				1,395
Federal Funds & Overnight Deposits	1,352	—	—	—	1,352

Total Rate Sensitive Assets	51,390	5,132	8,464	101,239	166,225

Other Assets				10,822	10,822
Total Assets	$51,390	$5,132	$8,464	$112,061	$177,047

Liabilities:
Rate Sensitive Liabilities:
Checking Accounts	1,644	1,561	2,966	26,702	32,873
Money Market Accounts	152	144	274	2,464	3,034
Savings Accounts	1,903	1,713	3,083	12,333	19,032
Certificates of Deposit	17,160	16,814	31,681	19,004	84,659
FHLB Advances	23,000	—	—	—	23,000

Total Rate Sensitive Liabilities	43,859	20,232	38,004	60,503	162,598

Other Liabilities				675	675
Stockholders' Equity	—	—	—	13,774	13,774

Total Liabilities & Stockholder Equity	$43,859	$20,232	$38,004	$74,952	$177,047

Period Gap	$7,531	$(15,100)	$(29,540)	$37,109	—
% of Total Assets	4.3%	-8.5%	-16.7%	21.0%	—
Cumulative Gap	$7,531	$(7,569)	$(37,109)	$—	$—
% of Total Assets	4.3%	-4.3%	-21.0%	0.0%	—

Management’s Internal and Disclosure Controls

Management of the Bank is responsible for the preparation of the accompanying financial statements and for their integrity and objectivity. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States. Management also prepares the other information in this annual report and is responsible for its accuracy and consistency with the financial statements.

The Bank’s management has established and maintains a system of internal controls. The internal control structure is designed to provide reasonable assurances about the reliability of the financial reporting process and to provide an appropriate division of responsibilities among the

Bank’s officers and employees. Management continuously monitors the effectiveness of the internal control structure. The internal control structure is also periodically evaluated to insure that the benefits derived are cost effective.

In response to the Sarbanes-Oxley legislation, management also implemented what it believes are appropriate disclosure controls and procedures. These controls and procedures are designed to insure that management receives all pertinent information that may be required to be disclosed in its annual report. Such information is not limited to financial data but also includes non-financial information that should be considered for disclosure in the annual report.

Management believes that as of December 31, 2006 its structure of internal controls and disclosure controls and procedures are effective in meeting their intended purposes. The most recent review of these systems, conducted as of December 31, 2006, did not reveal any material deficiencies that would adversely affect the Bank’s ability to properly and accurately record and report financial data.

Forward-Looking Statements

The Annual Report of Virginia Savings Bank, F.S.B. contains forward-looking statements within the meaning of the Securities Exchange Act of 1934. All forward-looking statements involve risks and uncertainty and many factors could cause actual results to differ materially from the anticipated results or other expectations expressed in forward-looking statements. Risks and uncertainties that may affect future results include, but are not limited to, changes in the economy, interest rate movements, timely developments of technology resources for customer services and operating systems, the impact of competitive services and pricing, Congressional legislation and similar matters. Management cautions readers to not place undue reliance on forward-looking statements, which are subject to influence by the foregoing risk factors and unanticipated future events.

Results of Operations - 2006 Compared to 2005

Net Interest Margin

Net interest margin is the difference between interest income and interest expense and represents the Bank’s gross profit margin. Net interest margin is influenced by fluctuations in market interest rates and changes in both the volume and mix of average earning assets and the liabilities that fund those assets. Table 6 presents average balances, related income and expense and average yields and cost data for 2006 and 2005. Table 7 reflects changes in interest income and interest expense resulting from changes in average volume and changes in rates.

Average Balance Sheet

	For The Year Ended December 31					Table 6
	2006			2005
Dollars in thousands	Average Volume	Income/ Expense	Yield/ Rate	Average Volume	Income/ Expense	Yield/ Rate
Assets
Interest Earning Assets
Loans receivable (1)	$132,174	$9,800	7.41%	$118,826	$7,912	6.66%
Investment securities (2)	34,013	1,190	3.50%	34,021	1,191	3.50%
Other interest earning assets (3)	1,039	128	12.32%	793	87	10.97%
FHLB stock	1,577	88	5.58%	1,176	49	4.17%

Total Interest Earning Assets	$168,803	$11,206	6.64%	$154,816	$9,239	5.97%
Other Assets
Cash and due from banks	5,350			5,701
Premises and equipment, net	3,519			3,527
Accrued interest receivable	966			795
Mortgage servicing rights	297			305
Other assets	408			413

Total Other Assets	10,540			10,741

Total Assets	$179,343			$165,557

Interest-Bearing Liabilities
Checking accounts	$22,001	$37	0.17%	$22,503	$40	0.18%
Money market accounts	3,357	25	0.74%	4,511	33	0.73%
Savings accounts	21,706	200	0.92%	27,562	241	0.87%
Certificates of deposit	80,315	3,206	3.99%	65,539	2,034	3.10%
Advances from FHLB	25,858	1,360	5.26%	19,068	708	3.71%

Total Interest-Bearing Liabilities	$153,237	$4,828	3.15%	$139,183	$3,056	2.20%

Non-interest bearing deposits	$11,740			$13,795
Other Liabilities	1,126			1,292
Stockholders’ Equity (4)	13,240			11,287

Total Liabilities and
Stockholders’ Equity	$179,343			$165,557

Net Interest Income		$6,378	3.49%		$6,183	3.77%

(1)	Includes loans held for sale.

(2)	Includes mortgage backed securities

(3)	The yield on other interest earning assets is computed using average daily general ledger balances. Due to the Bank's issuance of large dollar amounts of cashier checks in 2005 and 2006, this balance is significantly less than the interest earning balances at our correspondent bank because of float.

(4)	Average balances are based on average daily balances except for Stockholders' Equity which is computed on month end balances.

Analysis of Change in Net Interest Income	Table 7

	Year Ended Dec. 31, 2006 vs 2005 Increase (Decrease) Due to
Dollars in thousands	Volume	Rate	Vol/ Rate	Total
Interest Income On:
Loans Receivable	$888	$899	$101	$1,888
Investments Securities		(1)	—	(1)
Other Int Earning Invest	27	11	3	41
FHLB Stock	17	16	6	39

Total Earning Assets	$932	$925	$110	$1,967
Interest-Bearing Liabilities
Checking Accounts	($1)	($2)	$—	($3)
Money Market	(8)	—	—	(8)
Savings Accounts	(52)	14	(3)	(41)
Certificates of Deposit:	459	582	131	1,172
FHLB Advances	252	295	105	652

Total Liabilities	$650	$889	$233	$1,772

Net Interest Income	$282	$36	($123)	$195

For the year ended December 31, 2006, the Bank’s net interest margin was $6,378,000, an increase of $195,000 from fiscal year 2005.

Interest income for the year ended December 31, 2006 increased by $1,967,000, most of which was reflected in interest on loans receivable. During the year ended December 31, 2006, an increase in the average balance of loans receivable was the primary cause of a volume related increase to total interest income of $932,000. The average balance of loans receivable increased by $13.3 million, an 11.2% increase. This increase caused interest on loans receivable to increase by $888,000. Yields on loans receivable increased by 75 basis points during 2006 causing an $899,000 increase in interest income. The combined volume and rate effect on interest on loans receivable was an increase of $101,000.

During 2006 the remaining interest earning assets of the Bank increased by $639,000 in the aggregate. Interest income from these sources increased by a net amount of $79,000.

Interest expense increased by $1,772,000 in 2006. Interest on transaction accounts, primarily checking and passbook savings accounts, decreased by $52,000 which was primarily volume related. Interest on certificates of deposit increased by $1,172,000. The average balance of certificates of deposit increased by $14.8 million causing a $459,000 volume related increase in interest expense. The average rate paid on certificates of deposit increased by 89 basis points, rising from 3.10% in 2005 to 3.99% in 2006. This rate change increased interest expense on certificates of deposit by $582,000. The combined volume and rate effect on interest expense was a $131,000 increase.

Interest on FHLB advances increased by $652,000 in 2006. The average balance of FHLB advances increased by $6.8 million in 2006 causing a $252,000 volume related increase in interest expense. The average rate paid on FHLB advances, which is indexed to the FHLB’s overnight investment rate, increased from 3.71% in 2005 to 5.26% in 2006 causing a $295,000 increase in interest expense. The combined effect of volume and rate changes was a $105,000 increase in interest expense.

The overall increase in net interest margin before loss provision was $195,000. Volume changes caused an increase in net interest margin of $282,000 and rate changes caused a $36,000 increase. The combined effect of rate and volume changes was a $123,000 decrease in net interest margin.

Provision for Loan Losses

The Bank made a $13,000 provision for loan losses in 2006 as compared to a $174,000 provision in 2005. The Bank accounts for the credit risk associated with its lending activities through its provision for loan losses. The provision is the expense recognized in the income statement to adjust the loan loss allowance to an appropriate balance as determined by the Bank’s credit risk analysis procedures. See “Critical Accounting Policies” for a discussion of the Bank’s methodology for determining loan loss allowances.

The Bank recorded a minimal provision for loan losses in 2006. During the first quarter of 2006, management conducted a review of loans receivable classified as commercial loans. That review included a re-examination of collateral types and levels versus the Bank’s loss pattern on such loans over a several year period. As a result of this review, management concluded that a reduction in the loan loss provision was warranted.

For the year ended December 31, 2006, the Bank had net charge-offs of $123,000 as compared to net charge-offs of $66,000 for the same period in 2005. The 2006 charge-off amount includes $47,000 for a single real estate loan. The remaining 2006 charge-off amount, $76,000, and all of the 2005 charge-offs were for uncollectible consumer debt.

Other Income

Other income totaled $891,000 in 2006, a $64,000 (7.8%) increase from the 2005 total of $827,000.

Income from mortgage banking activities decreased by $62,000 in 2006, a 37.6% decrease. In 2005, the Bank was able to recover prior years’ write downs of mortgage servicing rights and recorded $50,000 of such recoveries. In 2006, the amount of recovery available was only $6,000. The difference between the two years’ recoveries was $44,000. Gains on the sale of loans decreased by $18,000 in 2006. The average gain in 2006 was 1.41% of the loans sold versus 1.87% in 2005.

Mortgage Banking Activity	Table 8

Dollars in thousands	2006	2005
Principal balance of loans sold	$4,194	$4,153
Loans serviced for others - ending balance	37,794	40,705
Gains on the sales of mortgages	59	77
Loan service fees	100	109
Amortization of mortgage servicing rights	(62)	(71)
Reduction in valuation allowance on mortgage servicing rights	6	50

Total	$103	$165

Percentage of total non-interest income	11.6%	17.7%

Fees from transaction accounts increased by 17.9% or $89,000 in 2006 over 2005. Increased ATM and insufficient fund fees account for $80,000 of the overall increase in transaction account fees.

Loan fees and late charge income increased $54,000 in 2006 over 2005. Late charges increased $38,000 and other loan fees increased $27,000 while VHDA fees decreased $11,000.

Non-Interest Expense

Total non-interest expense for 2006 was $4,925,000 compared to $4,458,000 for the previous year, an increase of $467,000 in 2006 over 2005.

Salaries and employee benefits expense increased by $250,000 in 2006 over 2005. Salaries and wages increased by $104,000, or 5.2%. Payroll taxes increased at a faster pace than salaries and wages and increased by 10.8% or $19,000 in 2006. Employee benefits, group insurance and 401-K plan expense, increased by 17.1% or $46,000 over 2005’s amount. Deferred loan fee credits recorded under FASB Statement 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (“FASB 91”), decreased $81,000 because of a lesser amount of new loans booked in 2006 compared to 2005.

Directors’ fees and expenses increased by $29,000, a 16.3% increase. Meeting fees decreased by $6,000 but directors’ insurance benefits increased by $12,000. FASB 91 credits, an offset to directors’ fees and benefits, decreased by $23,000.

Professional fees decreased by 16.0% ($37,000) in 2006. Legal fees increased $55,000. Legal fees increased approximately $15,000 for general representation primarily due to Securities Exchange matters. Legal fees increased approximately $40,000 for specific representation in such matters as the issuance of preferred stock, preliminary efforts to organize a holding company and for the purchase of branch site. Audit and tax fees decreased $91,000 primarily because of costs incurred in 2005 to implement the directives of the Sarbanes Oxley Bill of 2002.

Data Processing expenses increased by $77,000 in 2006 over 2005. Computerized support for deposit account services accounted for $47,000 of the total increase. Equipment depreciation and software amortization expenses increased by $12,000 in 2006. All other data processing expenses increased by a net amount of $18,000.

Marketing expenses increased by $24,000 in 2006, primarily due to the cost of radio and television advertising.

Other expenses increased by $102,000 in 2006. Supplies and printing costs increased $28,000. FDIC insurance premiums increased $20,000 and write-offs of overdrawn deposit accounts increased $32,000. FDIC insurance premiums were unusually high in 2006 because the Bank was in an adequately capitalized status at an insurance determination date late in 2005 that affected premiums for the first half of 2006. Such premiums returned to a much lower rate when the Bank regained a well capitalized status as of March 31, 2006. All other expenses in this classification increased a net amount of $22,000.

Income Taxes

Income tax expense increased approximately $93,000 in 2006 from 2005. Current year income tax expense includes a $65,000 adjustment for a deferred tax asset that was determined to be unrealizable. The Bank’s effective tax rate (income taxes divided by income before taxes) was 39.1% in 2006 and 34.5% in 2005. In 2005, a one-time adjustment for Virginia income taxes reduced that year’s effective tax rate.

For additional information regarding income taxes, see Note 12 to the accompanying Consolidated Financial Statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Virginia Savings Bank, F.S.B.

Front Royal, Virginia

We have audited the accompanying consolidated statements of financial condition of Virginia Savings Bank, F.S.B. and subsidiary as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Virginia Savings Bank, F.S.B. and subsidiary as of December 31, 2006 and 2005 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Beard Miller Company LLP

Baltimore, Maryland

March 29, 2007

VIRGINIA SAVINGS BANK, F.S.B. and SUBSIDIARY

Front Royal, Virginia

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2006	2005
ASSETS
Cash and due from banks	$5,715,305	$5,339,560
Interest bearing deposits	1,132,167	1,437,200
Federal funds sold	220,000	178,000

Total cash and cash equivalents	7,067,472	6,954,760
Investment securities held to maturity - Note 2	34,010,265	34,017,805
Loans held for sale - Note 1F	738,286	1,103,551
Loans receivable, net of allowance for loan losses of $477,000 and $587,000 at December 31, 2006 and December 31, 2005 - Note 3	128,275,631	130,864,424
Premises and equipment, net - Note 4	3,499,654	3,525,953
Federal Home Loan Bank of Atlanta stock, at cost - Note 5	1,394,500	1,696,600
Accrued interest receivable - Note 6	1,159,620	968,560
Mortgage servicing rights - Note 7	278,538	302,000
Foreclosed real estate - Note 1H	388,699	27,241
Other assets	234,454	242,731

Total Assets	$177,047,119	$179,703,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits - Note 8	$139,604,246	$136,070,219
Advances From Federal Home Loan Bank of Atlanta - Note 9	23,000,000	31,000,000
Advances from borrowers for taxes and insurance	54,069	46,504
Other liabilities	614,366	641,242

Total Liabilities	163,272,681	167,757,965
Commitments and contingencies
Stockholders’ Equity - Note 10
Preferred stock, $10.00 par (500,000 shares authorized, 100,000 shares issued and outstanding at December 31, 2006.)	1,000,000	—
Common stock, $1.00 par (5,000,000 shares authorized; 1,899,984 shares issued and outstanding at December 31, 2006; 1,000,000 shares authorized and 949,992 shares issued and outstanding at December 31, 2005.)	1,899,984	949,992
Additional paid-in capital on common stock	1,266,014	1,266,014
Retained earnings	9,608,440	9,729,654

Total stockholders’ equity	13,774,438	11,945,660

Total Liabilities and Stockholders’ Equity	$177,047,119	$179,703,625

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANK, F.S.B. and SUBSIDIARY

Front Royal, Virginia

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2006	2005
Interest Income
Interest and fees on loans - Note 3	$9,800,369	$7,911,734
Interest and dividends on investments	1,278,117	1,240,203
Other interest income	127,497	86,707

Total Interest Income	11,205,983	9,238,644
Interest Expense
Interest on deposits - Note 8	3,467,973	2,348,078
Interest on short term borrowings - Note 9	1,359,951	708,063

Total Interest Expense	4,827,924	3,056,141

Net interest income	6,378,059	6,182,503
Less: Provision for loan losses - Note 3	12,714	174,045

Net interest income after provision for loan losses	6,365,345	6,008,458
Other Income
Loan fees and late charges	193,882	140,153
Income from mortgage banking activities	103,146	165,259
Fees from transaction accounts	586,912	498,014
All other income	6,888	23,102

Total Other Income	890,828	826,528
Non-Interest Expenses
Salaries and employee benefits - Note 11	2,499,740	2,250,190
Director compensation	206,569	177,589
Occupancy, furniture and equipment expenses	352,298	328,637
Professional fees	193,886	230,811
Data processing expenses	831,985	755,010
Marketing expenses	167,592	143,905
Other expenses	672,915	571,372

Total non-interest expenses	4,924,985	4,457,514

Income before income tax provision	2,331,188	2,377,472
Income tax provision - Note 12	911,781	819,105

Net income	$1,419,407	$1,558,367

Basic and diluted earnings per share	$0.72	$0.82

Dividends declared per common share	$0.28	$0.19

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANK, F.S.B. and SUBSIDIARY

Front Royal, Virginia

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred Stock	Common Stock	Additional Paid in Capital on Common Stock	Retained Earnings	Total Stockholders’ Equity
Balance - December 31, 2004	$—	$949,992	$1,266,014	$8,883,781	$11,099,787

Common stock dividend declared $0.19 per share				(712,494)	(712,494)
Net Income	—	—	—	1,558,367	1,558,367

Balance - December 31, 2005	—	949,992	1,266,014	9,729,654	11,945,660
Issuance of preferred stock	1,000,000				1,000,000
2 for 1 Stock split in form of a dividend		949,992		(949,992)	—
Common stock dividends declared:
$0.28 per share				(534,379)	(534,379)
Preferred stock dividends declared:
$0.56 per share				(56,250)	(56,250)
Net Income	—	—	—	1,419,407	1,419,407

Balance - December 31, 2006	$1,000,000	$1,899,984	$1,266,014	$9,608,440	$13,774,438

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANK, F.S.B. and SUBSIDIARY

Front Royal, Virginia

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2006	2005
Operating Activities:
Net Income	$1,419,407	$1,558,367
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	12,714	174,045
Loans originated for sale	(3,826,700)	(4,454,300)
Proceeds from loans sold	4,220,189	4,198,627
Gains on sale of mortgage loans	(59,322)	(77,256)
Depreciation expense	195,924	182,280
Change in allowances for losses on mortgage servicing rights	(5,979)	(49,378)
Amortization of mortgage servicing rights	62,272	70,702
Increase in interest receivable	(191,060)	(186,304)
Change in current and deferred income taxes	111,200	(60,600)
Increase (decrease) in other assets and liabilities, net	(354,615)	134,507

Net cash provided by operating activities	1,584,030	1,490,690
Cash Flows from Investing Activities:
Net redemption (purchases) of Federal Home Loan Bank Stock	302,100	(930,400)
Net decrease (increase) in loans receivable	2,444,432	(26,298,159)
Principal payments on mortgage backed securities	8,377	7,274
Purchase of premises and equipment	(169,625)	(244,738)

Net cash provided (used) by investing activities	2,585,284	(27,466,023)
Cash Flows from Financing Activities:
Net increase in deposits	3,534,027	7,905,363
Increase (decrease) in Advances from Federal Home Loan Bank	(8,000,000)	20,000,000
Issuance of preferred stock	1,000,000	—
Dividends declared	(590,629)	(712,494)

Net cash provided (used) by financing activities	(4,056,602)	27,192,869

Net increase in cash and cash equivalents	112,712	1,217,536
Cash and cash equivalents at beginning of period	6,954,760	5,737,224

Cash and cash equivalents at end of period	$7,067,472	$6,954,760

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$4,823,550	$2,972,714
Income taxes	$807,481	$905,252
Loans transferred to Foreclosed Real Estate	$361,548	$—

The accompanying notes to consolidated financial statements are an integral part of these statements.

VIRGINIA SAVINGS BANK, F.S.B. AND SUBSIDIARY

Front Royal, Virginia

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

Note 1 - Summary of Accounting Policies

A.	Principles of Consolidation - The consolidated financial statements of Virginia Savings Bank, F.S.B. (the “Bank”) include the accounts of its wholly-owned subsidiary, Virginia Savings Service Corporation (“VSSC”). All inter-company accounts and transactions have been eliminated.

B.	Business - The Bank’s primary business activity is the acceptance of deposits from the general public and the use of the proceeds for investments and loan originations. The Bank faces competition from other financial institutions and is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

C.	Basis of Financial Statement Presentation - The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of mortgage servicing rights, and the evaluation of investment securities for other than temporary impairment. See Notes D, G & K below for a discussion of the determination of those estimates.

D.	Investments and Mortgage Backed Securities Held to Maturity. The Bank accounts for investment securities and mortgage backed securities at amortized cost since management has the ability and positive intention to hold them to maturity. Amortization of related premiums and accretion of discounts is computed using a method that approximates the interest method over the life of the security. Gains and losses on the sale of investment securities and mortgage backed securities are determined using the specific identification method. Federal law requires member institutions of the Federal Home Loan Bank System to hold stock of its district Federal Home Loan Bank according to predetermined formulas. This restricted stock is carried at cost. Declines in the fair value of securities below their cost that are determined to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary losses, management considers the length of time and extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer and the intent and ability of the Bank to hold the securities until the earlier of market price recovery or until the securities mature.

E.	Loans Receivable, Net – Loans receivable that management has the intent and the ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding

Summary of Accounting Policies – Continued

balances, net of an allowance for losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) over the contractual life of the related loans.

Accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or when management has serious doubts about the further collectibility of principal or interest even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or is well secured. When a loan is placed on non-accrual status, unpaid interest previously credited to income is reversed. Interest received on non-accrual loans is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current and the loan has performed in accordance with its contractual terms for a reasonable period of time such that the ultimate collectibilty of the total contractual principal and interest is no longer in doubt.

F	Loans Held for Sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value. The fair value of loans held for sale is based on observable market prices of similar loans with comparable financial characteristics. Net unrealized losses are recognized in a valuation allowance by charges to income. Gains and losses on sale of loans are determined using the specific identification method.

G.	Allowance for Loan Losses - An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers’ ability to pay. Determining the amount of the allowance for loan losses requires the use of estimates and assumptions, which is permitted under generally accepted accounting principles. Actual results could differ significantly from those estimates. Management believes the allowance for losses on loans is adequate. While management uses available information to estimate losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly in the Commonwealth of Virginia. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

Note 1 - Summary of Accounting Policies - Continued

H.	Foreclosed Real Estate – Foreclosed real estate is reported at the fair value of the repossessed asset less estimated selling costs. Any excess of recorded investment over fair value at the time of acquisition is charged to the allowance for loan losses.

Management periodically evaluates the recoverability of the carrying value of the real estate acquired through foreclosure using estimates as described under the caption “Allowance for Loan Losses”. In the event of a subsequent decline, management provides an additional allowance to reduce real estate acquired through foreclosure to fair value less estimated disposal cost. Expenses incurred on foreclosed real estate prior to disposition are charged to expense. Gains or losses on the sale of foreclosed real estate are recognized upon disposition of the property.

I.	Transfers of Financial Assets – Transfers of financial assets, including loan and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

J.	Premises and Equipment - Premises and equipment are stated at cost less accumulated depreciation. Assets are depreciated over their estimated useful life.

K.	Loan Servicing - The Bank capitalizes as an asset mortgage-servicing rights created by the sale of loans in the secondary market. The balance includes mortgage servicing rights for loans originated and sold during the year then ended and the unamortized balance of mortgage servicing rights from loans originated and sold in prior periods.

The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using current pricing data from a correspondent purchaser. For purposes of measuring impairment, the rights are stratified based on the following predominant risk characteristics of the underlying loans: fixed rate loans with similar terms (i.e.; fifteen years, twenty years or thirty years amortization) all originated within the same fiscal year, weighted average interest rates and remaining term to maturity. The amount of impairment recognized, if any, is the amount by which the capitalized mortgage servicing rights for a stratum exceeds their fair value.

Note 1 - Summary of Accounting Policies – Continued

L.	Income Taxes - Deferred income taxes are recognized for temporary differences between the financial reporting basis and the income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

M.	Earnings Per Share

Basic net income per share was computed on the weighted average number of shares outstanding. Diluted earnings per share was computed on a weighted average basis under the “if converted” method assuming conversion as of March 31, 2006. The converted shares shown represent the conversion of the Bank’s 100,000 shares of convertible preferred stock which is convertible in the ratio of two shares of common stock to three shares of preferred stock. There was no dilutive impact as the assumed conversion was antidilutive for 2006. There were no adjustments to net income in the computation of diluted earnings per share for any of the periods presented. The following table shows the computation of basic earnings per share for the years ended December 31, 2006 and 2005.

	Years Ended December 31,
	2006	2,005
Basic and Diluted Earnings Per Share
Net Income	$1,419,407	$1,558,367
Preferred Stock Dividends	56,250	—

Net Income Available to Common Stock	$1,363,157	$1,558,367
Weighted average shares outstanding	1,899,984	1,899,984
Basic and Diluted Earnings Per Share	$0.72	$0.82

N.	All advertising costs are expensed as incurred

O.	Statements of Cash Flows - In the consolidated statements of cash flows, cash and cash equivalents include cash and due from Banks, Federal Funds Sold and Federal Home Loan Bank overnight deposits.

P.

Significant Group Concentrations of Credit Risk – The Bank has significant concentrations of credit risk in four loan products each of which individually exceed shareholders’ equity. These loan products are home equity lines of credit, balloon loans, non-residential real estate loans and builder construction loans. Of particular concern to management and the board of directors is the concentration of loans to builders for the speculative construction of homes, which approximated $20.5 million and $20.9 million

Note 1 - Summary of Accounting Policies – Continued

at December 31, 2006 and December 31, 2005, respectively. The other loan categories of loans are of less concern because these loans are primarily to owner occupants of homes and small businesses and are diversified in location and industry.

Builder construction loans are of greater concern because of the softness in the Bank’s market area for homes priced above $200,000. That softness is evident in the buildup in the inventory of unsold homes as compared to a year earlier and price deflation that continued to worsen as the year ended December 31, 2006 drew to a close. Management is closely monitoring this situation and reviews the status of each builder construction loan with the board of directors on a monthly basis. This monitoring process and the overall excellent performance of the builder group in meeting their financial obligations to the Bank mitigate against increasing the loan loss allowance for this concentration of loans.

Q.	Off-Balance Sheet Financial Instruments and Guarantees - In the ordinary course of business, the Bank is a party to off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the statement of condition when they are funded.

The Bank issues stand-by letters of credit that are unconditional commitments by the Bank guaranteeing performance by a customer to a third party. These guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions. The credit risk involved in issuing these guarantees is essentially the same as that involved in extending loans to customers.

The Bank also issues standard representations, warranties and indemnifications in the course of selling mortgage loans. Virginia Savings Bank has not been required to act on such guarantees in the past and does not believe that any payments pursuant to them would materially change the Bank’s financial condition or results or operations as presented herein.

R.	Reclassifications – Certain prior year amounts have been reclassified to conform to the current year’s method of presentation. Such reclassifications had no impact on net income.

Note 2 - Investment Securities Held to Maturity

Investment securities at December 31, 2006 and 2005 are summarized as follows:

	2006		2005
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities due beyond one year but within five years:
Federal Agency Securities	$33,997,227	$32,930,320	$33,995,967	$32,745,853
FNMA mortgage backed securities	13,038	12,776	21,838	20,701

Total Investments	$34,010,265	$32,943,096	$34,017,805	$32,766,554

The amortized cost and fair values of investment securities are as follows:

	December 31,
	2006	2005
Amortized Cost:
Federal Agency Securities	$33,997,227	$33,995,967
FNMA mortgage backed securities	13,038	21,838
Gross Unrealized Gains	—	—
Gross Unrealized Losses:
Federal Agency Securities	(1,066,907)	(1,250,114)
FNMA mortgage backed securities	(262)	(1,137)

Fair Value	$32,943,096	$32,766,554

A Federal Home Loan Bank bond, carried at $1,000,000 at December 31, 2006 is pledged to secure public deposits. Federal agency bonds carried at $33,000,000 are pledged to secure short term borrowings from the Federal Home Loan Bank of Atlanta.

Below is a schedule of securities with unrealized losses as of December 31, 2006 and 2005 all of which were in a loss position for more than 12 months. At December 31, 2006 and 2005 the Bank held 17 U.S. agency securities and 3 FNMA mortgage backed securities that were in an unrealized loss position. Management evaluates securities for other than temporary impairment no less frequently than quarterly, and more frequently when economic conditions or market concerns warrant such evaluation. The Bank has the ability and intent to hold held to maturity securities until maturity.

Note 2 - Investment Securities Held to Maturity, Continued

Management believes that unrealized losses on debt securities were primarily the result of changes in market interest rates subsequent to the purchases of the securities and not indicative of credit quality issues.

	2006		2005
Type of Security	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U. S. Agency Securities (17 securities)	$32,930,320	$1,066,907	$32,745,853	$1,250,114
FNMA mortgage backed securities (3 securities)	12,776	262	20,701	1,137

Total Temporarily Impaired Securities	$32,943,096	$1,067,169	$32,766,554	$1,251,251

Note 3 - Loans Receivable

Loans receivable consist of the following:

	December 31,
	2006	2005
Residential Real Estate Loans:
1-4 family mortages	$56,292,971	$53,379,115
1-4 family construction loans	31,170,025	36,733,316
Apartment	3,185,430	3,427,361

	90,648,426	93,539,792
Other Real Estate Loans:
Non-residential mortgages	19,151,378	21,995,574
Land loans	6,994,176	3,789,824
Lines of credit	654,096	699,300

	26,799,650	26,484,698
Commercial Loans
Secured	3,662,291	8,213,737
Unsecured	2,260,400	2,768,988

	5,922,691	10,982,725
Consumer Loans
Secured	12,088,850	13,452,866
Unsecured	922,975	1,080,094
Credit cards	251,526	304,272

	13,263,351	14,837,232
Undisbursed portion of construction loans	(7,904,354)	(14,429,015)
Deferred loan origination costs	22,867	35,992
Allowance for loan losses	(477,000)	(587,000)

	$128,275,631	$130,864,424

The following sets forth information regarding the allowance for loan losses:

	Year Ended December 31,
	2006	2005
Balance at beginning of year	$587,000	$479,100
Charge-offs	(128,446)	(96,540)
Recoveries	5,732	30,395
Provision charged to income	12,714	174,045

Balance at end of year	$477,000	$587,000

Note 3 - Loans Receivable, Continued

Loans receivable carried at $78,120,913 are pledged to secure short term borrowings from the Federal Home Loan Bank of Atlanta. The types and amounts of pledged loans are as follows:

	Loans Receivable Pledged
	Carrying Amount	Collateral Value
1-4 Family first trust mortgages	$43,119,105	$32,786,300
Home equity lines of credit	13,174,903	6,317,500
Apartment loans	3,176,431	1,588,200
Non-residential real estate loans	18,650,474	9,325,200

Total	$78,120,913	$50,017,200

Non-accrual loans totaled approximately $64,000 and $11,000 at December 31, 2006 and 2005, respectively. There are no impaired loans as defined by Financial Accounting Standards Board (“FASB”) Statement No. 114 at December 31, 2006 and 2005 or loans 90 or more days past due and still accruing interest.

Interest income that would have been recorded under original terms of non-accrual loans and the interest income actually recognized for the years ended December 31, are summarized below:

	Year Ended December 31,
	2006	2005
Interest income that would have been recognized	$4,714	$1,245
Interest income recognized	3,115	377

Interest income not recorded	$1,599	$868

The Bank is not committed to lend additional funds on the above non-accrual loans at December 31, 2006.

The Bank has extended credit to some of its directors/officers and their business interests in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparative transactions with unrelated parties.

Note 3 – Loans Receivable, Continued

A summary of the activity of these loans for the year ended December 31, 2006 is as follows:

Balance at beginning of year	$107,446
Plus new extensions of credit	13,914
Less repayments/reductions	(35,527)

Balance at end of year	$85,833

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist of outstanding mortgage loan commitments, letters of credit and lines of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position.

The contract amounts of these instruments express the extent of involvement the Bank has in each class of financial instrument.

Financial Instruments Whose Contract Amounts Represent Credit Risk

	Contract Amounts at December 31,
	2006	2005
Loan commitments	$3,197,800	$4,211,000
Standby letters of credit	703,753	578,268
Lines of credit - secured by real property	14,341,336	12,071,236
Lines of credit - secured by other collateral	766,710	2,066,533
Lines of credit - unsecured	2,818,174	2,121,114

	$21,827,773	$21,048,151

The Bank had outstanding commitments to make mortgage loans secured by real property, exclusive of the undisbursed portion of loans in process, of $3,197,800 at December 31, 2006, all of which expire within one year. These commitments consist of fixed rate loans in the amount of $1,032,800 with rates varying from 5.50% to 6.50%. There are also commitments for $505,000 of variable rate construction loans at prime plus one percentage point with a floor rate of 9.25%. Commitments to originate non-residential real estate loans total $1,660,000 and have interest rates varying between 7.25% and 9.00%.

Letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. These guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions. The Bank’s exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses essentially the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

All of these letters of credit will expire within the next nine months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending

Note 3 – Loans Receivable, Continued

loan commitments. The Bank may require collateral and personal guarantees supporting these conditional obligations as deemed necessary. Management believes that the personal guarantees would be sufficient to cover any remaining outstanding balances required under the corresponding guarantees, and no liability was recorded at December 31, 2006 or 2005.

Lines of credit are loan commitments to individuals and companies and have fixed expiration dates as long as there is no violation of any condition established in the contract. The Bank evaluates each customer’s credit worthiness on a case-by-case basis.

The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at December 31, 2006 and 2005, as a liability for credit loss. Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with off-balance-sheet credit risk.

Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank’s lending area. Commercial loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

A substantial portion of the Bank’s loans receivable are mortgage loans secured by residential and commercial real estate properties located in the Commonwealth of Virginia. Loans are extended only after evaluation by management of customers’ creditworthiness, the value of the collateral, and other relevant factors on a case-by-case basis. The Bank does not normally lend more than 90% of the appraised value of a property and generally requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%. In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for commercial and multifamily residential loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at December 31, 2006 and 2005, respectively, were $37,794,185 and $40,705,459.

Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $536,000 and $653,000 at December 31, 2006 and 2005, respectively.

Note 4 - Premises and Equipment

Premises and equipment at December 31, 2006 and 2005 are summarized by major classifications as follows:

	December 31,		Estimated Life
	2006	2005
Land	$1,138,547	$1,138,547
Buildings and improvements	2,813,913	2,776,167	5 -39 years
Furniture and equipment	1,581,056	1,449,176	3 -10 years

	5,533,516	5,363,890
Less accumulated depreciation	2,033,862	1,837,937

Total	$3,499,654	$3,525,953

Note 5 - Investment in Federal Home Loan Bank of Atlanta Stock

The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta (“FHLB”). The FHLB’s current capital plan requires member institutions to maintain capital stock based on two components. The first component is a stock requirement that is equal to 0.20% of the member’s total assets as of the preceding yearend. The second component is a stock requirement that is equal to 4.50% of the member’s outstanding borrowings. Purchases and sales of stock are made directly with the FHLB at par.

Note 6 - Accrued Interest Receivable

The components of accrued interest receivable are follows:

	December 31,
	2006	2005
Interest on loans	$721,281	$623,300
Interest on investments and interest bearing deposits	438,286	345,156
Interest on mortgage backed securities	53	104

	$1,159,620	$968,560

Note 7 - Mortgage Servicing Rights

Following is an analysis of the change in mortgage servicing rights for loans originated and sold during the year and the unamortized balance and change in excess servicing fees from loans originated and sold in prior periods. During the years ended December 31, 2006 and 2005, the only activity in the provision for losses on mortgage servicing rights account was reductions in the provision for losses recorded in prior years.

	2006	2005
Balance January 1,	$302,000	$292,000
Additions	32,831	31,324
Reduction in valuation allowance on mortgage servicing rights	5,979	49,378
Amortization	(62,272)	(70,702)

Balance December 31,	$278,538	$302,000

Note 8 - Deposits

Deposits in the Bank as of December 31, 2006 and 2005 consisted of the following:

	2006		2005
Category	Amount	Percent	Amount	Percent
Non-interest bearing deposits	$10,079,080	7.2%	$9,703,299	7.1%
Checking and money market accounts	25,828,124	18.5%	28,331,266	20.8%
Savings accounts	19,032,811	13.6%	25,071,865	18.4%
Certificates of Deposit	84,659,860	60.7%	72,962,390	53.6%
Accrued Interest	4,371	0.0%	1,399	0.0%

Total Deposits	$139,604,246	100.0%	$136,070,219	100.0%

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $19,205,000 and $13,344,000 at December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, there were no brokered deposits.

At December 31, 2006, scheduled maturities of certificates of deposit were as follows:

Year Ending December 31,
2007	2008	2009	2010	2011	Total
$65,345,196	$11,155,143	$3,073,288	$4,519,725	$566,508	$84,659,860

Interest expense on deposits is summarized as follows:

	Year Ended December 31,
	2006	2005
Checking and money market accounts	$61,750	$73,134
Savings accounts	200,571	240,776
Certificates of deposit	3,205,652	2,034,168

	$3,467,973	$2,348,078

Pursuant to regulations of the Federal Reserve, savings and loan associations are required to maintain average daily reserves at mandated ratios against their net

Note 8 – Deposits, Continued

transaction accounts. In addition, reserves must be maintained on certain non-personal time deposits. As of December 31, 2006 and 2005, the Bank’s reserve requirements were $609,000 and $729,000, respectively.

Note 9 - Advances From Federal Home Loan Bank of Atlanta

The Bank has an available line of credit with the Federal Home Loan Bank of Atlanta that is equal to 40% of the previous quarter’s ending balance of assets. The Bank’s eligibility to borrow in excess of 22% of assets is subject to its meeting certain eligibility criteria outlined in the FHLB’s credit and collateral policy. At December 31, 2006, the Bank’s available credit, under the 22% eligibility limit, was approximately $39.7 million. The borrowings on the line of credit, which has no expiration date, must be secured by lendable collateral value equal to at least 100% of the total advances outstanding. The Bank has pledged $33,000,000 of U.S. Government agency securities that are carried at par on the Bank’s books as collateral for its advances. Such securities are assigned a collateral value by the FHLB that is equal to 97% of their current market value. In addition, the Bank has pledged approximately $78 million of loans receivable as additional collateral. Such loans have been assigned a collateral value of approximately $50 million by the FHLB. Borrowings from the FHLB were $23,000,00 and $31,000,000 at December 31, 2006 and December 31, 2005, respectively and consisted of the following at December 31, 2006:

Advances from the Federal Home Loan Bank of Atlanta

Type	Amount	Maturity Date	Interest Rate
Fixed Rate	5,000,000	2/12/2007	5.42%
Fixed Rate	5,000,000	8/10/2007	5.38%
Fixed Rate	5,000,000	11/13/2007	5.41%
DRC*	8,000,000	8/10/2007	5.50%

*	Daily Rate Credit - rate adjusts daily and is approximately 30 to 40 basis points above the FHLB's overnight investment rate that is comparable to the federal funds rate.

The Bank also has a $4.6 million credit facility with the Community Bankers’ Bank of Richmond, Virginia for the purchase of federal funds which may be outstanding for a maximum period of thirty days and which has a maturity date of April 30, 2007. At December 31, 2006 and 2005, the Bank had no outstanding borrowings from the Community Banker’s Bank.

Note 10 – Stockholders’ Equity

On March 31, 2006, the Bank issued and sold 100,000 shares of Series A Convertible Preferred Stock, par value $10.00 per share, at a price of $10.00 per share in a private placement to an accredited investor as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933. The sale resulted in proceeds of $1,000,000. Annual cumulative preferred dividends of $7.50 per share are payable quarterly in cash. The preferred stock is initially convertible at the option of the holder on April 1, 2008 and on the first day of each quarter thereafter at par plus accrued but unpaid dividends. The conversion ratio is three shares of Series A Convertible Preferred Stock to two shares of the Bank’s common stock. Under the terms of the stock purchase agreement entered into with the purchaser, the Bank is obligated to reserve out of its authorized but unissued shares of common stock sufficient shares of common stock to provide for exchange of all outstanding shares of Series A Convertible Preferred Stock.

Beginning on March 31, 2008 and thereafter on the last day of each quarter, the outstanding shares of Series A Convertible Preferred Stock are redeemable at the option of the Bank at par plus accrued but unpaid dividends.

On May 18, 2006, at the Annual Meeting of Shareholders, the Bank’s shareholders approved an amendment to the Bank’s charter authorizing an increase in the total number of shares of all classes of stock from 1,500,000 shares to 5,500,000, and an increase in the number of authorized shares of common stock from 1,000,000 to 5,000,000. Subsequent to the Annual Meeting at which the foregoing charter amendment was approved, the Board of Directors approved a two for one stock split in the form of a stock dividend for shareholders of record as of May 18, 2006. All previously reported share and per share data included herein are retroactively adjusted to reflect the split.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 capital (as defined) to total assets (as defined). Management believes, as of December 31, 2006, that the Bank meets all capital standards applicable to well capitalized financial institutions.

Note 10 – Stockholders’ Equity, Continued

The Office of Thrift Supervision (“OTS”) added an interest rate risk component to the regulatory capital requirements effective January 1, 1994. The rule requires additional capital to be maintained if the Bank’s interest rate risk exposure, measured by the decline in the market value of the Bank’s net portfolio value, exceeds 2% of assets as a result of a 200 basis point shift in interest rates. As of December 31, 2006, the Bank was not subject to the interest rate risk requirement.

OTS regulations reserve the right to limit the payment of dividends and other capital distributions by the Bank. The Bank is able to pay dividends during the year to the extent that (i) following the capital distribution, the Bank will not be undercapitalized, significantly undercapitalized or critically undercapitalized (ii) the capital distribution does not raise safety or soundness concerns, and (iii) the capital distribution does not violate a prohibition in any statute, regulation, agreement between the Bank and the OTS, or a condition imposed on the Bank by the OTS.

The Bank is restricted in paying dividends on its stock to the greater of the restrictions described in the preceding paragraph, its regulatory capital requirement or the accumulated bad debt deduction.

The Bank was allowed a special bad debt deduction at various percentages of otherwise taxable income for various years through December 31, 1987. If the amounts, which qualified as deductions for federal income tax purposes prior to December 31, 1987, are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate and mortgage loans must be maintained at the December 31, 1987 level to receive current tax deductions for loan losses. Retained earnings at December 31, 2006 and 2005 include $268,000, for which no provision for income tax has been provided. The unrecorded deferred income tax liability on the above amount was approximately $102,000.

Note 10 – Stockholders’ Equity, Continued

The following table presents the Bank’s capital position based on the December 31, 2006 and 2005 consolidated financial statements.

	Capital Amounts		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
December 31, 2006	Actual Amount	% of Assets	Required Amount	% of Assets	Required Amount	% of Assets
Tangible (1)	$13,747,197	7.77%	$2,655,298	1.50%	$ N/A	N/A
Tier I (2)	12,747,197	10.39%	N/A	N/A	7,359,232	6.00%
Core (1)	12,747,197	7.20%	7,080,795	4.00%	8,850,994	5.00%
Total (2)	14,224,197	11.60%	9,812,309	8.00%	12,265,386	10.00%

			Tangible Capital	Core Capital	Total Capital
Total stockholders’ equity / Risk weighted capital			$13,774,438	$13,774,438	$13,774,438
Preferred stock			—	(1,000,000)	—
Non-includable assets			(27,241)	(27,241)	(27,241)
Allowance for loan losses			—	—	477,000

Total Adjusted Capital			$13,747,197	$12,747,197	$14,224,197

Total assets / Total risk weighted assets			$177,047,119	$177,047,119	$122,681,103
Non-includable assets			(27,241)	(27,241)	(27,241)

Adjusted Total Assets			$177,019,878	$177,019,878	$122,653,862

December 31, 2005
Tangible (1)	$11,888,219	6.62%	$2,694,693	1.50%	$ N/A	N/A
Tier I (2)	11,888,219	9.41%	N/A	N/A	7,581,253	6.00%
Core (1)	11,888,219	6.62%	7,185,847	4.00%	8,982,309	5.00%
Total (2)	12,475,219	9.87%	10,108,337	8.00%	12,635,421	10.00%

			Tangible & Core Capital		Total Capital
Total stockholders’ equity / Risk weighted capital			$11,945,660		$11,945,660
Non-includable assets			(57,441)		(57,441)
Allowance for loan losses			—		587,000

Total Adjusted Capital			$11,888,219		$12,475,219

Total assets / Total risk weighted assets			$179,703,625		$126,411,654
Non-includable assets			(57,441)		(57,441)

Adjusted Total Assets			$179,646,184		$126,354,213

(1)	To adjusted total assets

(2)	To risk-weighted assets

Note 11 - Employee Benefit Plan

The Bank has a 401(k) Retirement Savings Plan which is offered to all bank employees age twenty-one or older who have completed ninety days of service. Employees may contribute a percentage of their salary up to a maximum of 10%. The Bank may contribute up to 50% of the employee’s contribution, not to exceed 3% of the employee’s annual salary. The net cost for the years ended December 31, 2006 and 2005 was $26,068 and $28,390, respectively.

Note 12 - Income Taxes

The provision for income taxes is comprised of the following:

	Year Ended December 31,
	2006	2005
Current expense:
Federal	$737,635	$801,791
State	62,946	77,914
Deferred expense (benefit)	111,200	(60,600)

Total provision	$911,781	$819,105

A reconciliation of the statutory federal income tax rate to the effective tax rate follows:

	Year Ended December 31,
	2006		2005
Federal income tax at statutory rate	$792,604	34.0%	$808,340	34.0%
State tax net of federal income tax benefit	45,191	1.9%	32,019	1.3%
Other, net	73,986	3.2%	(21,254)	-0.9%

Effective income tax rate	$911,781	39.1%	$819,105	34.5%

	Year Ended December 31,
	2006	2005
Deferred Tax Assets:
Allowance for loan losses	$187,881	$287,731
Virginia Bonus Depreciation	897	1,192
Reserve for uncollected interest	607	329

Total gross deferred tax assets	189,385	289,252
Deferred Tax Liabilities:
Mortgage servicing rights	(105,733)	(114,639)
Accelerated depreciation	(166,130)	(162,925)
Other	(16,422)	612

Total gross deferred tax liabilities	(288,285)	(276,952)

Net deferred tax asset (liability)	$(98,900)	$12,300

Note 13 - Disclosures About Fair Value of Financial Instruments

The estimated fair values of the Bank’s financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques prescribed by the FASB and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

The carrying amount is a reasonable estimate of fair value for cash, federal funds sold and interest-bearing deposits in other banks due to the short-term nature of these investments. Fair value is based upon market prices quoted by dealers for securities and for mortgage backed securities. The carrying amount of FHLB of Atlanta stock is a reasonable estimate of fair value. Loans receivable were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. These rates were used for each aggregated category of loans as reported on the OTS Quarterly Interest Rate Risk Exposure Report. The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered on deposits of similar remaining maturities. The fair value of short-term FHLB advances is the amount payable at the reporting date.

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business, including loan commitments and letters of credit. The off-balance sheet fair values are based on fees charged for similar agreements.

Note 13- Disclosures About Fair Value of Financial Instruments, Continued

The estimated fair values of the Bank’s financial instruments are as follows:

	December 31, 2006		December 31, 2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In Thousands)		(In Thousands)
Financial Assets
Cash and cash equivalents	$7,067	$7,067	$6,955	$6,955
Investment securities held to maturity	33,997	32,930	33,996	32,746
Mortgage backed securities held to maturity	13	13	22	21
Loans held for sale	738	745	1,104	1,113
FHLB of Atlanta stock, at cost	1,395	1,395	1,697	1,697
Loans receivable, net	128,276	127,855	130,864	130,513
Accrued interest receivable	1,160	1,160	969	969
Mortgage servicing rights	279	279	302	302
Financial Liabilities
Deposits	139,604	139,201	136,070	135,510
FHLB Advances	23,000	23,000	31,000	31,000
Accrued interest payable	104	104	100	100
Financial Instruments - Off Balance Sheet	$—	$—	$—	$—

Note 14 – Related Party Transactions

The following director furnished services to the Bank during fiscal years 2006 and 2005:

Mr. Kent E. Coons provides real estate appraisal and inspections services to the Bank. Mr. Coons received $122,260 and $162,950 for those services in the years ended December 31, 2006 and 2005, respectively. All fees earned by Mr. Coons are paid by the Bank. Except for certain appraisal services performed in connection with the Bank’s owned properties, fees are collected from borrowers.

Note 15- Recent Accounting Pronouncements

FAS 156

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — An Amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The statement permits, but does not require, the subsequent measurement of

Note 15- Recent Accounting Pronouncements, Continued

servicing assets and servicing liabilities at fair value. SFAS 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006, which for the Bank will be as of the beginning of fiscal 2007. The Bank does not believe that the adoption of SFAS 156 will have a significant effect on its financial statements.

FAS 157

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. FASB Statement No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. We are currently evaluating the potential impact, if any, of the adoption of FASB Statement No. 157 on our consolidated financial position, results of operations and cash flows.

FAS 159

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for the Bank January 1, 2008. The Bank is evaluating the impact that the adoption of SFAS No. 159 will have on our consolidated financial statements.

Directors

Samuel J. Baggarly

Accountant in Private Practice

Kent E. Coons

Appraiser

Webb Davis

Owner, Davis Paving Company

W. Michael Funk

Executive Vice President &

Chief Executive Officer

Virginia Savings Bank, FSB

J. William Gilliam

Attorney

J. William Gilliam, PC

Francis D. Hall

Retired Partner

Royal Palace Cleaners & Laundry

Arnold M. Williams

Retired Appraiser

David L. Wines

Owner, Wines Bookkeeping Service

Standing Committees of the Board

Executive and Loan Committees:

Samuel J. Baggarly

Kent E. Coons

Webb Davis

W. Michael Funk

J. William Gilliam

Francis D. Hall

Arnold M. Williams

David L. Wines

Audit Committee:

Samuel J. Baggarly

Webb R. Davis

J. William Gilliam

David L. Wines

Salary and Personnel Committee:

Francis D. Hall

Arnold M. Williams

David L. Wines

Officers

Francis D. Hall	Chairman
J. William Gilliam	President
W. Michael Funk	Executive Vice President & Chief Executive Officer
Noel F. Pilon	Senior Vice President, Chief Financial Officer, & Secretary
Theresa B. Catlett	Senior Vice President & Compliance Officer
Thomas J. Boyd, III	Vice President
Donald Bush	Vice President
Lori H. Eversole	Vice President
Walter B. Stine	Vice President
James Winkfield	Vice President
Evan L. Bowman	Assistant Vice President
Sharon Coffman	Assistant Vice President
Shelva M. Grant	Assistant Vice President
Judith D. Henry	Assistant Vice President

Corporate Information

Corporate Headquarters

Accounting Loan Administration Loan Servicing Human Resources	600 Commerce Avenue Front Royal, Virginia 22630 (540) 635-4137 www.virginiasavingsbank.com

Branch Offices

600 Commerce Avenue Front Royal, Virginia 22630 (540) 635-4137	1001 Main Street Woodstock, Virginia 22664 (540) 459-2105

202 Boscawen Street Winchester, Virginia 22601 (540) 667-2660	234 Weems Lane Winchester, Virginia 22601 (540) 667-6777

33230 Old Valley Pike Strasburg, Virginia 22657 (540) 465-9292

Transfer Agent & Registrar	Independent Auditor

Virginia Savings Bank, FSB Attention: Noel F. Pilon Post Office Box 1238 Front Royal, Virginia 22630	Beard Miller Company LLP Suite 404 100 West Road Baltimore, Maryland 21204-2368

Form 10-KSB	Attorneys

A copy of the Form 10-KSB filed with the Office of Thrift Supervision may be obtained by Stockholder written request to:

Noel F. Pilon

Virginia Savings Bank, FSB

Post Office Box 1238

Front Royal, Virginia 22630

LeClair Ryan Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219

Exhibit 14

VIRGINIA SAVINGS BANK, F.S.B.

Code of Ethical Conduct for Financial Executives

In my role as a financial executive of Virginia Savings Bank, F.S.B.,

I recognize that financial executives hold an important and elevated role in corporate governance. I am uniquely capable and empowered to ensure that shareholders’ interest are appropriately balanced, protected and preserved. Accordingly, this Code provides principles to which financial executives are expected to adhere and advocate. The Code embodies rules regarding individual and peer responsibilities, as well as responsibilities to the company, the public and to shareholders.

I certify to you that I adhere to and advocate the following principles and responsibilities to the company, the public and our shareholders.

To the best of my knowledge, belief and ability:

1.	I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	I provide full, fair, accurate, timely, and understandable disclosure in SEC reports and other public communications and regulatory filings made by the company.

3.	I comply with laws, rules, and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

4.	I act in good faith, responsibly, with due care, competence, and diligence without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.	I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	I share knowledge and maintain skills important and relevant to my shareholders’ needs.

7.	I proactively promote ethical behavior as a responsible partner among peers in my work environment and community.

8.	I achieve responsible use of and control over all assets and resources employed by or entrusted to me.

9.	I agree to promptly report any violations of this code to the company’s CEO, chief financial officer and/or board of directors.

10.	I understand that I am fully accountable for adherence to this code.

(Signature)

Exhibit 31-1

CERTIFICATIONS

I, W. Michael Funk, certify that:

1.	I have reviewed this annual report on Form 10-KSB of Virginia Savings Bank, F.S.B.,

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for the periods covered by this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 131-15(f) and 15d-15(f) for the small business issuer and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information related to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared.

(b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based upon such evaluation; and

(c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially effect, the small issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operations of internal controls over financial reporting which are reasonably likely to affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in small business issuer’s internal controls over financial reporting.

March 30, 2007

/s/ W. Michael Funk
W. Michael Funk
Executive Vice President &
Chief Executive Officer

Exhibit 31-2

CERTIFICATIONS

I, Noel F. Pilon, certify that:

1.	I have reviewed this annual report on Form 10-KSB of Virginia Savings Bank, F.S.B.,

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for the periods covered by this report;

4	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 131-15(f) and 15d-15(f) for the small business issuer and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information related to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared.

(b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based upon such evaluation; and

(c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially effect, the small issuer’s internal control over financial reporting; and

5	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operations of internal controls over financial reporting which are reasonably likely to affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in small business issuer’s internal controls over financial reporting.

March 30, 2007

/s/ Noel F. Pilon
Noel F.Pilon
Senior Vice President &
Chief Financial Officer

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of Virginia Saving Bank, F.S.B. (“the Registrant”) for the year ended December 31, 2006 as filed with the Office of Thrift Supervision (“the Report”) the undersigned executive officers of the Registrant hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ W. Michael Funk
	Name:	W. Michael Funk
	Title:	Executive Vice President &
Chief Executive Officer

By:	/s/ Noel F. Pilon
	Name:	Noel F. Pilon
	Title:	Senior Vice President &
Chief Financial Officer

March 30, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The laws of the Commonwealth of Virginia pursuant to which Virginia Savings Bancorp, Inc. (the “Company”) is incorporated permit it to indemnify its officers and directors against certain liabilities. The Articles of Incorporation of the Company provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, unless he or she engaged in willful misconduct or a knowing violation of the criminal law.

Virginia law permits, and the Company’s Articles of Incorporation require, the elimination of liability of directors and officers for monetary damages arising out of any transaction, occurrence or course of conduct, with respect to any proceeding brought by or in the right of the Company or brought by or on behalf of shareholders of the Company, except for liability resulting from having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

The Company will purchase directors’ and officers’ liability insurance policies that will cover certain liabilities, within the limits of their coverage.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:

Exhibit No.	Description of Exhibit
2.0	Agreement and Plan of Reorganization, dated as of April 19, 2007, by and among Virginia Savings Bank, F.S.B., Virginia Savings Bancorp, Inc. and VSB Interim Federal Savings Bank.

3.1	Articles of Incorporation of Virginia Savings Bancorp, Inc.

3.2	Bylaws of Virginia Savings Bancorp, Inc.

5.0	Opinion of LeClair Ryan, A Professional Corporation regarding the legality of the securities being registered (and consent).

8.0	Opinion of LeClair Ryan, A Professional Corporation regarding the tax-free nature of the proposed transaction.

10.1	Employment Agreement, dated as of January 1, 2005, by and between Virginia Savings Bank, F.S.B. and W. Michael Funk.

10.2	Change in Control Employment Agreement, dated as of January 1, 2005, by and between Virginia Savings Bank, F.S.B. and W. Michael Funk.

23.1	Consent of Beard Miller Company LLP.

Exhibit No.	Description of Exhibit
23.2	Consent of LeClair Ryan, A Professional Corporation (included as part of Exhibit 5.0).

99.0	Form of proxy card of Virginia Savings Bank, F.S.B.

(b)	Financial Statement Schedules.

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 22.	Undertakings.

(a)	The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(4) That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Front Royal, Commonwealth of Virginia on April 20, 2007.

VIRGINIA SAVINGS BANCORP, INC.

By:	/s/ W. Michael Funk
W. Michael Funk
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints W. Michael Funk and Noel F. Pilon, and each of them singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Capacity	Date

/s/ W. Michael Funk	President, Chief Executive Officer	April 20, 2007
W. Michael Funk	(principal executive officer) and Director

/s/ Samuel J. Baggarly	Director	April 20, 2007
Samuel J. Baggarly

/s/ Kent E. Coons	Director	April 20, 2007
Kent E. Coons

/s/ Webb R. Davis	Director	April 20, 2007
Webb R. Davis

/s/ J. William Gilliam	Director	April 20, 2007
J. William Gilliam

/s/ Francis D. Hall	Director	April 20, 2007
Francis D. Hall

/s/ Arnold M. Williams, Sr.	Director	April 20, 2007
Arnold M. Williams, Sr.

/s/ David L. Wines	Director	April 20, 2007
David L. Wines

/s/ Noel F. Pilon	Senior Vice President and	April 20, 2007
Noel F. Pilon	Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.0	Agreement and Plan of Reorganization, dated as of April 19, 2007, by and among Virginia Savings Bank, F.S.B., Virginia Savings Bancorp, Inc. and VSB Interim Federal Savings Bank.

3.1	Articles of Incorporation of Virginia Savings Bancorp, Inc.

3.2	Bylaws of Virginia Savings Bancorp, Inc.

5.0	Opinion of LeClair Ryan, A Professional Corporation regarding the legality of the securities being registered (and consent).

8.0	Opinion of LeClair Ryan, A Professional Corporation regarding the tax-free nature of the proposed transaction.

10.1	Employment Agreement, dated as of January 1, 2005, by and between Virginia Savings Bank, F.S.B. and W. Michael Funk.

10.2	Change in Control Employment Agreement, dated as of January 1, 2005, by and between Virginia Savings Bank, F.S.B. and W. Michael Funk.

23.1	Consent of Beard Miller Company LLP.

23.2	Consent of LeClair Ryan, A Professional Corporation (included as part of Exhibit 5.0).

99.0	Form of proxy card of Virginia Savings Bank, F.S.B.